As filed with the Securities and Exchange Commission on February 15, 2005

Commission File No. 333—_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Form SB-2

Registration Statement Under The Securities Act Of 1933

Universal Guardian Holdings, Inc.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Industrial Code)	33-0379106 (I.R.S. Employer Identification No.)

Michael J. Skellern
Chief Executive Officer and President
4695 MacArthur Blvd.
Suite 300
Newport Beach, California 92660
(949) 743-9525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.
358 Patterson Blvd. S.W.
Calgary, Alberta, Canada T3H 3K1
Telephone (403) 217-5532

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Previously unregistered:
Common stock	2,600,000	$ 1.93 (3)	$ 5,018,000	$ 1,344.32
Common stock (2)	1,600,000	$ 1.93 (3)	$ 3,088,000	$ 827.28
Previously registered (4):
Common stock	1,213,000	$ 1.78 (7)	$ 2,159,140	$ 273.56(8)

Common (5)	305,362	$ 1.78 (7)	$ 543,544	$ 68.87(8)
Common (6)	18,714	$ 1.78 (7)	$ 33,311	$ 4.22(8)
Total	5,737,076		$ 10,841,995	$ 2,518,25

(1)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common stock purchase options.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of SEC Regulation C as of the close of the market on February 9, 2005, based upon the average of the high and low prices for that date.

(4)

These securities were previously registered on registration statement no. 333-114819 on form SB-2 (pre-effective amendment no. 1) filed with the SEC on May 13, 2004 and declared effective by the SEC on May 24, 2004.  Pursuant to Rule 429 of SEC Regulation C, this registration statement will act as post-effective amendment number 1 with respect to that prior registration statement.

(5)

Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common stock purchase options.

(6)

Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of series ‘A’ preferred shares of the registrant’s subsidiary, Universal Guardian Corporation.

(7)

Maximum offering price previously reported under a registration statement on form SB-2 (pre-effective amendment no. 1) filed with the SEC on May 13, 2004 and declared effective by the SEC on May 24, 2004.

(8)

Previously paid in connection with the filing of the registration statement described in note (4).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This prospectus relates to the following earlier registration statement	333-114819

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY15, 2005

Prospectus

Universal Guardian Holdings, Inc.

5,737,076 Common Shares

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 5,737,076 common shares consisting of:

•

3,813,000 currently issued and outstanding common shares;

•

1,905,362 common shares issuable by the company upon the prospective exercise of currently issued and outstanding common share purchase options and warrants at the election of the option and warrant holders; and

•

18,714 common shares issuable by the company upon the prospective conversion of currently issued and outstanding series ‘A’ preferred shares of our wholly-owned subsidiary, Universal Guardian Corporation, at the election of those shareholders.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 2 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this prospectus is ___________ , 2005

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY

1

The Company

1

The Offering

2

Summary Financial Data

2

RISK FACTORS

4

Risks Relating To Our Business

4

Risks Relating To An Investment In Our Securities

8

FORWARD-LOOKING STATEMENTS

12

USE OF PROCEEDS

12

BUSINESS

13

Overview

13

Corporate History And Development

14

Markets; Competition; Product Advantages

17

Marketing and Distribution Strategy

18

Manufacturing Capacity

19

Research and Development

19

Patents and Licenses

19

Government Regulation

19

Subsidiaries

20

Employees

20

PROPERTIES

20

MANAGEMENT

20

Identity

20

Business Experience Of Executive Officers And Directors

22

Structure Of Board Of Directors

25

Board Committees And Independence

25

Director Compensation

25

Board of Advisors

26

Advisor Compensation

26

Employment And Consulting Agreements With Executive Management

27

Summary Compensation Table

33

Stock Options And Stock Appreciation Rights Grant Table

33

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

34

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

34

General

34

Overview

34

Universal Guardian Corporation; Discontinued Operations; Acquisitions

35

Going Concern

36

Critical Accounting Policies

36

Results of Operations

36

Liquidity and Capital Resources

41

Off-Balance Sheet Arrangements

45

LEGAL PROCEEDINGS

45

PRINCIPAL SHAREHOLDERS

46

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

47

Transactions With Executive Officers, Directors And Shareholders

47

DESCRIPTION OF EQUITY SECURITIES

49

General

49

Common Shares

49

Preferred Shares

49

Series ’A’ Preferred Shares

49

UGC Series ‘A’ Preferred Shares

50

Options And Warrants Convertible into Common Shares

50

EQUITY COMPENSATION PLANS

50

Summary Equity Compensation Plan Data

50

Description of Equity Compensation Plans Approved By Shareholders

51

Description of Equity Compensation Plans Not Approved By Shareholders

52

MARKET FOR EQUITY SECURITIES

52

Description Of Market

52

Dividend Policy

53

SELLING SHAREHOLDERS

53

REGISTRATION RIGHTS

55

PLAN OF DISTRIBUTION

56

TRANSFER AGENT

58

LEGAL MATTERS

58

EXPERTS

58

INDEMNIFICATION OF DIRECTORS AND OFFICERS

58

REPORTS TO SECURITY HOLDERS

59

WHERE YOU CAN FIND MORE INFORMATION

59

CONSOLIDATED FINANCIAL STATEMENTS Of UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES For The YEARS ENDED DECEMBER 31, 2003 AND 2002

60

CONSOLIDATED FINANCIAL STATEMENTS OF UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES FOR THE THREE-MONTH AND NINE-MONTH INTERIM PERIODS  ENDED SEPTEMBER 30, 2004 AND 2003

61

COMBINED FINANCIAL STATEMENTS FOR STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED, STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED FOR THE YEARS ENDED MARCH 31, 2004 AND 2003 AND THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003

62

PRO FORMA COMBINED FINANCIAL STATEMENTS FOR UNIVERSAL GUARDIAN HOLDINGS, INC. AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE SIX MONTHS ENDED JUNE 30, 2004

63

PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully,, including the “Risk Factors” section.  Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its corporate capacity.

On December 3, 2002, we effected a 1 for 20 reverse stock split with respect to our common shares.  Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall, for comparison purposes, be made in reference to post-reverse numbers and, in the case of options and warrants, post-reverse exercise prices, unless we state otherwise.

The Company

Universal Guardian Holdings, Inc. is a holding company which provides security products and services to mitigate terrorist, criminal and security threats for governments and businesses worldwide through our various operating subsidiaries.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services out of their corporate headquarters in London, England, and through regional branch offices located in Cyprus, Kabul, Cape Town, Jakarta, Hong Kong, the United Arab Emirates, Los Angeles (Newport Beach).  Secure Risks is in the process of opening additional regional offices in Washington, D.C., Dubai, Baghdad, and Caracas.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary , focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which we have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant from distances up to 21 feet with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Python Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of 40+ feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Python Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use five projectile variants, including OC powder, inert liquid, glass shattering, marking and kinetic impact.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels through to facilitate the introduction of these products to the targeted markets.

Our ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition. The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its market efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA Information And Infrastructure Technologies, Inc.

As of January 24, 2005, we had issued and outstanding 38,970,839 common shares, 600 series ’A’ preferred shares, and common share purchase options and warrants entitling the holders to purchase up to 15,101,473 common shares.  Our Universal Guardian Corporation subsidiary also had issued and outstanding 18,714 series ‘A’ preferred shares (“UGC series ‘A’ common shares”) held by shareholders other than Universal Holdings.  Each of these shares is convertible into either one Guardian Corporation common share (“UGC common shares”) or one Universal Holdings common share.

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 5,737,076 common shares consisting of:

•

3,813,000 currently issued and outstanding common shares;

•

1,905,363 common shares issuable by the company upon the prospective exercise of currently issued and outstanding common share purchase options and warrants at the election of the option and warrant holders; and

•

18,714 common shares issuable by the company upon the prospective conversion of currently issued and outstanding series ‘A’ preferred shares of our wholly-owned subsidiary, Universal Guardian Corporation (“Guardian Corporation”), at the election of those shareholders.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders”, “Registration Rights” and “Plan of Distribution”. We will not receive any of the proceeds from those sales.  Should the selling shareholders in their discretion exercise any of the common share purchase options or warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those options or warrants.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

Summary Financial Data

The following tables summarize the consolidated statements of operations and balance sheet data for our company.  As discussed below in that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations-Overview”, all of the revenues and a substantial portion of our costs for fiscal 2003 and 2002 relate to discontinued operations of our The Harbour Group, Inc. subsidiary, while all of the revenues and a substantial portion of our costs for the nine-month interim period ended September 30, 2004 relate to operations of Strategic Security Solutions International Ltd., which we acquired on July 1, 2004.  Accordingly, please keep in mind that our actual future results will likely differ considerably from those presented below.

	Nine-Month Interim Period Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002
Consolidated Statements of Operations Data:
Revenue	$ 1,988,266	$ 3,795,884	$ 3,746,282	$ 2,779,449
Gross profit	$ 541,027	$ 540,163	$ 559,396	$ 349,799
Net loss	$ (2,925,633)	$ (4,074,951)	$ (5,309,190)	$ (1,331,111)
Preferred stock dividends	$ (41,698)	$ (89,059)	$ (117,181)	$ (5,469)
Net loss attributed to common shareholders	$ (2,967,331)	$ (4,164,010)	$ (5,426,371)	$ (1,336,580)
Net loss per common share, basic and diluted	$ (0.10)	$ (0.25)	$ (0.31)	$ (0.17)
Weighted average common shares outstanding, basic and diluted	29,888,117	16,818,451	17,697,954	7,978,096

		September 30, 2004		December 31, 2003
Consolidated Balance Sheet Data:
Current assets		$ 1,790,911		$ 25,648
Total assets		$ 5,494,754		$ 27,144
Current liabilities		$ 4,173,158		$ 3,203,970
Total liabilities		$ 4,177,031		$ 3,209,213
Total stockholder’s equity (deficit)		$ 1,276,356		$ (4,399,516)

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

We have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred a cumulative operating loss in the amount of $9,676,057 from our inception through September 30, 2004.  While our Secure Risks subsidiary is generating revenues through its recent acquisition of SSSI, and our Defense Shield subsidiary has recently introduced its products to market, we nevertheless project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs revenues for an indefinite period of time.  We anticipate that we will continue to incur substantial operating losses for this indefinite period of time, notwithstanding any anticipated revenues we may receive when our products are initially introduced to markets, due to the significant costs associated with the development and marketing of our products and services.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital will be sufficient to continue our business for the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it become necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Our independent auditors noted in their report accompanying our financial statements for our fiscal year ended December 31, 2003 that we had incurred net losses since our inception and had a working capital deficit, and stated that those conditions raised substantial doubt about our ability to continue as a going concern. Note 1 to our financial statements contained in this report addressed management’s plans to address the working capital deficit.  We cannot assure you that our business plans will be successful in addressing these issues. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in our common shares.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

We will face intense competition from competitors that have greater financial, technical and marketing resources.  These competitive forces may impact our projected growth and ability to generate revenues and profits.

The market for defense and security products and services is intensely competitive and characterized by rapidly changing technology, evolving industry standards, and price competition.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase. Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer, Mr. Michael J. Skellern, and to a lesser degree on the Presidents of our Secure Risks and Shield Defense subsidiaries, Messrs. Michael J. Stannard and Dennis M. Cole, respectively.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company.  Although Messrs. Skellern, Stannard and Cole have signed employment agreements providing for their continued service to the company through September 30, 2010, May 31, 2007 and August 30, 2005, respectively, these agreements will not preclude either of these employees from leaving the company. We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers.

We plan to grow very rapidly, which will place strains on our management team and other company resource to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions.  Our inability to manage our growth could impede our ability to implement our business plan.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, advertisers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly-held company

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending shareholder claims.  Directors and officers liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to obtain directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We intend to rely upon licensees, strategic partners or third party marketing and distribution partners to provide a significant part of our marketing and sales functions for our Shield Defense products.  Should these outside parties fail to perform as expected, we will need to develop or procure other marketing and distribution channels, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal sales, marketing and distribution capabilities for our Shield Defense products, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions.  As a consequence of that reliance, our ability to effectively market and distribute our Shield Defense products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products.  Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies.  If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our Shield Defense products.  Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.  We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements for our Shield Defense products.

We intend to rely upon the third-party manufacturers or suppliers to manufacture our Shield Defense products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability for our Shield Defense products, and will rely extensively on licensees, strategic partners or third party contract manufacturers or suppliers.  Should we be forced to manufacture our Shield Defense products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.  Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply our Shield Defense product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

The consumer markets for  some of our defense and security products may be subject to governmental regulation.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We anticipate that a material portion of the revenue we expect from our Cobra StunLightTM product will come from consumer markets, while a small portion of the revenue we expect from our Python Projectile Launcher product will also come from consumer markets.  Some states currently impose regulations or licensing requirements on the sale or use of these products.  Some foreign jurisdictions may also impose regulations or licensing requirement.  The process of obtaining regulatory approval could be lengthy and be very costly, if approval can be obtained at all.   If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares have historically been sporadically or "thinly-traded" on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float, limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results; acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our officers and directors own or control a significant portion of our outstanding common shares, giving them the ability to control or otherwise influence our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

Our officers and directors currently beneficially own or control the power to vote 29.3% of our outstanding common shares as of the date of this prospectus, and could increase that percentage to 37.6% assuming they were to fully exercise their vested convertible securities.  As a consequence of their substantial stock holdings, these shareholders will have the ability to elect a majority of our board of directors, and thereby control our management. These shareholders will also have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

A large number of common shares are issuable upon exercise of outstanding common share purchase options or warrants or the conversion of outstanding convertible preferred shares.  The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon exercise of these options or warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our common shares.

There are outstanding as of January 24, 2005 common share purchase options and warrants entitling the holders to purchase 15,101,473 common shares at a weighted average exercise price of $0.92 per share.  A significant portion of these options and warrants are unvested and are not exercisable until future dates based upon satisfaction of differing time-in-service requirements.   The exercise price for all of the aforesaid warrants may be less than your cost to acquire our common shares.  There are also outstanding 18,714 UGC series ‘A’ preferred shares convertible into 18,714 UGC Universal Holdings common shares based upon a $1.25 per share stated value and conversion rate, which may also be less than your cost to acquire our common shares.  In the event of the exercise or conversion of these convertible securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 50,000,000 common and 5,000,000 "blank check" preferred shares.  Based upon the number of common shares currently outstanding, we have 11,029,161 common shares available for issuance and 4,999,400 preferred shares available for issuance to meet our future equity issuance requirements, including the exercise or conversion of presently outstanding convertible securities.  Our board may generally issue those common and preferred shares, or options or warrants or convertible indebtedness to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our certificate of incorporation contains provisions that could make it more difficult for our shareholders to replace a majority of directors and obtain control of our board of directors in the event we no longer remain subject to restrictions or requirements imposed on “quasi-foreign” corporations under California corporate law.

Our certificate of incorporation (1) permits our board of directors to increase the size of our board to up to nine members, and to fill any vacancy created by a majority vote, (2) limits the right to call special meeting of our shareholders to our President, Chairman of the Board, or board of directors, and (3) limits the right to remove a director to the affirmative vote of holders of 80% of our voting securities.  Our certificate of incorporate also provides that we shall have a classified board of directors composed of three classes of directors, each class serving a staggered three year term.  These provisions would generally make it more difficult for our shareholders to replace a majority of our directors and obtain control of our board of directors.  While these provisions are allowable under Delaware corporate law under which we are governed, these provisions are not currently allowable due to our present status as a “quasi-foreign” corporation governed by selected provisions of California corporate law.  In the event we conduct 50% or more of our business outside of California, or should 50% or more of our voting securities become held of record by persons having addresses outside of California, or should our shares become listed or traded on the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market, we would no longer be subject to the provisions and protections imposed on quasi-foreign corporations under section 2115, and the foregoing provisions would become fully applicable.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination" involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

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In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

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whether or not markets for our products develop and, if they do develop, the pace at which they develop;

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our ability to attract the qualified personnel to implement our growth strategies,

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our ability to develop sales, marketing and distribution capabilities;

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the accuracy of our estimates and projections;

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our ability to fund our short-term and long-term financing needs;

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changes in our business plan and corporate strategies; and

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other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC").  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company. Should any selling shareholder acquire the shares to be sold by exercising common share purchase warrants, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds of such exercise for working capital and general corporate purposes.

BUSINESS

Overview

Universal Guardian Holdings, Inc. is a holding company which provides security products and services to mitigate terrorist, criminal and security threats for governments and businesses worldwide through our various operating subsidiaries.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services out of their corporate headquarters in London, England, and through regional branch offices located in Cyprus, Kabul, Cape Town, Jakarta, Hong Kong, the United Arab Emirates, Los Angeles (Newport Beach).  Secure Risks is in the process of opening additional regional offices in Washington, D.C., Dubai, Baghdad, and Caracas.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary , focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which we have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant from distances up to 21 feet with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Python Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of 40+ feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Python Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use five projectile variants, including OC powder, inert liquid, glass shattering, marking and kinetic impact. Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels through to facilitate the introduction of these products to the targeted markets.

Our ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition. The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its market efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA Information And Infrastructure Technologies, Inc.

Corporate History And Development

We were originally incorporated in Delaware on August 31, 1989 under the name Guideline Capital Corporation.  After our incorporation, we engaged in the business of locating an acquisition target.  We identified and effected an acquisition when, effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, we acquired all the outstanding shares of Hollywood Partners, Inc., a California corporation from its parent company, Vitafort International Corporation.  As a consequence of this transaction, Vitafort acquired approximately 62.5% of our common shares, and Hollywood Partners, Inc. became our wholly owned subsidiary.  We then changed our name to Hollywood Partners.com, Inc. and, until the first quarter of 2001, engaged in the business of marketing and promoting entertainment-themed websites presenting both proprietary and sourced content. We abandoned this business in the first quarter of 2001 due to the collapse of many Internet companies and our inability to generate significant revenues. Thereafter, until mid-2002, we unsuccessfully sought to develop entertainment properties.

On October 25, 2002, in contemplation of the possible acquisition of a new business through the acquisition of a new company, our board of directors and shareholders approved a plan whereby our board was authorized, among other things, to (1) change our name to a new name selected by our board, (2) effectuate a reverse stock split in our common stock in a ratio of not less than one for ten and not more than one for thirty, as determined by our board, and (3) sell our three subsidiaries as of that date, Hollywood Partners, Inc., Avenue of the Stars Entertainment, Inc. and Hall of Fame Pro, Inc., as well as our domain name “HollywoodPartners.com.”  On December 4, 2002, we entered into a Share Exchange Agreement and Plan of Reorganization with Universal Guardian Corporation (“Guardian Corporation”) and its shareholders pursuant to which those shareholders would exchange their common shares in Guardian Corporation for Universal Holdings common shares and acquire control of the company (the “UGC Acquisition Agreement”).  Guardian Corporation was a private company formed under the laws of Nevada on March 28, 2001 by Mr. Michael Skellern, our current Chairman of the Board, President and Chief Executive Officer, to develop security technologies, products and services for military, government and commercial markets.  Pursuant to or in anticipation of the UGC Acquisition Agreement, as subsequently amended on December 16, 2002, we (1) effected a 1 for 20 reverse stock split on December 3, 2002 pursuant to which we reduced our outstanding common shares to 4,848,014 shares and reduced the number of common shares purchasable under our outstanding options and warrants to 1,779,875; (2) changed our name to Universal Guardian Holdings, Inc. on December 6, 2002; and (3) issued 11,300,000 common shares to the Guardian Corporation shareholders on December 31, 2002.  Prior to the transaction we transferred our subsidiaries and the right to use our domain name to our shareholders.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.

At the time we entered into the UGC Acquisition Agreement, Guardian Corporation was owned by five shareholders, including Mr. Skellern who owned approximately 40% of Guardian Corporation’s common shares, and two series ‘A’ preferred shareholders.  As a consequence of the UGC Acquisition Agreement, (1) we acquired 100% of Guardian Corporation’s common shares and 92.4% of its total capital stock after taking into consideration the outstanding series ‘A’ preferred shares; and (2) the Guardian Corporation shareholders acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock after taking into consideration 600 series ‘A’ preferred shares issued by the company prior to the acquisition which remained outstanding after the transaction.  We valued the acquisition of Guardian Corporation at $104,855 based upon the historical cost of our net liabilities assumed on the books of Guardian Corporation.

In conjunction with our acquisition of Guardian Corporation, we provided the holders of 350,000 UGC series ‘A’ preferred shares issued by Guardian Corporation the right to convert those shares into Universal Holdings common shares on a one-for-one basis, and the holders of Guardian Corporation options and warrants entitling them to purchase 2,175,000 UGC common shares were also given the right to purchase the same number of Universal Holdings common shares on the same terms. Since the shareholders of Guardian Corporation obtained control of Universal Holdings, we treated the UGC Acquisition Agreement as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of the company, including with respect to periods pre-dating the transaction.

The Guardian Corporation acquisition was brought to our attention by Mr. Nikolas Konstant, our President, chairman of the board and largest shareholder at the time, and Mr. Mark Beychok, a consultant to our company and  our second largest shareholder at the time and a former chairman of the board.  Messrs. Konstant and Beychok were also managing partners of the DYDX Group of Funds, LLC (“DYDX”).  On August 15, 2002, DYDX had entered into a letter of intent with Guardian Corporation pursuant to which DYDX agreed to secure bridge financing and a capital infusion for Guardian Corporation, subject to Guardian Corporation’s agreement to consummate a reverse takeover merger into a public entity to be supplied by DYDX, and Guardian Corporation completing its acquisition of The Harbour Group, Inc.  DYDX later identified our company as the public entity for the transaction, and negotiated the terms of the share exchange on our behalf. While Guardian Corporation agreed to compensate DYDX in warrants for its services under the letter of intent, those warrants were never paid as the result of a subsequent settlement between DYDX and Guardian Corporation. No compensation was paid by Universal Holdings to DYDX or Messrs. Konstant or Beychok in connection with the transaction.

On August 31, 2002, three months prior to our acquisition of Guardian Corporation, Guardian Corporation acquired The Harbour Group, Inc. (“Harbour Group”) pursuant to a share exchange.  Harbour Group was a private Virginia company formed in December 2001 which provided engineering services for waterside security that was complementary to an integrated security platform design under development by Guardian Corporation.  As a consequence of this transaction, Harbour Group became a wholly-owned subsidiary of Guardian Corporation, and Harbour Group’s shareholders acquired approximately 15% of Guardian Corporation’s outstanding common shares.

Prior to the acquisition by Guardian Corporation, Harbour Group had recently become a subcontractor to Northern NEF, Inc., now known as CompuCom Federal Systems, which provided waterside security contracting services to U.S. Naval Criminal Investigative Services (“NCIS”).  This subcontract was originated and managed by the President of Harbour Group prior to Guardian Corporation’s acquisition of the company.  In February 2003, Guardian Corporation discovered a series of over-billing to the government by Harbour Group. Guardian Corporation subsequently initiated a self-disclosure regarding the over-charges to U.S. Navy officials, and credited the over-billings on its accounts to the Navy.  The President of Harbour Group was terminated on February 25, 2003.  Based upon our discussions with the U.S. Navy, we believe Guardian Corporation and the company to be in good standing with the Navy and do not anticipate any further action with respect to this matter.

On September 23, 2003 Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated under a Termination for Convenience of the Government provision, which in turn resulted in the termination of Harbour Group’s subcontract with Northern NEF.  This termination of Northern NEF’s contract was unrelated to the over-billing matter noted above or with the performance of Guardian Corporation’s products and services under its subcontract with Northern NEF.  Since the termination of the subcontract with Northern NEF, we have allowed both Harbour Group and Guardian Corporation to become dormant companies, while undertaking the development of new businesses, intellectual property and products through our other subsidiaries.  Harbour Group’s and Guardian Corporation’s only business activities at this time are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and a yet undetermined settlement amount being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  We believe we continue to have good relations with the U.S. Navy, and ISR Systems is currently in discussions with the U.S. Navy about the use of its integrated security platform.

On January 13, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Technologies, Inc. (“Shield Technologies”).  Our intent in forming Shield Technologies was to coordinate the holding of our patents, patent applications, product and technology agreements, original equipment manufacturing agreements and strategic alliance agreements in a single subsidiary, through which we would coordinate the marketing and distribution of products, and services developed or provided by our other operating subsidiaries.

On January 22, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Corporation.  Our intent in forming Shield Defense Corporation was to centralize all of our new non-lethal and less-lethal weapon and projectile development activities, products, technologies and services into one corporation.

On February 13, 2004, we acquired Emerging Concepts, Inc. pursuant to a share exchange.  Emerging Concepts is a private California company formed in January 1987 which historically was engaged in the business of providing surveillance and reconnaissance systems, sensors and engineering services.  Emerging Concepts companies provided those systems and services to U.S. military and national security agencies, including the U.S. Navy, U.S. Air Force, U.S. Border Patrol, and major defense industry leaders such as Lockheed Martin, Northrop, Boeing, Raytheon, BAE and United Defense.  We paid 51,908 restricted shares, with a value of $20,000 based upon the average closing price of our common shares over the 30 day period prior to the closing, to the shareholders of Emerging Concepts to purchase their shares, including 5,840 shares issued to Mr. Delmar R. Kintner, who we have since employed as President of our ISR Systems subsidiary.  The primary purpose of the acquisition was to utilize the established relationships between Emerging Concepts and the military and national security agencies and defense industry companies to market our products and technologies.  The principal asset of Emerging Concepts other than its relationships is its secret personnel and facility clearances, which we estimate would cost more than $50,000 to procure were we to file new applications with the U.S. government for those clearances.  The terms of the share exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and Emerging Concepts, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or Emerging Concepts or our respective officers, directors or shareholders in connection with the share exchange.

On February 24, 2004, we changed the name of Emerging Concepts to ISR Systems Corporation (“ISR Systems”).  We have since decided to centralize all of our more recent integrated security system development activities, products, technologies and services into this corporation.

On July 1, 2004, we acquired our wholly-owned Secure Risks Ltd. (“Secure Risks”) subsidiary from our solicitors.  Secure Risks was an inactive numbered limited liability company organized under the laws of the United Kingdom and Wales on December 16, 2003 that had never appointed officers or directors or conducted any business. We acquired the Secure Risks corporate shell as a corporate vehicle to provide comprehensive business and governmental risk solutions and strategic security services and to acquire Strategic Security Solutions International Ltd. as discussed below and continue its operations.

On July 1, 2004, Secure Risks acquired all of the shares of Strategic Security Solutions International Ltd. (“SSSI”), together with its affiliated companies Strategic Security Solutions International (B.V.I.) Limited and Tag 24 Limited pursuant to a share exchange.  SSSI was a private United Kingdom and Wales limited liability company formed on September 23, 1998 which provided strategic and tactical security services to established and emerging governments, military services, multi-national corporations and high profile business and individual clients around the globe.  SSSI services include maritime and port security, threat and vulnerability assessments, security planning and system design, executive protection and travel risk management, tactical armed security, assets in transit, crisis management, contingency planning, incident management and evacuation, executive and diplomatic protection and training, physical security training, weapons and self-defense training and government training.  Pursuant to the terms of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004, Secure Risks issued 4,101,494 unregistered Universal Holdings common shares, with a value of $3,240,180 based upon the trading price of those shares, to SSSI’s five shareholders-employees, Messrs. Bruce M. Braes, Ian Schriek, Richard Kuhn , John Chase and Richard Lumpkin, each of whom has continued as either an employee or consultant to Secure Risks.  Included in these shares are 975,373 common shares (the “escrow shares”) which will be retained in escrow by the Secure Risks until June 28, 2005.

Secure Risks reserves the right to rescind some or all of the escrow shares to the extent (1) SSSI’s annualized sales revenue is less than that reflected in unaudited financial statements provided by SSSI, in which case a portion of the escrow shares shall be rescinded equal to the percentage difference in the sales revenue multiplied by the total number of escrow shares then held; and (2) Secure Risks institutes certain claims against SSSI’s prior shareholders relating to the breach of their covenants or indemnities under the Agreement And Plan Of Share Exchange, or with respect to certain tax liabilities of SSSI. The terms of the share exchange were determined by the parties on an arms-

length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and SSSI, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or SSSI or our respective officers, directors or shareholders in connection with the share exchange.

On May 1, 2004, we formed a new wholly-owned Hong Kong subsidiary named Shield Defense International Ltd.  Our intent in forming Shield Defense International was to establish an off-shore corporate entity to manufacture our new non-lethal and less-lethal weapon and projectile development activities off-shore, and to centralize all of our non-lethal and less-lethal weapon and projectile development activities, products, technologies and services in that company while retaining domestic marketing and sales activities in Shield Defense Corporation, which became a wholly-owned subsidiary of Shield Defense International.  No material operations have commenced to date with respect to Shield Defense International pending product introduction.

Markets; Competition; Product Advantages

Cobra StunLight™

The market for our Cobra StunLight™ product are generally the military, law enforcement, private security and consumer markets which will use the device to apprehend or subdue suspects, assailants or prisoners, or the consumer personal protection market which will use the device to defend against assailants.

Competing devices presently in the market include:

•

The powder-released OC (pepper powder ball) marketed by Jaycor Tactical Systems, Inc.  This product utilizes Tippmann Paintball markers to launch a standard-sized .68-inch paintball-type sphere containing OC (pepper spray).  Jaycor is positioning its company around this single OC (Pepper Ball) product and launcher.

•

TASER® brand conducted-energy weapons.  These products utilize compressed nitrogen to shoot two small probes up to 15 or 21 feet (21 foot cartridges sold to law enforcement and aviation security agencies only). These probes are connected to the weapon by high-voltage insulated wire. When the probes make contact with the target, the TASER® energy weapon transmits powerful electrical pulses along the wires and into the body of the target. These weapons have been implicated in up to 31 suspicious deaths since their inception. The TASER® is a specialty weapon generally used by a relatively small portion of law enforcement, military, private security and consumer markets given licensing requirements and other regulatory restrictions governing its use.  The Cobra StunLightTM is a less-expensive “everyday use” multi-purpose product for those markets insofar as it can be readily carried by law enforcement or security personnel on their persons as part of their equipment (these personnel generally do not carry a TASER® with them), and the use of OC (pepper spray) or CS (tear gas) is not subject to the higher level of regulation as the TASER® device.

•

The TigerLight® Non-Lethal Defense System manufactured by TigerLight, Inc.  This system is designed for one handed operation by a police officer to illuminate the suspect and subject him to OC (pepper spray), while maintaining cover with the officer’s firearm. The aerosol spray is located in the rear of the flashlight requiring a person to remove the light from a suspect before spraying.  The aerosol fog has a distance of 12-14 feet.

We believe our personal protection products will have a competitive advantage over these and other non-lethal and less-lethal devices since we can offer an array of non-lethal devices that meet law enforcement agency and mission requirements, as well as consumer needs.  We also believe we will be able to compete based on price, performance and value.  We believe our products will be more flexible than the competition and will be readily available to the police officer when needed. The Cobra StunLight™ will replace police officers’ current flashlights, and also be available to the consumer for protection at home and in automobiles.

Python Projectile Launcher

The market for our Python Projectile Launcher products are generally military and law enforcement agencies which will use the device for riot and other crowd control purposes.  Competing devices presently in the market include high pressure air launchers made by TippMann Industries and Advanced Tactical Systems. Both of these companies offer only carbine launchers. The Python Projectile Launcher device will be a unique product in this market insofar as the ability to convert from a CO2 powered ten projectile pistol configuration to a high capacity 180 projectile high pressure air carbine. This will give the law enforcement officer and the consumer flexibility with one launcher that is not available today.

ISR Systems Security Platform

The market for ISR Systems integrated security platform will be the military and government agencies in charge of protecting government buildings and facilities including embassies, ports, airports, jails, prisons and border crossings, and businesses which need to protect commercial and industrial facilities such as petroleum collection and transportation networks, petroleum refineries and chemical plants.  Competition is fragmented in the defense and security industries and is dominated by small specialty system integrators who develop site-specific system designs and utilize a number of subcontractors to assemble, integrate and install these “one-off” security systems utilizing a multitude of sensor suppliers.  Integrators range from Lockheed Martin to small local security firms.  ISR Systems’ integrated and interoperable system incorporates an “end-to-end” security solution to secure entire threat environments with our branded modular security platform utilizing OEM suppliers. ISR Systems’ approach starts with a threat and vulnerability assessment, risk analysis, security plan and a system design that is a modular and scaleable system to adjust to any threat environment and ends with system installation and training. Recurrent revenue will be realized from annual or bi-annual security plan testing and evaluation and upgrades.

Marketing and Distribution Strategy

In the case of our Cobra StunLightTM and Python Projectile Launcher products, we intend to manage global marketing and sales from our corporate offices and to utilize sales agents, distributors and dealers to distribute our products to military, law enforcement, commercial security and consumer distribution channels, while developing a small internal sales and marketing staff to monitor and manage those activities and to directly market and distribute our products to selected customers.  We may also explore joint venture and other strategic relationships.

In the case of ISR Systems’ integrated security platforms, our marketing and distribution strategy will reinforce our “holistic” approach to securing entire threat environments, and we will use the experience and credibility of our management, board of directors, and advisory board to access government and commercial target markets.  We will continue to develop strategic alliances in the United States, Europe, and Asia to market, assess risk, design, integrate, deploy and maintain our security platforms in their respective markets.   Distribution, integration and installation of ISR Systems’ products and systems will be performed by strategic partners in the United States and each foreign country in conjunction with our strategic alliance agreement with EWA Information And Infrastructure Technologies, Inc. (“IIT”) as discussed below.

On January 13, 2004, Shield Technologies entered into a strategic alliance agreement with IIT, a provider of risk analysis, critical infrastructure protection and information assurance to government and transportation sectors worldwide.  IIT and its parent corporation, EWA, Inc., employ more than 1,600 people around the globe to a broad range of government and commercial customers, including the US Department of Defense and all military services, national intelligence and law enforcement agencies, the National Aeronautics and Space Administration (NASA), and international defense, security and banking organizations.  Under the agreement with IIT, we have each agreed to (1) actively promote each others’ products and services, and (2) jointly act with each other on an exclusive basis to market products and services relating to harbor and port security proposals and projects.  This agreement has a term of three years, and is terminable upon 90 days notice. We are working closely with IIT to develop and deploy our security services, products and systems to the U.S. Government and coalition partners in Europe.

Manufacturing Capacity

We will rely upon third party contract manufacturers or joint-venture partners to satisfy future production as we introduce our products to market.  We are currently finalizing manufacturing details for our Cobra StunLightTM product, and are in the process of selecting a manufacturer for the frangible projectiles used by our Python Projectile Launcher.  Our Python Projectile Launcher product will also utilize strategic manufacturing relationships with manufacturers and engineering consultants.

There are numerous manufacturers who could fabricate our products at competitive prices should we need to make alternative arrangements.  Similarly, most of the components used in our products are standard parts or materials which are available from multiple supply sources at competitive prices.

In the case of our ISR Systems’ integrated security platforms, we have entered into original equipment manufacturing (“OEM”) agreements with a network of software and sensor suppliers.  Under the terms of these agreements, the manufacturers will supply their products to ISR Systems under our “Shield” brand under terms that provide consistent product specifications, expanded profit margins, service levels to ISR Systems, and a single, cost-effective, modular, and scaleable security platform to meet most security threat environments.

Research and Development

We currently conduct research and development activities either in-house or through engineering consultants.  We recorded no research and development expenses in fiscal 2002 or 2003.  We have budgeted $225,000 for research and development for fiscal 2005.

Patents and Licenses

On October 23, 2003, we filed an application captioned “Laser and Tear Gas Equipped Self Defense LED Flashlight” with the United States Patent and Trademark Office.  This application covers our Cobra StunLightTM  product and was filed by Messrs. Dennis Cole and Michael J. Skellern.  Messrs. Cole and Skellern have since assigned all of their rights to that application to the company.  The patent application is still under review as of the date of this prospectus.

The frangible projectile used with our Python Projectile Launcher was originally patented by the U.S. Navy on November 14, 2000 (patent no. 6,145,441), captioned “Frangible payload-dispensing projectile” which expires on April 2, 2018.  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002.  In January of 2004 Guardian Corporation renewed its exclusive license to the U.S. Navy’s non-lethal frangible projectile patent for 14 years.

All of our scientific personnel have executed non-disclosure agreements that reserve ownership of intellectual property with the Company.  Universal Holdings and each of our subsidiaries require non-disclosure and non-circumvention agreements from all potential vendors, consultants, manufacturers, agents and employees.

Government Regulation

Every state allows the sale of OC (pepper spray) or CS (tear gas) aerosol products to law enforcement agencies or military personnel without regulation or licensing, while approximately 48 states allow the sale of these products to other consumers without regulation or licensing other than limiting the quantity of chemical contained in the product.  California, for instance, which is the most stringent state, limits consumer OC (pepper spray) or CS (tear gas) aerosol products to 2.5 oz.  We will probably market two versions of our Cobra StunLightTM  product to satisfy these regulations, a consumer version carrying a 2.5 oz canister, and a law enforcement version that carries a larger canister.

Every state allows the sale of projectile launcher products to law enforcement agencies or military personnel without regulation or licensing, while approximately 37 states allow the sale of these products to other consumers without regulation or licensing.  Since we do not believe there will be a high level of consumer demand for our Python Projectile Launcher products, we do not consider the limitations placed on the consumer market to be material.

Subsidiaries

We directly or indirectly own six active wholly-owned operating subsidiaries:  Secure Risks Ltd., Strategic Security Solutions International Ltd., Shield Defense International Ltd., Shield Defense Corporation, ISR Systems Corporation and Shield Defense Technologies, Inc.  We also currently own 88.7% of the capital stock of one dormant subsidiary, Universal Guardian Corporation, which in turn owns one dormant wholly-owned subsidiary, The Harbour Group, Inc.

Employees

We currently have a staff comprised of eight executive officers, four regional directors and eight employees.  We also use the services of 256 consultants and contractors paid under various government and commercial contracts.  We anticipate that the employees and consultants currently engaged by the company will be able to handle most of our any administrative, research and development, sales and marketing, and manufacturing requirements.  We believe that our employee relations are good.  None of our employees are represented by a collective bargaining unit.

PROPERTIES

Universal Holdings currently leases its principal executives offices located space located in Newport Beach, California, from The Irvine Company.  The lease agreement, which has a term of 36 months, provides for the payment of $6,600 in base rent per month.  We will also be obligated to reimburse the lessor for our proportionate share of any increase in building costs and property taxes over the base year of the lease.  Universal Holdings uses this space as the executive offices of all of our subsidiaries other than Secure Risks, ISR Systems and Shield Defense International.  There is no affiliation between Universal Holdings or any of our principals or agents and The Irvine Company or any of their principals or agents.

Our Secure Risks subsidiaries currently leases its principal executive offices located in London, England, from LexLawn Associates Limited Directors Pension Scheme.  This lease agreement, which expires on April 30, 2006, provides for the payment of £35,540 in base rent per year. We are also obligated to reimburse the lessor for our electricity, gas and telephone.  Secure Risks uses this space as the executive offices of our SSSI subsidiary.  There is no affiliation between Universal Holdings or any of our principals or agents and LexLawn Associates Limited Directors Pension Scheme or any of their principals or agents.

Our subsidiaries also maintain offices in various cities throughout the world pursuant to monthly leases or other arrangements terminable at will.

MANAGEMENT

Identity

The following table identifies our current executive officers and directors and their respective offices held:

Name	Age	Company	Office
Michael J. Skellern	56	Universal Guardian Holdings, Inc.	Chief Executive Officer and Director
		Secure Risks Ltd.	Chairman and Director
		Strategic Security Solutions International Ltd.	Director
		Shield Defense International (SDI)	Chairman and Director
		Shield Defense Corporation	Chairman of the Board
		Shield Defense Technologies, Inc.	President, Chief Executive Officer and Chairman of the Board
		ISR Systems Corporation	Director
		Universal Guardian Corporation	President, Chief Executive Officer and Director
Marian J. Barcikowski	50	Universal Guardian Holdings, Inc.	Chief Financial Officer
		Secure Risks Ltd.	Chief Financial Officer
		Strategic Security Solutions International Ltd.	Chief Financial Officer
		Shield Defense International (SDI)	Chief Financial Officer
		Shield Defense Corporation	Chief Financial Officer
		Shield Defense Technologies, Inc.	Chief Financial Officer
		ISR Systems Corporation	Chief Financial Officer
		Universal Guardian Corporation	Treasurer
Dennis M. Cole	56	Universal Guardian Holdings, Inc.	Secretary and Director
		Shield Defense International (SDI)	Director
		Shield Defense Corporation	President, Secretary and Director
		Shield Defense Technologies, Inc.	Director
		ISR Systems Corporation	Director
		Universal Guardian Corporation	Director
Mark V. Asdourian	45	Universal Guardian Holdings, Inc.	General Counsel and Secretary
Michael J. Stannard	50	Universal Guardian Holdings, Inc.	Director
		Secure Risks Ltd.	Managing Director and Chief Operating Officer
		Strategic Security Solutions International Ltd.	Director
Bruce M. Braes	44	Secure Risks Ltd.	Managing Director - Strategic Security Solutions
		Strategic Security Solutions International Ltd.	Managing Director
John Chase	42	Secure Risks Ltd.	Managing Director – Director of Business Development
		Strategic Security Solutions International Ltd.	Director
William M. Glanton	62	Secure Risks Ltd.	Managing Director - United States
Kurt Schaerer	64	Shield Defense International Ltd.	Managing Director
Delmar R. Kintner	66	ISR Systems Corporation	President and Director

Mel R. Brashears	59	Universal Guardian Holdings, Inc.	Director
William C. Lowe	63	Universal Guardian Holdings, Inc.	Director

All of the executive officers provide their services as executive officers on a full-time permanent basis with the exception of Messrs. Kintner, Schaerer and Glanton, who also provide outside consulting services, and Mr. Asdourian, who devotes approximately one-half of his time to the affairs of Universal Holdings and the balance to his law practice.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience Of Executive Officers And Directors

Michael J. Skellern has served as:  (1) Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation since August 31, 2003; (2) President, Chief Executive Officer, Chief Financial Officer and a director of Shield Defense since January 28, 2004; (3) Chief Financial Officer and a director of Defense Corporation since January 28, 2004; (4) Chief Financial Officer and a director of ISR Systems since February 24, 2004; and (5) a director of Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, Chief Executive Officer of that Corporation since April 1, 2002, and Chief Executive Officer and Secretary of that corporation since September 1, 2003.  In addition to being employed by the company, Mr. Skellern has been President and CEO of Pacific International, Inc., since 1977.  Prior to joining the company, Mr. Skellern was also President, International, BigStore.com, Inc., from October 1999 to July 2000, and its Chief Executive Officer from July 2000 to December 2000.  Prior to that, Mr. Skellern was Chief Executive Officer of Sotheby’s Premier Canadian Properties, Ltd. from March 1998 through September 1999, and President and Chief Executive Officer of Pacific International Communications from 1992 to 1997.  Mr. Skellern has previously served on the board of directors for several private companies.  Mr. Skellern holds a Masters of Business Administration degree from Knightsbridge University.

Marian J. Barcikowski has served as Chief Financial Officer of Universal Holdings and each of its subsidiaries since August 2004, and Controller of Universal Holdings since June 2004.  Prior to joining Universal Holdings, Mr. Barcikowski was President of his own consulting company, Statistical Dynamics, LLC, a finance and accounting solution provider, from February 2002 to June 2004; Financial Controller for Sun Microsystems Educational Services, a subsidiary of Sun Microsystems (Nadsaq:SUNW) from January 1998 to February 2002; Controller of DynCorp of Colorado, Inc. from October 1995 to January 1998; Manager of Cost Accounting and Pricing and Acting Controller for Applied Solar Energy Corporation from April 1991 to September 1995; and Estimating Supervisor/Senior Process Engineer for Farley Industries from November 1976 to September 1984.  Mr.

Barcikowski received his bachelor or arts degree from the University of Illinois, and his Bachelors of Business Administration and Masters of Business Administration degrees in Finance from Almeda College & University.

Dennis M. Cole has served as: (1) a director of Universal Holdings since December 31, 2002, and as Secretary of that corporation since September 15, 2003; (2) a director of Shield Defense since January 28, 2004; (3) President and a director of Defense Corporation since January 28, 2004; (4) Secretary and a director of ISR Systems since February 24, 2004; and (5) a director of Guardian Corporation since August 1, 2002.  Prior to joining Universal Holdings, Mr. Cole served as the Director of Training for Jaycor Tactical Systems, Inc. (now known as Pepperball Technologies, Inc.) from 2001 until December 2002; Director of the San Diego Regional Public Safety Training Institute at Miramar College from August 1999 to March 2002; Chief of Police for the City of Vista, California, from 1994 to August 1999; Watch Commander of San Diego’s Central Jail from 1986 until 1994, and Executive Officer for the Encinita’s Sheriff’s Station and Commander of the San Diego County Sheriff Department’s Special Enforcement Detail 1984 to 1986.  He also holds positions as an associate professor at Mira Costa College, teaching law enforcement subjects relating to crisis management.  Mr. Cole has a Bachelors of Arts degree in Business Administration from California Western University, a Master of Arts degree in Management from the University of Redlands, and completed graduate work at the University of Redlands.

Mark V. Asdourian has served as General Counsel and Secretary of Universal Holdings since August 23, 2004.  Mr. Asdourian has been in private practice since 1994 as principal of Mark V. Asdourian, P.C.  During this period Mr. Asdourian has also acted as general counsel of Shopping.com from 1997 until March 1999 when it was sold to Compaq.  From 1996 through to December 2001, Mr. Asdourian was retained by Weyerhauser Mortgage Company to manage its national litigation.  Mr. Asdourian has over ten years experience as a business trial lawyer and has obtained several multi-million dollar verdicts and settlements.  Mr. Asdourian has a bachelor of arts degree from the State University of New York, and a Juris Doctor degree from Southwestern University of Law.  Mr. Asdourian is admitted to practice before both the New York and California Bars.

Michael J. Stannard has served as (1) a director of Universal Holdings since November 2004, and (2) as a Managing Director and Chief Operating Officer of Secure Risks and a Director of SSSI since June 2004.  Prior to joining Secure Risks, Mr. Stannard was Managing Director and Practice Leader of the Risk Solutions Group of Intecap, Inc. from January 2002 to May 2004; and Director of Operations of Armor Holdings from July 1999 to December 2001.  He is also a graduate of the Federal Bureau of Investigation’s National Academy.  In addition, Mr. Stannard serves on the Board of Trustees of the Coalition for the Prevention of Economic Crime (National White Collar Crime Centre) in the United States, on the United Kingdom Fraud Advisory panel of The Institute of Chartered Accountants, and on the World Customs Organization Task Force on containerized freight, in Brussels, Belgium

Bruce M. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.  Prior positions include Intelligence Officer in Central Africa and South Africa for fifteen years with various governmental agencies.  Mr. Braes holds the ASIS International Certified Protection Professional Certification. He is a Member of the International Institute of Security as well as being a Fellow of the Security Institute.  He also possesses a Masters of Arts degree in Security Management from the University of Loughborough.

John Chase has served as Managing Director, Director of Business Development, of Secure Risks since July 2004, and Managing Director of SSSI since May 2004.  From 2001 to May 2004, Mr. Chase was principal of TAG24 Ltd., a specialist Intelligence Services firm he founded.  From 1997 through 2001, Mr. Chase established and operated an Intelligence Investigative division of a multinational IP consulting legal firm. From 1993 until 1997 Mr, Chase acted as a kidnap and ransom consultant and anti-smuggling advisor. Prior to that, Mr Chase spent 12 years in the intelligence community; mostly in drug interdiction and undercover operations for Western Intelligence Agencies, where he served mainly in North and South America.

William M. Glanton has served as Managing Director, United States, of Secure Risks since August 2004.  Prior to that, Mr. Glanton served on our Board of Advisors since March 2003.  Since January 2000, Mr. Glanton has been a consultant in the intelligence community, and currently provides services as a Physical Security Inspector for the Department of State, Office of the Inspector General.  Prior to that Mr. Glanton was employed by the Central Intelligence Agency from 1972 to 1999, where he served as a career executive manager and technical operations officer in intelligence collection operations.  While at the CIA, Mr. Glanton received numerous CIA exceptional performance awards and commendations as well as the Distinguished Career Intelligence Medal, two Certificates of Distinction for courageous performance, and three Certificates of Exceptional Accomplishment.  Mr. Glanton was a member of the Senior Intelligence Service at the CIA from 1996-2000, and served in the United States Coast Guard from 1966-1970.  Mr. Glanton holds an Associate of Arts degree in Business Administration from Los Angeles Community College.

Kurt Schaerer has served as Managing Director of Shield Defense International Ltd since May 2004.  Since 1991, Mr. Schaerer has been a consultant for international product development, contract manufacturing, sourcing and international operations, including for Cosa Libermann.  From 1991 through December 2003, Mr. Schaerer was Chief Executive Officer and a Director of EuroGroup, a purchasing agent for a consortium of European companies.  Prior to that, he worked for 35 years until 1991, when he retired, for Cosa Libermann, first as Assistant to its Managing Director, then as Director of its Consumer Goods Export Division, General Manager, and finally Director of Worldwide Corporate Development.  Mr. Schaerer also has also served on the board of a number of companies in Asia, such as Sodechanges, a subsidiary of Renault Finance, Cerberus Group Greater China, Euro China Group, and PAT, a subsidiary of the German manufacturer Rheinmetall Electronics Group and Chinese partners.

Delmar R. Kintner has served as a director of Universal Holdings since February 24, 2003, and President and a Director of ISR Systems (formerly known as Emerging Concepts prior to its acquisition on February 9, 2004 by Universal Holdings) since October 1989.  Mr. Kintner previously served as Chief Executive Officer of Markland Technologies, Inc., (OTCBB: MRKL) from January 2003 until November 2003, and has also served as a consultant over the past twenty years to numerous companies, including American Technology Corporation from June 1998 to present.  From February 1966 to December 1969, Mr. Kintner worked as a specialist for the Center for Naval Analysis.

Dr. Mel R. Brashears has served as an outside director of Universal Holdings since July 30, 2003. Dr. Brashears has also been Chairman of the Board of Irvine Sensors Corporation (Nasdaq: IRSN) since March 2001, and a Director since December 2000, and has also been the Chairman and Chief Executive Officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation.  Previously, Dr. Brashears  was Sector President and Chief Operating Officer at Lockheed Martin Corporation. He is a past Chairman, co-Chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California's Center for Telecommunications Management. Dr. Brashears is an invited member of the Telecommunications Academy of Russia.  Dr. Brashears is a graduate of the University of Missouri, where he earned his bachelor's, master's and Ph.D. degrees in engineering, and where he also taught. He has also attended several executive institutes including the Management Institute from Penn State University, and the University of Michigan Executive Program.

William C. Lowe has served as a director of Universal Holdings since April , 2004.  Mr. Lowe is presently Chairman and Chief Executive Officer of E2020 Corporation, a developer of computer delivered curriculum.  Prior to joining E2020 i n September 2002, Mr. Lowe was Chairman and Chief Executive Officer of Infocast Corporation from May 2001 until June 2003 ; Chairman of Cylex from 1997 to September 2000; President of North American Operations and then Executive Vice President of Moore Corporation from 1995 to 1991; President and Chief Executive Officer of New England Business Services from 1994 to 1995; Chairman, President and Chief Executive Officer of Gulfstream Aerospace from 1991 to 1993; Executive Vice President of Xerox Corporation (NYSE:XRX) from 1998 to 1991.  Prior to those positions, Mr. Lowe was employed by I.B.M. (NYSE:IBM) for 26 years ending 1988; ultimately being appointed as I.B.M.’s Corporate V.P. and President of Entry Systems Divisions.  Mr. Lowe has served on the board of directors of New England Business Services from 1978 to 1994 , Gulfstream Aerospace from 1991 to 1993, Fuji Xerox from 1988 to 1991 , General Instruments from 1991 to 1994 , and multiple small technology companies.  Mr. Lowe is a graduate of Lafayette College with a Bachelors of Science degree in Physics, and received extensive graduate training from North Carolina State University in economics.

Structure Of Board Of Directors

All of the directors serve until the next annual meeting of common shareholders and until their successors are elected and qualified by our common shareholders, or until their earlier death, retirement, resignation or removal.

Our certificate of incorporation sets the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by our board of directors.  Our certificate of incorporation (1) permits our board of directors to increase the size of our board to up to nine members, and to fill any vacancy created by a majority vote, (2) limits the right to call special meeting of our shareholders to our President, Chairman of the Board, or board of directors, and (3) limits the right to remove a director to the affirmative vote of holders of 80% of our voting securities.  Our certificate of incorporate also provides that we shall have a classified board of directors composed of three classes of directors, each class serving a staggered three year term, unless we are subject to section 2115 of the California Corporations Code.

Board Committees And Independence

Our board of directors has established three committees to date, a corporate governance committee currently comprised of Mr. Skellern and Dr. Brashears, a compensation committee comprised of Messrs. Skellern and Lowe and Dr. Brashears, an audit committee comprised of Mr. Lowe; and a compensation committee comprised of Messrs. Skellern and Lowe and Dr. Brashears.

Dr. Brashears and Mr. Lowe are each “independent” directors as that term is defined by the SEC.  None of our current directors have the requisite public company accounting background or experience to be considered an “audit committee financial expert” as that term is defined by the SEC.  Due to our limited operating history and financial resources, we are not in a position at this time to engage an audit committee financial expert to serve on our board.

Director Compensation

Our current compensation policy for our directors is to compensate them through options to purchase common shares as consideration for their joining our board of directors and/or providing continued services as a director.  Options previously granted to purchase UGC common shares are also exercisable to purchase a like number of Universal Holdings common shares.  The following table described the common share purchase options granted to our current directors as director compensation.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Michael J. Skellern (1)	7/1/2002(5)	150,000	$ 0.01	7/1/2012
Dennis M. Cole (2)	7/1/2002(5)	150,000	$ 0.01	7/1/2012
	12/22/2003	500,000	$ 0.12	12/22/2008
	9/8/2004	500,000	$ 0.54	9/7/2009
Dr. Mel R. Brashears (3)	12/22/2003	500,000	$ 0.12	12/22/2008
	9/8/2004	500,000	$ 0.54	9/7/2009
William C. Lowe	9/8/2004	500,000	$ 0.54	9/7/2009
Michael J. Stannard (4)	1/1/2005	250,000(6)	$ 0.54	9/7/2009

(1)

Excludes 1,000,000 common share purchase options unrelated to the provision of services as a director which were granted to Mr. Skellern in his capacity as President and Chief Executive Officer of Universal Holdings.  See “Business-Employment And Consulting Agreements With Management”.

(2)

Excludes 150,000 common share purchase options unrelated to the provision of services as a director which were granted to Mr. Cole in his capacity as President of Shield Defense.  See “Business-Employment And Consulting Agreements With Management”.

(3)

Excludes 300,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Dr. Brashears for consulting services.  See “Business-Employment And Consulting Agreements With Management”.

(4)

Excludes 1,250,000 common share purchase options unrelated to the provision of services as a director which were granted to Mr. Stannard in his capacity as Managing Director of Secure Risks.  See “Business-Employment And Consulting Agreements With Management”.

(5)

Granted for service on Guardian Corporation board of directors; conversion right later extended to service on Universal Holdings board of directors.

(6)

These options were granted by Secure Risks as compensation to Mr. Stannard for serving on our board

We do not currently provide our directors with cash compensation, although we do reimburse their expenses.

Board of Advisors

Universal Holdings has composed a board of advisors consisting of the following members to assist us with counterterrorism, security and technical issues, and to assist us with business development with government, military and commercial markets.

Mr. Roger Cressey has served on our served on our Board of Advisors since September 2003.  Mr. Cressey was chief of staff to the President’s Critical Infrastructure Protection Board from November 2001 to September 2002. Between November 1999 and November 2001, he served as director for transnational threats on the National Security Council staff.  Prior to his White House service, Mr. Cressey served in the Department of Defense, including as Deputy Director for War Plans.  From 1991-1995, he served in the Department of State working on Middle East Security issues. He has also served overseas with the U.S. Embassy in Israel and with United Nations peacekeeping missions in Somalia and the former Yugoslavia.

Mr. Richard Clarke has served on our Board of Advisors since September 2003.  Mr. Clarke is an internationally recognized expert on security, including homeland security, national security, cyber security, and counterterrorism. He is currently an on-air consultant for ABC News. Mr. Clarke served the last three Presidents as a senior White House Advisor.  Over the course of eleven consecutive years of White House service, he held the titles of: Special Assistant to the President for Global Affairs, National Coordinator for Security, and Counterterrorism Special Advisor to the President for Cyber Security.  Prior to his White House years, Mr. Clarke served for 19 years in the Pentagon, the Intelligence Community, and State Department.  During the Reagan Administration, he was Deputy Assistant Secretary of State for Intelligence. During the Bush-Quayle Administration, he was Assistant Secretary of State for Political-Military Affairs.

Major General John Admire, Ret. has served on our Board of Advisors since March 2003.  Major General Admire retired in 1998 as the Commanding General, 1st Marine Division, Camp Pendleton, California after 33 years of active duty.  General Admire served with the Military Advisory Group in Vietnam, the Combined Staff in Thailand, European Command in Germany; Joint Chiefs of Staff at the Pentagon, and Congress and White House staffs.  General Admire holds a Master of Arts degree in National Security and Strategic Studies from the Naval War College, a Masters of Arts degree in International Relations from Salve Regina University, a Masters or Arts degree in Military History from Old Dominion University, a Master of Arts degree in Journalism and a Bachelors of Arts degree in Public Relations & Advertising from the University of Oklahoma.

Advisor Compensation

Our current compensation policy for the members of our advisory board is to compensate them through options to purchase common shares as an inducement for them to join the advisory board.  The following table described the common share purchase options granted to the members of our advisory committee to date:

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date

Richard Clarke	1/22/2004	100,000	$ 0.35	1/22/2009
Roger Cressey	1/22/2004	100,000	$ 0.35	1/22/2009
William M. Glanton	1/22/2004	100,000	$ 0.35	1/22/2009
Major General John Admire, Ret.	1/22/2004	100,000	$ 0.35	1/22/2009

We do not currently provide the members of our advisory board with cash compensation, although we do reimburse their expenses.

Employment And Consulting Agreements With Executive Management

Michael J. Skellern

Mr. Skellern is currently employed as President and Chief Executive Officer of Universal Holdings pursuant to the terms of an executive employment agreement entered into effective October 1, 2004.  The essential terms of the employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either Mr. Skellern or Universal Holdings provides at least one months notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern' compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.

•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

Universal Holdings is required to pay the insurance premium for a $2,000,000 life insurance policy on Mr. Skellern for the benefit of his family.

The employment agreement provides for early termination in the case of Mr. Skellern’s death or permanent incapacity, Mr. Skellern’s termination by Universal Holdings for “cause” as that term is defined in the agreement, or Mr. Skellern’s termination of the agreement for “good reason” as that term is defined in the agreement.  In the event of Universal Holdings’ termination of Mr. Skellern’s employment without cause or Mr. Skellern’s termination of employment for good reason, he will be entitled, as severance pay, to his base compensation through the term of the agreement plus any earned but unpaid bonuses for any completed years.

The agreement also contains provisions relating to Mr. Skellern’s obligation not to solicit any employee of Universal Holdings for a period of two years after his termination and to maintain the confidentiality Universal Holdings’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Skellern during the term of his employment shall remain the property of Universal Holdings.

Subsequent to the above transactions, on December 22, 2003, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on the first anniversary date of grant.  These options lapse to the extent unexercised on December 22, 2008.

On September 8, 2004, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase

500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.

Marian J. Barcikowski

Mr. Barcikowski was originally employed as Director of Finance and Comptroller of Universal Holdings under an employment agreement dated June 15, 2004, which expires on June 15, 2006.  In August 2004, Mr. Barcikowski was promoted to Chief Financial Officer.  The essential terms of the employment agreement are as follows:

•

Mr. Barcikowski is entitled to annual compensation of $120,000 per year.

•

The company may in its discretion pay Mr. Barcikowski a bonus at the end of each year of employment.

•

As an inducement for Mr. Barcikowski’s employment, he was granted a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.92 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Barcikowski’s employment, while the balance vest on the second anniversary.

The employment agreement may be terminated by Universal Holdings with or without “cause” as that term is defined in the agreement.  In the event of termination without cause, Mr. Barcikowski will be entitled to two weeks severance pay.

The agreement also contains provisions relating to Mr. Barcikowski’s obligation not to solicit any employee of Universal Holdings for a period of two years after his termination and to maintain the confidentiality Universal Holdings’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Barcikowski during the term of his employment shall remain the property of Universal Holdings.

Subsequent to the above transactions, on September 8, 2004 Universal Holdings granted Mr. Barcikowski, as additional compensation for the provision of his services as Chief Financial Officer, common share purchase option entitling him to purchase an addition 400,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings, which is presently under negotiations.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.

Mark V. Asdourian

We have retained Mr. Asdourian as our General Counsel since August 23, 2004.  Under this arrangement, Mr. Asdourian devotes approximately one-half of his time to the company’s affairs for monthly compensation of $12,000, and a $500 automobile per month allowance.  Mr. Asdourian devotes the balance of his time to his private practice as principal of The Law Offices of Mark V. Asdourian.  We are currently in the process of reducing this arrangement into a permanent one pursuant to an employment agreement currently under negotiation.  In addition to the foregoing compensation, the company would provide Mr. Asdourian with benefits generally provided to executive level employees as well as an automobile allowance to be agreed upon.  With the consent of both parties, The Law Offices of Mark V. Asdourian acts as attorney of record with respect to certain litigation concerning the company.

On September 8, 2004 Universal Holdings granted Mr. Asdourian, as additional compensation for the provision of his services as General Counsel, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.

The grant of these options is contingent upon Mr. Asdourian entering into a mutually acceptable employment agreement with Universal Holdings which, as stated above, is presently under negotiation.  Subject to satisfaction of that condition, 125,000 of these options vest on each of October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.

Dennis M. Cole

Mr. Cole is employed as President of Shield Defense under an employment agreement dated February 1, 2004 and which expires August 30, 2005.  The essential terms of the employment agreement are as follows:

•

Mr. Cole is entitled to annual compensation from Shield Defense of $125,000 per year.

•

Mr. Cole is entitled to be paid a bonus at the end of each of Shield Defense fiscal year based upon mutually agreed upon financial performance standards up to 100% of his base salary. Three-quarters of the bonus shall be paid in the form of fully vested Universal Holdings common share purchase options, while the balance shall be paid in cash. The exercise price for the common share purchase options shall be $0.47 per share, which was the fair market value on the effective date of Mr. Cole’s employment agreement. The company and Mr. Cole have not to date finalized the performance standards governing the grant of the bonus.

•

As an inducement for Mr. Cole’s employment, he was granted a common share purchase option entitling him to purchase over ten years 150,000 Universal Holding common shares at the price of $0.47 per share, the fair market value of the shares as of the date of grant.  One-half of the options were vested upon grant, while the balance will vest on February 1, 2005 if Mr. Cole remains employed by Shield Defense. In the event of a “change of control” as that term is defined in the employment agreement, all the options will become fully vested.

•

Mr. Cole is entitled to a $600 per month automobile allowance.

•

Shield Defense shall pay the insurance premium for a $1,000,000 life insurance policy on Mr. Cole for the benefit of his family.

The employment agreement provides for early termination in the case of Mr. Cole’s death or disability, Mr. Cole’s termination by Shield Defense for “cause” as that term is defined in the agreement; or Mr. Cole’s termination of employment for “good reason” as that term is defined in the agreement.  In the event that the Shield Defense changes Mr. Cole’s duties as President or in the event of a change in control, then Shield Defense shall continue to pay Mr. Cole his salary and life insurance premiums for an additional twelve months, and shall also provide him with outplacement services.

The agreement also contains provisions relating to Mr. Cole’s obligation not to solicit any employee of Shield Defense for a period of one year after his termination and to maintain the confidentiality of Shield Defense’s information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Cole during the term of his employment shall remain the property of Shield Defense.

Michael J. Stannard

Mr. Stannard was originally employed as Managing Director of Secure Risks under an employment agreement dated June 1, 2004, which expires on May 31, 2007.  The essential terms of the employment agreement are as follows:

•

Mr. Stannard is entitled to annual compensation of £125,000 per year.

•

Mr. Stannard is entitled to be paid a bonus at the end of each of Secure Risks fiscal year based upon mutually agreed upon financial performance standards.  Secured Risks has since agreed to pay Mr. Stannard (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA , not to exceed Mr. Stannard’s base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

•

As an inducement for Mr. Stannard’s employment, he was entitled to (1) a $50,000 signing bonus and (2) the grant of a common share purchase option entitling him to purchase over five years 1,250,000 Universal Holding common shares at the price of $0.85 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon grant, while the balance vest upon the first anniversary of Mr. Stannard’s employment.

The employment agreement provides for early termination in the case of Mr. Stannard’s death or disability, Mr. Stannard’s termination by Secure Risks for “cause” as that term is defined in the agreement; or Mr. Stannard’s termination of employment for “good reason” as that term is defined in the agreement. In the event of Mr. Stannard’s termination of employment without cause, or should Secure Risks change Mr. Stannard’s duties as Managing Director or in the event of a change in control, then Secure Risks shall pay him the balance of amounts due under the contract, shall continue to provide any previously provided life insurance and health insurance coverage for an additional twelve months, and shall also provide him with outplacement services.

The agreement also contains provisions relating to Mr. Stannard’s obligation not to solicit any employee of Secure Risks shall pay him the balance of amounts due under the contract, shall continue to pay Mr. Stannard his life insurance for a period of one year after his termination and to maintain the confidentiality of Secure Risks’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Stannard during the term of his employment shall remain the property of Secure Risks.

The agreement also contains provisions relating to Mr. Stannard’s obligation not to solicit any employee of Secure Risks for a period of twelve months after his termination and to maintain the confidentiality of Secure Risks’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Stannard during the term of his employment shall remain the property of Secure Risks.

Bruce M. Braes

Mr. Braes was employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Braes (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA , not to exceed Mr. Braes’ base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

The service agreement provides for early termination in the case of Mr. Braes’ death or disability, Mr. Braes’ termination by Secure Risks for “cause” as that term is defined in the agreement; or Mr. Braes’ termination of employment for “good reason” as that term is defined in the agreement. In the event of Mr. Braes’ termination of employment without cause, or should Secure Risks change Mr. Braes’ duties as Managing Director or in the event of a change in control, then Secure Risks shall pay him the balance of amounts due under the contract, shall continue to provide any previously provided life insurance and health insurance coverage for an additional sixteen months, and shall also provide him with outplacement services.

The service agreement also contains provisions relating to Mr. Braes’ obligation not to solicit any employee of Secure Risks for a period of eighteen months after his termination and to maintain the confidentiality of Secure Risks’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Braes during the term of his employment shall remain the property of Secure Risks.

As additional compensation for Mr. Braes’s employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, the fair market value of the shares as of the date of grant, vesting over three years.

John Chase

Mr. Chase was employed as Managing Director of Secure Risks under a service agreement with that company dated June 16, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Chase is entitled to annual compensation of £100,000 per year.

•

Mr. Chase is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Chase (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA , not to exceed Mr. Chase’s base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

The service agreement provides for early termination in the case of Mr. Chase’s death or disability, Mr. Chase’s termination by Secure Risks for “cause” as that term is defined in the agreement; or Mr. Chase’s termination of employment for “good reason” as that term is defined in the agreement. In the event of Mr. Chase’s termination of employment without cause, or should Secure Risks change Mr. Chase’s duties as Managing Director or in the event of a change in control, then Secure Risks shall pay him the balance of amounts due under the contract, shall continue to provide any previously provided life insurance and health insurance coverage for an additional sixteen months, and shall also provide him with outplacement services.

The service agreement also contains provisions relating to Mr. Chase’s obligation not to solicit any employee of Secure Risks for a period of eighteen months after his termination and to maintain the confidentiality of Secure Risks’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Chase during the term of his employment shall remain the property of Secure Risks.

As additional compensation for Mr. Chase’s employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, the fair market value of the shares as of the date of grant, vesting over three years.

William M. Glanton

Mr. Glanton was employed as Managing Director, United States, of Secure Risks under an employment agreement with that company dated August 1, 2004.  The employment agreement has an initial term of one year, and is thereafter terminable by either party upon 30 days prior notice.  The essential terms of the employment agreement are as follows:

•

Mr. Glanton is entitled to annual compensation of $72,000 per year.

•

Mr. Glanton shall be entitled to a performance-based bonus each fiscal year of Secure Risks based upon the amount of new contract revenues he procures for Secure Risks, computed as follows: 3%, 2.5%, 1.75%, 1.5%, 1.25% and 1% of net contract sales equal or exceeding $1,000,000; $3,000,000, $5,000,000, $7,000,000, $9,000,000 and $12,000,000, respectively.  One-half of the bonus shall be paid in cash no later than 30 days of the end of Secure Risks’ fiscal year, with the balance payable in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the closing price of the shares at the close of the fiscal year, and exercisable at that price.

•

As an inducement for Mr. Glanton’s employment, he was entitled to the grant of a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.76 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Glanton’s employment, while the balance vest on the second anniversary.

The employment agreement may be terminated by Secure Risks with or without “cause” as that term is defined in the agreement.  In the event of Mr. Glanton’s termination of employment without cause, Secure Risks shall pay him an amount equal to six months salary.

The agreement also contains provisions relating to Mr. Glanton’s obligation not to solicit any employee of Secure Risks for a period of one year after his termination and to maintain the confidentiality of Secure Risks’ information, and his acknowledgment that all products, inventions, discoveries or improvements made by Mr. Glanton during the term of his employment shall remain the property of Secure Risks.

Kurt Schaerer

Mr. Kurt Schaerer has been employed by Shield Defense International through Mr. Schaerer’s consulting company, Dipro Asia Pacific Ltd, on an “at will” basis since May 1, 2004.  As compensation for the provision of Mr. Schaerer’s services, we have agreed to compensate Dipro Asia Pacific the amount of $3,000 per month, and to pay a product sourcing fee based on a commission equal to 5% of the base manufactured cost of goods sourced FOB factory, to cover office rent and equipment.  We have also granted to Mr. Schaerer a common share purchase option entitling him to purchase over five years 150,000 Universal Holding common shares at the price of $1.04 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Schaerer’s employment, while the balance vest on the second anniversary.

Delmar Kintner

Mr. Kintner currently provides his services as President of ISR Systems as well as general consulting services to our company pursuant to the terms of a consulting agreement with UGC dated October 9, 2003, which has since been assumed by Universal Holdings.  Under this agreement, which rolls over for 60 day periods unless terminated by either party, we pay Mr. Kintner the sum of $85 per hour for his services, plus reimbursement of expenses.

William C. Lowe

On March 25, 2004, we entered into a one-year consulting understanding with Mr. William C. Lowe for the provision of general marketing and management support.  Under the terms of that understanding, we agreed to pay Mr. Lowe the sum of $12,500 per month for the term of the agreement, and we granted him common share purchase warrants entitling him to purchase 500,000 restricted common shares at $0.75 per share, with such options vesting in equal installment at the end of each month of the consulting term.  Due to Mr. Lowe’s inability to devote sufficient time to the performance of his consulting duties, the parties agreed to terminate the understanding effective June 25, 2004, with Mr. Lowe being entitled to retain all options granted through such date (125,000).  On December 1, 2004, we entered into a four-month consulting agreement with Mr. Lowe for the provision of assistance in marketing our Cobra StunLight™ product.  Mr. Lowe will be compensated at the rate of $7,500 per month under this agreement for the provision of his services.  In satisfaction of this entire obligation, we paid Mr. Lowe 20,408 common shares registered under form S-8 based upon the closing price for our common shares as of the date of the agreement ($1.47).

Dr. Mel R. Brashears

On July 7, 2003, we granted to Dr. Brashears, as compensation for consulting services, fully vested warrants entitling him to purchase one 300,000 common shares at $0.19 per share.  These warrants lapse, if unexercised, on July 27, 2008.

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Universal Holdings during fiscal 2004.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Michael J. Skellern President and Chief Executive Officer	2004 2003 2002	$ 248,357 204,750 65,000	$ — — —	$ — — —	$ — — —	500,000 500,000 150,000(2)	$ — — —	$ — — —
Michael J. Stannard Managing Director of Secure Risks	2004 2003 2002	$ 112,500 — —	$ 50,000 — —	$ — — —	$ — — —	1,250,000 — —	$ — — —	$ — — —

(1)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)

Common share purchase options granted to Mr. Skellern in his capacity as a director of Guardian Corporation.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2004 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	Expiration Date
Michael J. Skellern	500,000	10.2%	$0.54	September 7, 2009
Michael J. Stannard	1,250,000	25.6%	$0.85	June 1, 2009

(1)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2004 in his capacity as an officer (employee) and, if applicable, as a director.  The denominator in calculating this percentage is 4,370,000, which represents options granted to all company employees during fiscal 2004, including those to the named executive officers in their capacities as officers (employees) and, if applicable, directors.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2004, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2004:

Unexercised In-The-Money Options and SARs at December 31, 2004
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Michael J. Skellern	—	—	900,000 / 250,000	$1,827,000 / $507,500
Michael J. Stannard	—	—	625,000 / 625,000	$1,268,750 / $1,268,750

(1)

The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 2004 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2004 exceeds the exercise price of those options.  The fair market value of Universal Holdings common shares for purposes of this calculation is $2.04, based upon the closing price for our common shares as quoted on the OTCBB on December 31, 2004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes included as part of this prospectus.

Overview

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats for governments and businesses worldwide through our various operating subsidiaries.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic and tactical security services to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification of theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic security, close and force protection and training.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary, focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) has recently completed development on two products which we are currently introducing to the market.  The first of these products, the Cobra StunLight™, is a heavy duty flashlight that launches a laser-aimed stream of either OC (pepper spray) or CS (tear gas).  The second product, the Python Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile.  Development of the Cobra StunLight™ and Python projectiles launchers have been completed, with the U.S. Navy patented projectiles pending final development and production.  We are currently developing international sales and marketing channels to facilitate the introduction of these products to the targeted markets.

Our ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.

Universal Guardian Corporation; Discontinued Operations; Acquisitions

On December 31, 2002, we consummated a share exchange pursuant to which we acquired Guardian Corporation as our wholly-owned subsidiary, and the shareholders of Guardian Corporation acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock. Since the shareholders of Guardian Corporation obtained control of our company, we treated the share exchange as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of our company, including with respect to periods pre-dating the acquisition.  Accordingly, in reading the following discussion of our consolidated financial condition and results of operations, please keep in mind that, to the extent that condition and those results pre-date our acquisition of Guardian Corporation, they reflect Guardian Corporation’s consolidated financial condition and results of operations.

The sole income producing asset of Guardian Corporation was its Harbour Group subsidiary which, in turn, had one income producing asset, a subcontract with Northern NEF, Inc, which provided waterside security systems for U.S. naval port facilities.  On September 23, 2003, Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated for the “Convenience of the Government”, thereby terminating its subcontract with Northern NEF.  Since the termination of the subcontract, we have undertaken the development of new businesses, intellectual property and products through our Secure Risks, Shield Defense and ISR Systems subsidiaries as described above, and have allowed both Harbour Group and Guardian Corporation to become dormant companies.  Harbour Group’s and Guardian Corporation’s only business activities at the time of this report are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and settlement amounts being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  Since our financial statements are prepared on a consolidated basis, all of the revenues and a substantial portion of the costs reflected in our consolidated financial condition and results of operations consist of those of Harbour Group.  Since Harbour Group’s subcontract with Northern NEF has been terminated and we have allowed the company to become dormant, there will be no further revenues generated by that company other than the collection of amounts claimed from the U.S. Navy in connection with that termination.  Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical results.

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI pursuant to a share exchange.  All revenues recognized by the company since July 1, 2004 are those of Secure Risks arising from this acquisition.  Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical results as a result of this acquisition.

Going Concern

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern.  As of September 30, 2004, we (1) had incurred net losses since our inception of $9,676,057; (2) had a working capital deficit of $2,382,247; (3) were in default with respect to dividends accrued with for our series ‘A’ preferred stock in the amount of $101,500; and (4) were involved in certain litigation.  The foregoing matters raise substantial doubt about our ability to continue as a going concern.  See note 1 to our interim consolidated financial statements included in this prospectus.

The $2,382,247 negative working capital as of September 30, 2004 was partially attributable to the accrual as a liability of (1) a maximum cash penalty of $135,000 should the company fail to register with the SEC on or before May 25, 2005 a total of 2,500,000 common shares sold in a private placement on May 25, 2004, (2) the value of $973,208 ascribed to 1,250,000 common share purchase warrants granted as compensation to a placement agent in the private placement that are also required to be registered with the SEC by May 25, 2005, and (3) deferred revenue of $328,901.  Although we accrued the value of the warrants as a liability in accordance with financial accounting principles, no cash or other penalty is payable to the holder of the warrants in the event that the warrants are not timely registered.

Based upon recent financings in January and February 2005, management now believes that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital will be sufficient to continue our business for the next twelve months.  See “Liquidity And Capital Resources” below.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financials statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  For a description of those estimates, see note 1, Organization and Significant Accounting Policies, contained in the explanatory notes to our annual consolidated financials statements included with this prospectus.  On an ongoing basis, we evaluate our estimates, including those related to reserves, impairment of long-lived assets, value of our stock issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Results of Operations

Selected Statement Of Operations Data

Summarized in the table below is statement of operations data comparing the year ended December 31, 2003 with the year ended December 31, 2002:

	Year Ended December 31,		Change ($)	Change (%)
	2003	2002
Net revenue	$ 3,746,282	$ 2,779,449	$ 966,833	35%
Cost of revenue	3,186,886	2,429,650	757,236	31%
Gross profit	559,396	349,799	209,597	60%
Selling, general and administrative expenses:	5,759,215	1,094,819	4,664,396	426%
Loss from operations	(5,199,819)	(745,020)	(4,454,799)	598%
Other income (expense):
Interest expense	(81,973)	(26,321)	(55,652)	211%
Financing costs	(205,000)	(559,770)	354,770	(63%)
Interest income	177,602	—	177,602
Total other income (expense)	(109,371)	(586,091)	476,720	(81%)
Loss before provision for income taxes	(5,309,190)	(1,331,111)	(3,978,079)	299%
Provision for income taxes	—	—	—	—
Net loss	(5,309,190)	(1,331,111)	(3,978,079)	299%
Preferred stock dividends	(117,181)	(5,469)	(111,712)	2,043%
Net loss attributable to common stockholders	$ (5,426,371)	$ (1,336,580)	$ (4,089,791)	306%

Summarized in the table below is statement of operations data comparing the nine-month interim period ended September 30, 2004 with the corresponding nine-month interim period ended September 30, 2003:

	Nine Months Ended September 30,		Change ($)	Change (%)
	2004	2003
Net revenue	$ 1,988,266	$ 3,795,884	$ (1,807,618)	(48%)
Cost of revenue	1,447,239	3,255,721	(1,808,482)	(56%)
Gross profit	541,027	540,163	864	0.2%
Selling, general and administrative expenses:	3,552,037	4,533,821	(981,784)	(22%)
Loss from operations	(3,011,010)	(3,993,658)	(982,648)	25%
Other income (expense):
Interest expense	(2,062)	(53,895)	51,833	96%
Financing costs	(156,968)	(205,000)	48,032	23%
Interest income	1,570	177,602	(176,032)	(99%)
Gain on settlement with former landlord	742,456	—	742.456	—
Change in value of warrant liability	(436,935)	—	(436,935)	—
Other	43,750	—	43,750	—
Total other income (expense)	191,811	(81,293)	273,104	—
Loss before provision for income taxes	(2,819,199)	(4,074,951)	(1,255,752)	31%
Provision for income taxes	106,434	—	106,434	—

Net loss	(2,925,633)	(4,074,951)	(1,149,318)	28%
Preferred stock dividends	(41,698)	(89,059)	47,361	53%
Net loss attributable to common stockholders	$ (2,967,331)	$ (4,164,010)	$ (1,196,679)	29%

Revenues And Gross Profits

Revenue for the year ended December 31, 2003 was $3,746,282, as compared to $2,779,449 for the same period in 2002, representing a $966,833 or 35% increase.  Cost of revenue, gross profit and gross margin for the year ended December 31, 2003 was $3,186,886, $559,396 and 15%, respectively, as compared to $2,429,650, $349,799 and 13% for the year ended December 31, 2002.

Revenue for the nine months ended September 30, 2004 was $1,988,266, as compared to $3,795,884 for the nine months ended September 30, 2003.  Cost of revenue, gross profit and gross margin for the nine months ended September 30, 2004 was $1,447,239, $541,027 and 27%, respectively, as compared to $3,255,721, $540,163 and 14% for the nine months ended September 30, 2003.

Our revenues for the nine months ended September 30, 2004 was principally derived from contracts for services rendered by our Secure Risks subsidiary after the acquisition of that company by our SSSI subsidiary on July 1, 2004.  Our revenue for the years ended December 31, 2003 and 2002 and the nine months ended September 30, 2003 was principally derived from contracts for services and installation of our integrated security systems by Harbour Group in four U.S. Navy harbors in the United States and Europe.  As previously discussed, we were notified in September 2003 that Northern NEF’s contract with the U.S. Navy was terminated, thereby terminating our subcontract with Northern NEF.  Since our revenues for 2004 and 2003 periods arise from the provision of completely different types of services and products, no trend comparisons can be made with respect to the cost of revenues and gross margins for these periods.

Selling, General And Administrative Expenses And Loss From Operations

Summarized in the table below are selling, general and administrative expenses comparing the year ended December 31, 2003 with the year ended December 31, 2002:

	Year Ended December 31,		Change ($)	Change (%)
	2003	2002
Professional fees	$ 2,687,816	$ 218,451	$ 2,469,365	1,131%
Payroll and related benefits	882,284	674,682	207,602	31%
Rent (including settlement in 2003)	1,060,708	18,998	1,041,710	5,483%
Travel	118,946	76,746	42,200	55%
Insurance	88,716	18,543	70,173	378%
Utilities	43,535	13,931	24,604	177%
Software license	369,720	—	369,720	—
Writedown of asset	139,483	—	139,483	—
Other	368,007	73,468	299,539	408%
	$ 5,759,215	$ 1,094,819	$ 4,664,396	426%

Summarized in the table below are selling, general and administrative expenses comparing the nine-month interim period ended September 30, 2004 with the corresponding interim period ended September 30, 2003:

	Nine Months Ended September 30,		Change ($)	Change (%)
	2004	2003
	(unaudited)	(unaudited)
Professional fees	$ 2,085,436	$ 1,853,945	$ 231,491	13%
Payroll and related benefits	624,205	828,049	(203,844)	(25%)
Rent (including settlement in 2003)	38,869	1,060,708	(1,021,838)	(96%)
Travel	146,127	91,578	54,549	60%
Insurance	29,768	81,014	(51,246)	(63%)
Utilities	4,934	40,089	(35,155)	(88%)
Software license	—	369,720	(369,720)	—
Other	622,698	208,718	413,979	198%
	$ 3,552,037	$ 4,533,821	$ (981,784)	(22%)

Selling, general and administrative expenses for the year ended December 31, 2003 was $5,759,215, as compared to $1,094,819 for the year ended December 31, 2002, representing a $4,664,398 or426% increase.  The overall increase was partially attributable to a $2,449,365 increase in consulting, legal, accounting and other professional fees; a $1,041,710 increase in rent; and a $373,007 expenditures to acquire a software license.  The overall increase in consulting, legal, accounting and other professional fees was principally incurred in connection with the our acquisition of Guardian Corporation, the ramping up of operations and the use of consultants to support contract performance under Harbour Group’s contract with the United States Navy and then the termination of that contract as the result of the cancellation of the Northern NEF subcontracts, maintaining our markets and otherwise complying with our obligations as a public company, and litigation.  The increase in rent was attributable to the ramping up of our operations to support contract performance under Harbour Group’s contract with the United States Navy.  Included in rent is $942,456 reflecting the value of future payments due with respect to our facilities lease in Carlsbad, California, which we have accrued as the result of the abandonment of those facilities following the cancellation of the Northern NEF subcontracts.

Selling, general and administrative expenses for the nine-month interim period ended September 30, 2004 was $3,552,037, as compared to $4,533,821 for the corresponding interim period in fiscal 2003, representing a $981,784 or 22% overall decrease.  The overall decrease was principally attributable to a $1,021,838 decrease rent, a decrease in the write-off of software license of $369,720, and a $203,844 decrease in payroll and related benefits, partially offset by a $231,000 increase in consulting, legal, accounting and other professional fees.  The principal component of the rent decrease was a charge of $942,456 related to the abandonment of our lease in Carlsbad, California in 2003.  The overall decrease in payroll and benefits, the write-off of the software license and the decrease in rent was principally attributable to the termination of The Harbour Group’s contract with the United States Navy in September 2003.  The increase in professional fees was principally attributable to litigation arising from the termination of that contract and the resulting termination of employees.

Other Income And Expense And Net Loss

Financing costs for the year ended December 31, 2003 was $205,000, as compared to $559,770 for the same period in 2002, representing a $354,770 or 63% decrease.  We had financing costs of $156,968 for the nine-month period ended September 30, 2004, as compared to $205,000 for the corresponding interim period in 2003, representing a $48,032 or 23% increase.  Financing costs in 2002 relate to 350,000 UGC series ’A’ preferred shares with a value of $437,500 issued in connection with two bridge loans, and the payment of debt issue costs of $122,270 related to the same two bridge loans.  The $205,000 in financing costs in 2003 related to the exercise of a put option by two investors to require Guardian Corporation to repurchase 409,999 UGC series ‘A’ preferred shares pursuant to the terms an agreement whereby the investors previously converted bridge loans extended to Guardian Corporation and accrued interest thereon into those shares. However, Guardian Corporation was prohibited under corporate law from repurchasing the shares since its total assets were less than its total liabilities.  The financing cost of $205,000 was calculated as the difference between the $1.75 put price and the carrying amount of the put shares of $1.25 times the number of put shares.  The financing costs for the nine months ended September 30, 2004 is a dividend in kind paid by Guardian Corporation with respect to all outstanding UGC series ‘A’ preferred shares with a value of $156,968.

Interest income for the year ended December 31, 2003 was $177,602, as compared to $0 for the same period in 2002.  Interest income principally relates to interest we charged the Northern NEF for delaying payment on our outstanding invoices of $207,011, offset by interest charged to us by our subcontractors of $31,440.  As a result of the termination of The Harbour Group’s contract with the United States Navy in September 2003, increase income decreased from $177,602 for the nine-month interim period ended September 30, 2003 to $1,570 for the corresponding interim period in 2004.

Interest expense for the year ended December 31, 2003 was $81,973, as compared to $26,321 for the same period in 2002, representing a $55,652 or 211% increase.  Interest expense for the nine-month interim period ended September 30, 2004 was $2,062, as compared to $53,895 for the corresponding interim period in 2003, representing a $51,833 or 96% decrease.  Interest expense relates to interest on notes payable, capital leases and interest charged by our sub-contractors for delayed payments on their invoices.  The principal reason for the increase in interest expense for the year ended December 21, 2003 as compared to 2002 was interest charged by our sub-contractors for late payment on invoices.  The decrease in interest expense for the nine months ended September 30, 2004 was attributable to lower loan balances as a consequence of the conversion on December 30, 2003 of $150,000 of note indebtedness by Guardian Corporation into Universal Holdings common shares.

The $742,456 gain on settlement with former landlord for the nine-month period ended September 30, 2004 related to the settlement of our Carlsbad, California, facilities lease.  As previously noted, during the fiscal year ended December 31, 2003, we had accrued the value of the future payments on this lease in the amount of $942,456. We settled this matter during the nine-month period ended September 30, 2004, and agreed to pay our former landlord the sum of $200,000 by December 31, 2004, leading to a gain on settlement in the noted amount.

The change in value of warrant liability of $436,935 for the nine-month interim period ended September 30, 2004 reflects the change in the relative value of the accrued warrant liability.  The fair value of the warrant liability amounted to $973,208 as of September 30, 2004.  This liability has been established since we have not yet registered 1,250,000 shares of our common stock underlying the exercise of 1,250,000 warrants.

Other income for the nine-month interim period ended September 30, 2004 was $43,750 as compared to $0 for the corresponding period in 2003.  Other income reflects the settlement of a debt with a vendor in the amount of $87,500 for a cash payment of $43,750 which resulted in a gain on the forgiveness of debt of $43,750 recorded as other income.

Preferred Stock Dividends And Net Loss Attributable To Common Shareholders

Preferred stock dividends for the year ended December 31, 2003 was $117,181 compared to $5,469 for the year ended December 31, 2004.  This increase was attributable to increased balances and longer issuance periods of UGC series ‘A’ preferred shares.  Preferred stock dividends for the nine-month period ended September 30, 2004 was $41,698, as compared to $89,059 for the corresponding period in 2003.  The decrease was attributable to the conversion of UGC series ‘A’ preferred shares into Universal Holdings common shares in fiscal 2004.

We recorded a net loss attributable to our common shareholders of $5,426,371 during the fiscal year ended December 31, 2003, as compared to a net loss attributable to our common shareholders of $1,336,580 during the fiscal year ended December 31, 2002, representing a $4,089,791 or 306% increase in our net loss attributable to our common shareholders.  Our net loss attributable to our common shareholders for fiscal 2003 is principally attributed to our $5,759,215 selling, general and administrative expenses the period as discussed above, partially offset by our $559,396 gross profit for the period as discussed above.

For the nine month period ended September 30, 2004, we recorded a net loss attributable to our common shareholders of $2,967,331 as compared to a net loss attributable to our common shareholders of $4,164,010 for the nine months ended September 30, 2003, representing a $1,196,679 or 29% decrease in our net loss attributable to our common shareholders.  Our net loss attributable to our common shareholders for the nine months ended September 30, 2004 is principally attributed to the $3,011,010 loss from operations as discussed above, plus the change in value of the warrant liability and financing costs of $593,903, partially offset by $742,456 in the gain on the settlement of a legal matter with our former landlord.

Liquidity and Capital Resources

Historical Sources of Cash

Since January 1, 2003, we principally financed our operations and acquisitions through a combination of (1) the sale of common shares for cash ($2,403,537); (2) the sale by our Guardian Corporation subsidiary of UGC series ‘A’ preferred shares for cash ($494,947); (3) the issuance of our common shares in exchange for securities of companies we have acquired ($17,000); (4) the issuance of our common shares and/or options or warrants to purchase our common shares to various consultants in payment for the provision of their services, or to other creditors in satisfaction of our indebtedness to them ($3,499,000); (5) short-term financings including the sale of debentures ($1,200,000); (6) proceeds from the exercise of common share purchase options or warrants ($175,000); and (7) revenues received from our Secure Risks subsidiary and, prior to the termination of its subcontract and business in fiscal 2003, revenues received from our Harbour Group subsidiary.  Included in the above are the following significant transactions:

•

On September 4, 2002, our Guardian Corporation subsidiary borrowed $180,000 from Pacific International, Inc., a corporation owned and controlled by Mr. Michael J. Skellern, who is an executive officer, director and 5% shareholder of our company.  On December 30, 2003, we agreed to issue 1,404,167 restricted common shares to Pacific International, Inc. as consideration for the cancellation of $150,000 of that indebtedness plus $18,500 in interest.

•

On October 14, 2002, Guardian Corporation borrowed $500,000 from Mr. Sotiris Emmanouil and $200,000 from Mr. Michael Drescher pursuant to two bridge loan notes which accrued interest at 10% per annum. The notes were secured by virtually all of Guardian Corporation’s assets and were due on January 14, 2003.  As an inducement for Messrs. Emmanouil and Drescher to extend the loans, Guardian Corporation issued to them a total of 350,000 UGC series ‘A’ preferred shares.  Each UGC series ‘A’ preferred share was convertible into one UGC common share.  We subsequently made provision to allow the conversion of each UGC series ‘A’ preferred share to be converted, at the option of the holder, into one Universal Holdings common share.  In January 2003, Messrs. Emmanouil and Drescher agreed to convert the principal due on their notes in the aggregate amount of $700,000 plus accrued interest in the aggregate amount of $17,500 into a total of 574,000 UGC series ‘A’ preferred shares.  As part of Guardian Corporation’s agreement to convert the notes into UGC series ‘A’ preferred shares, Guardian Corporation issued Messrs Emmanouil and Drescher a put option that, if exercised, would require Guardian Corporation to repurchase the UGC series ‘A’ preferred shares at $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and at $1.75 per share if exercised between May 16, 2003 and June 30, 2003.  The put option expiration date of June 30, 2003 was subsequently extended to August 2003.  In August 2003, Messrs. Emmanouil and Drescher purported to exercise their put options for an aggregate of 409,999 UGC series ‘A’ preferred shares at the $1.75 per share put price.  However, Guardian Corporation was prohibited under corporate law from repurchasing the shares since its total assets at the time were less than its total liabilities.  As a consequence, we carried Guardian Corporation’s payment obligation as a reserve against a potential accrued liability on our consolidated financial statements as of December 31, 2003.  On April 8, 2004, Guardian Corporation issued a total of 74,841 UGC series ‘A’ preferred shares to Messrs. Emmanouil and Drescher as dividends on their preferred shares.  During the period February 2004 through June 2004, Messrs. Emmanouil and Drescher converted 980,126 of their UGC series ‘A’ preferred shares into 980,126 Universal Holdings common shares.

•

On June 1, 2003, we raised $554,868 pursuant to a private placement to 21 investors of 443,894 Guardian Corporation restricted UGC series ‘A’ preferred shares.  As part of the transaction, we (1) paid $51,721 in cash commissions to Camden Securities, Inc., and (2) issued Camden Securities common share purchase warrants entitling it to purchase, through May 31, 2005, a total of 26,987 common shares at $0.875 per share.  Each UGC series ‘A’ preferred share sold is convertible into one UGC common share or, at the option of the holder, one Unviersal Holdings common share.  During the period May 2004 through June 2004, the aforesaid shareholders converted 472,507 of the aforesaid UGC series ‘A’ preferred shares into 472,507 Universal Holdings common shares.

•

On July 2, 2003, we raised $50,000 pursuant to the private placement of 111,000 restricted common shares to an investor.  As part of that transaction, we issued common share purchase warrants to the investor entitling him to purchase, through July 3, 2008, 55,556 common shares at $1 per share and 55,555 shares at $1.25 per share.

•

On February 6, 2004, we raised $1,000,000 through the private placement of 3,610,108 restricted common shares to Mr. Michael Appleby and Mrs. Dominique Appleby.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  These warrants have subsequently lapsed unexercised.

•

On May 25, 2004, we raised $1,500,000 pursuant to the private placement of 2,500,000 restricted common shares to Absolute Return Europe Fund.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc. (“Hunter”), as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.

•

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI in exchange for 4,101,494 unregistered Universal Holdings common shares.

•

On January 4, 2005, as part of a single transaction, we sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 2004, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.

•

On January 14, 2004, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”)) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

•

As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.  As the result of such grant, we have recorded a non-cash deferred financing charge in the amount of $500,000 reflecting the fair value attributable to these warrants, thereby resulting in an effective annual rate of interest on the debenture of 224%.

•

The aforesaid private placement was effected through Hunter as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.

•

On February 7, 2004, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as placement agent, the sum of $250,000 in cash and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.48 per share, while the balance are exercisable at $2.98 per share.  These warrants lapse if unexercised on February 7, 2008.

Cash Position and Sources And Uses Of Cash

Our cash and cash equivalents position as of September 30, 2004 was $865,866, as compared to $25,648 as of December 31, 2003.  The increase in our cash and cash equivalents position for the nine-month interim period ended September 30, 2004 was attributable to $2,412,328 in cash raised from financing activities, partially offset by $1,344,164 in cash used in operating activities and $227,946 in cash used in investing activities.

Our operating activities used cash in the amount of $1,344,164 for the nine-month interim period ended September 30, 2004, as compared to $1,301,656 for the corresponding interim period in fiscal 2003.  The $1,344,164 in cash used for the nine-month interim period ended September 30, 2004 reflected our net loss of $2,925,633 for that interim period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The $1,301,656 of cash used in operating activities for our nine-month interim period ended September 30, 2003 reflected our net loss of $4,074,951 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The significant reduction in our net loss nine-month interim period ended September 30, 2004 over the same period in fiscal 2003 is attributable to the downsizing of our operations during the latter half of 2003 due to the termination of our subcontract with Northern NEF and subsequent termination of certain personnel.

During the nine months ended September 30, 2004, we used $227,946 of cash from investing activities, as compared to using $152,061 of cash in investing activities for the nine months ended September 30, 2003.  The increase in our investing activities for the nine months ended September 30, 2004 over the prior corresponding period was attributed to the purchase of property and equipment for our SSSI subsidiary

During the nine months ended September 30, 2004, our financing activities provided cash in the amount of $2,412,328, as compared to $410,905 for the nine months ended September 30, 2003.  The principal sources of cash for the nine-month interim period ended September 30, 2004 was the issuance of common shares ($2,500,000), partially offset by offering costs in the amount of $261,463 plus proceeds received from the exercise of common share purchase options or warrants ($175,000).  The principal sources of cash for the nine-month interim period ended September 30, 2003 was the issuance of UGC series ‘A’ preferred shares common stock ($494,947), cash overdrafts ($54,073) and the sale of common stock ($165,000) partially offset by payments on notes ($299,811).

Our cash and cash equivalents position as of December 31, 2003 was $25,648, as compared to $1,042,842 as of December 31, 2002.  The decrease in our cash and cash equivalents position for the year ended December 31, 2003 was attributable to 1,002,574 in cash used in operating activities and $152,061 in cash used in investing activities, partially offset by $137,471 in cash raised from financing activities.

Our operating activities used cash in the amount of $1,002,574 for the year ended December 31, 2003, as compared to $565,101 for fiscal 2003.  The $1,002,574 of cash used in operating activities for the year ended December 31, 2003 reflected our net loss of $5,309,190 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The $565,101 of cash used in operating activities for the year ended December 31, 2002 reflected our net loss of $1,331,111 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The increase in the use of cash from our operating activities for fiscal 2003 over fiscal 2002 is due to the growth of our business in 2003 and the related growth in corporate overhead.

During the year ended December 31, 2003, we used $152,061 in cash in investing activities, as compared to using $99,641 in cash in investing activities for the year ended December 31, 2002.  The principal uses of cash for investment activities in fiscal 2003 and 2002 were for software development costs ($144,757 and $98,213, respectively).

During the year ended December 31, 2003, our financing activities provided cash in the amount of $137,471, as compared to the provision of cash in the amount of $577,382 for the year ended December 31, 2002.  The principal sources of cash from financing activities in fiscal 2003 were net proceeds from the sale of Guardian Corporation series ‘A’ preferred shares ($494,947) the exercise of warrants ($100,000) and the sale of Universal Holdings common shares ($65,000), partially offset by payments on notes payable ($518,000).  The principal sources of cash from financing activities in fiscal 2002 were the proceeds of bridge loans ($700,000), partially offset by the payment of debt issuance costs ($122,270).

Capital Resources Going Forward

Our plan of operation for the twelve month period following the date of this prospectus is for our Secured Risks subsidiary to continue to increase sales activities; our ISR System subsidiary to commence the sale of its services; and our Shield Defense subsidiary to commence the sale of its products.  We currently have budgeted $20, 516,293 in costs for the twelve month period following the date of this prospectus, including $14,548,110 in costs of goods sold; $5,747,640 in general, sales and marketing expenses, $206,875 in research and development expenses, and $13,668 for the purchase or sale of plant and significant equipment.

We believe that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital will be sufficient to continue our business for the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it become necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Our anticipated costs described above are estimates based upon our current business plan.  Our actual costs could vary materially from those estimated.  Further, we could also change our current business plan resulting in a change in our anticipated costs.  See that section of this prospectus captioned “Forward-Looking Statements”.

Off-Balance Sheet Arrangements

There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us, with the exception of the following:

•

On September 17, 2003, Mr. Joseph Celano, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $71,887.47 and related penalties with the California Labor Commissioner.  We believed that Mr. Celano’s claims were without merit, and we also claimed affirmative defenses for various causes of action including misappropriation of trade secrets and breach of fiduciary duties. On January 18, 2005, the California Labor Commissioner issued an award in favor of Mr. Celano in the amount of $104,000.  On February 3, 2005, we filed an appeal of the order with the San Diego County Superior Court.  The action is pending before the court and we expect will be set for trial within the next six months.

•

On October 15, 2003, Mr. Richard E. Fields, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $40,841.90 and related penalties with the California Labor Commissioner.  We believed that Mr. Field’s claims were without merit, and we also claimed affirmative defenses for various causes of action including, but not limited to, breach of fiduciary duty, misappropriation of trade secrets, tortious interference with contract and prospective economic advantage and conversion.  On January 18, 2005, the California Labor Commissioner issued a judgment in favor of Mr. Fields in the amount of $61,000.  On February 3, 2005, we filed an appeal of the order with the San Diego County Superior Court.  The action is pending before the court and we expect will be set for trial within the next six months.

•

On January 11, 2005, we received a cease and desist letter from Pepperball Technologies, Inc. claiming that our prospective manufacture of frangible projectiles for our Python Projectile Launcher infringes on Pepperball’s patents, and further claiming that Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing Universal Holdings with alleged trade secrets.  The frangible projectiles that will be manufactured by the Company are subject to a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002.  In January of 2004 Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  We have received non-infringement opinions from patent counsel with respect to Pepperball’s claims and will vigorously defend these claims if necessary.

•

We have received a demand from Sunrise Financial Group, Inc. demanding that the Company issue 294,661 common shares in connection with the terms of an investment banking services agreement dated June 12, 2004.  The shares arise from Sunrise’s claimed cashless exercise of a warrant for 500,000 common shares at a strike price of $1.00 per share.  We have had the investment banking agreement reviewed by legal counsel who advises that that such warrants may be unenforceable by reason of the agreement's failure to contain any terms relating to the methodology of the cashless exercise as well as the lack of any expiration date for the warrants.  We are presently continuing to evaluate the validity and enforceability of the investment banking agreement and warrants issuable thereunder given the circumstances.

•

On June 3, 2004, Guardian Corporation entered into a settlement with its former landlord, AC Pacific View, whereby Guardian Corporation agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of Guardian Corporation’s obligations arising under a terminated lease.  In the event payment was not made by that date, AC Pacific View would be entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amounts paid.   Guardian Corporation has not paid this amount to date, and is insolvent but for the potential recovery of damages in connection with the termination of Guardian Corporation’s subcontract with Northern NEF.  Management does not believe that the judgment, if filed by AC Pacific View, will be enforceable against Universal Holdings.

PRINCIPAL SHAREHOLDERS

The following table sets forth selected information, computed as of January 24, 2005, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company); each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4695 MacArthur Blvd., Suite 300, Newport Beach, California 92660.

	Class Of Stock(1)
	Common (Voting)		Series ’A’ Preferred (Non-Voting)
Name	Amount	%	Amount	%
Michael J. Skellern (2)(3)(4)	9,064,167 (9)	22.6%	0	—
Marion J. Barcikowski (2)	100,000	*	0	—
Mark V. Asdourian (2)	150,000	*	0	—
Dennis M. Cole (2)(3)	2,676,000 (10)	6.7%	0	—
Michael J. Stannard (2)(3)(5)	875,000 (11)	2.2%	0	—
Bruce M. Braes (2)(3)(5)	1,230,448	3.2%	0	—
John Chase (2)(3)(5)	615,224	1.6%	0	—
William M. Glanton (2)(3)(5)	120,000(12)	*	0	—
Kurt Schaerer (2)(3)(6)	0	—	0	—

Delmar R. Kintner (2)	5,840	*	0	—
Dr. Mel R. Brashears (3)	1,300,000(14)	3.2%	0	—
William C. Lowe(3)	500,000(15)	1.3%	0	—
Absolute Return Europe Fund (4)(7)	2,500,000	6.4%	0	—
Triple Tree (4)(8)	0	—	600	100%
Directors and executive officers, as a group	16,636,679(16)	37.6%	0	—

*

Less than one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of UGC series ‘A’ preferred shares. The number of outstanding shares of our common and series ’A’ preferred shares as of the applicable date are 38,970,839 and 600 shares, respectively.

(2)

Executive officer.

(3)

Director.

(4)

5% shareholder.

(5)

The address for Messrs. Stannard, Glanton, Braes and Chase is c/o Secure Risks Ltd., 36 Alie Street, London E1 8DA, United Kingdom.

(6)

The address for Mr. Schaerer is Royal Pacific Towers, 33 Canton Road, Tsimshatsui, Hong Hong, SAR, China.

(7)

The address of Absolute Return Europe Fund is 63 Camen De Sarria, 07010 Establiment, Palma de Mallorca, Spain.

(8)

The address of Triple Tree is Bahnhofplatz 9, P. O. Box  8023, Zurich, Switzerland.

(9)

Includes 1,054,167 common shares held by Pacific International, Inc., a corporation owned and controlled by Mr. Skellern; and 1,150,000 common shares issuable upon the exercise of fully vested common share purchase options.

(10)

Includes 1,300,000 common shares issuable upon the exercise of fully vested common share purchase options.

(11)

Includes 875,000 common shares issuable upon the exercise of fully vested common share purchase options.

(12)

Includes 100,000 common shares issuable upon the exercise of fully vested common share purchase warrants.

(13)

Includes 1,025,000 common shares issuable upon the exercise of fully vested common share purchase options.

(14)

Includes 1,300,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

(15)

Includes 500,000 common shares issuable upon the exercise of fully vested common share purchase options.

(16)

Includes 5,225,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions and business relationships since January 1, 2003 between Universal Holdings and persons who were at the time of such transaction an executive officer, director or holder of more than five percent of any class of our securities:

•

On December 22, 2003, we granted to Messrs. Dennis M. Cole and Thomas J. Pernice and Dr. Mel R. Brashears, in their capacities as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, fully vested common shares purchase options entitling them to each purchase 500,000 shares at the exercise price of $0.12 per share.  These options, which were granted as compensation for acting as a director during fiscal 2003, expire on December 22, 2008.

•

On February 1, 2004, we entered into an employment agreement with Mr. Dennis Cole as President of our Shield Defense subsidiary.  This agreement expires on August 30, 2005.  As part of that agreement, we granted to Mr. Cole a common share purchase option entitling him to purchase over ten years 150,000 Universal Holding common shares at the price of $0.47 per share.  .  For a description of the full terms of those transactions, see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

On August 1, 2004, we entered into a one-year employment agreement with Mr. William Glanton as Managing Director, United States, of Secure Risks.  As an inducement for entering into that agreement, we granted to Mr. Glanton a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.76 per share.  For a description of the full terms of these options, see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

On October 1, 2004 we entered into a five-year employment agreement with Mr. Michael J. Skellern pursuant to which, among other things, we employed Mr. Skellern as our President and Chief Executive Officer.  On December 22, 2003 we granted Mr. Skellern common share purchase options entitling him to purchase 500,000 shares at $0.12 per share.  On September 8, 2004, we granted Mr. Skellern common share purchase options entitling him to purchase 500,000 shares at $0.54 per share.  For a description of the full terms of Mr. Skellern’s employment agreement and the terms of the option grants see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

Prior to the above transaction, Mr. Skellern had been originally employed as Chief Executive Officer of Guardian Corporation under an employment agreement dated August 1, 2002, which expires on July 31, 2007. Effective September 30, 2003, Mr. Skellern’s employment agreement with Guardian Corporation went into default due to Guardian Corporation’s inability to perform on the agreement. The Compensation Committee of Universal Holdings elected for the parent company to assume that prior employment agreement beginning October 2003.

•

On March 25, 2004, we entered into a one-year consulting understanding with Mr. William C. Lowe for the provision of general marketing and management support.  This understanding terminated by mutual consent on June 25, 2004.  On December 1, 2004, we entered into a four-month consulting agreement with Mr.  Lowe for the provision of assistance in marketing our Cobra StunLight™ product.  For a description of the full terms of these agreements, see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

On July 2, 2004, our Secure Risks subsidiary granted to Messrs. Bruce Braes and John Chase, in their capacity as officers of Secure Risks, common share purchase options entitling each of them to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.

•

On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.

•

On January 1, 2005, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, as compensation for serving as a director of Universal Holdings, fully vested common share purchase options entitling him to purchase 250,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share, reflecting the terms of the grant previously approved by Universal Holdings with respect to members of the board on September 8, 2004.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  .

DESCRIPTION OF EQUITY SECURITIES

General

Our authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as “common shares”), and 5,000,000 shares of “blank check” preferred stock, par value $.001 per share (these shares are referred to in this prospectus as “preferred shares”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board.  Our board of directors has since designated 600 of the preferred shares as series ’A’ convertible preferred stock (these shares are referred to in this prospectus as “series ’A’ preferred shares”), with the rights, preferences, privileges and restrictions described below.  As of January 24, 2005, there were issued and outstanding 38,970,839 common shares and 600 series ’A’ preferred shares.

Common Shares

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our preferred shares, upon the liquidation, dissolution, or winding up of our company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Preferred Shares

We may issue our preferred shares from time to time in one or more series as determined by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Series ’A’ Preferred Shares

The series ‘A’ preferred shares carry a 7% cumulative dividend, and are convertible into common shares at the company’s discretion if our common shares trading at $120 per share ($6 per share pre-split) for five consecutive days.  The series ‘A’ preferred shares are non-voting, carry no redemption rights, and carry a $300,000 liquidation preference, in additional to the payment of cumulative dividends.  As of December 31, 2003, there was $85,750 of dividends in arrears with respect to these shares.

These shares were issued in or about December 1999 to Triple Tree, an affiliate of Terra Listed, Ltd. In connection with that purchase, we purchased 4,100 shares of Triple Tree.   We have recently determined that Triple Tree may owe the company up to $200,000 in connection with a put right and guarantee provided by Triple Tree to the company in connection with Triple Tree shares purchased by the company, and are presently investigating the matter.  Should it be determined that the shares were so issued, we may consider canceling some or all of the series ‘A’ preferred shares and the dividends accrued to date on those shares in connection with that obligation.

UGC Series ‘A’ Preferred Shares

Guardian Corporation had outstanding 18,714 shares of series ’A’ convertible preferred stock (these shares are referred to in this prospectus as the “UGC series ’A’ preferred shares”) as of January 24, 2005.  All of these shares are held by shareholders other than Universal Holdings, while Universal Holdings holds all 11,300,000 UGC common shares outstanding.

Each UGC series ‘A’ preferred share has both a stated value and liquidation preference of $1.25, and carries a 6% cumulative cash dividend payable on the liquidation preference annually on September 30th of each year.  Guardian Corporation has the right in its sole discretion to pay the dividends in common shares in lieu of cash. Guardian Corporation is prohibited from paying any dividends on its common shares or other preferred shares so long as any accrued dividends on the UGC series ‘A’ preferred shares remain unpaid.  As of December 31, 2003, there was $101,650 of dividends in arrears with respect to these shares.

Beginning on the first anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, should the shares have a market price in excess of two times the liquidation preference of the shares, redeem the shares in the amount of their liquidation preference.  Beginning on the fifth anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, redeem the shares for their liquidation preference, notwithstanding the market price.

Each UGC series ‘A’ preferred share is convertible into one UGC common share based upon the foregoing conversion rate, subject to adjustment for merger, combination or reclassification of UGC common shares.  Each UGC series ‘A’ preferred share is also convertible into one Universal Holdings common share based upon the foregoing conversion rate, subject to adjustment as if Universal Holdings was Guardian Corporation.

Options And Warrants Convertible into Common Shares

As of January 24, 2005, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 15,101,473 Universal Holdings common shares at an average weighted exercise price of $0.92 per share.

EQUITY COMPENSATION PLANS

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2004 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Universal Guardian Holdings, Inc. 2002 Stock Compensation Program	100,000	$ 0.76	1,025,000
Equity compensation plans not approved by shareholders: Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan Stand-Alone Options and Warrants	125,000 11,462,083	$ 0.75 $ 0.64	1,667,570 —
Total	11,687,083	$ 0.65	2,692,570

Description of Equity Compensation Plans Approved By Shareholders

Universal Guardian Holdings, Inc. 2002 Stock Compensation Program

On September 19, 2002, our board of directors and shareholders adopted the Universal Guardian Holdings, Inc. 2002 Stock Compensation Program (the “2002 Stock Program”), formerly known as the Hollywood Partners.com 2002 Stock Compensation Program.  The purpose of the 2002 Stock Program is to help our company and subsidiaries attract and retain selected directors, officers, employees, consultants and advisors for positions of substantial responsibility, and to provide those individuals with an additional incentive to contribute to our success.  Consultants or advisors are eligible to receives grants under the plan program only if they are natural persons providing bona fide consulting services to our company or subsidiaries, with the exception of any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities.

The 2002 Program is composed of seven separate plans: (1) the Incentive Plan under which common share purchase options qualifying for special tax treatment under Section 422 of the Internal Revenue Code, known as an “incentive stock options”, are granted; (2) the Nonqualified Plan under which common share purchase options which do not qualify as incentive stock options are granted; (3) the Restricted Plan under which common shares that are subject to earning or forfeiture conditions are granted, (4) the Employee Stock Purchase Plan under which employees may purchase common shares; (5) the Non-Employee Director Stock Option Plan under which common share purchase options are granted to non-employee directors; (6) the Stock Appreciation Rights Plan under which stock appreciation rights may be granted, and (7) the Stock Rights Plan under which (i) units representing the equivalent of common shares ("performance shares") are granted; (ii) payments of compensation in the form of common shares ("stock  payments") are granted; or  (iii) rights to receive cash or common shares based on the value of dividends paid with respect to a common share ("dividend equivalent rights") are granted.

A total of 1,125,000 common shares (22,500,000 shares pre-split) were initially made available for issuance under the 2002 Stock Program upon its adoption, and a total of 1,025,000 of those shares remain available for issuance as of January 24, 2005.  The maximum number of common shares issuable to any single participant under the plan in any given fiscal year is 50,000 shares (1,000,000 shares pre-split).  If any awards granted under the program are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the program.  No awards may be issued after September 19, 2012, the termination date for the program.

Description of Equity Compensation Plans Not Approved By Shareholders

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan

On April 21, 2003, our board of directors adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Stock Plan”).  The purpose of the 2003 Stock Plan is to act as a vehicle to provide incentives to attract, retain and motivate selected directors, officers, employees, consultants and advisors whose present and potential contributions are important to our success and that of our subsidiaries.  Consultants or advisors are eligible to receives grants under the plan program only if they are natural persons providing bona fide consulting services to our company or subsidiaries, with the exception of any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities.

The 2003 Stock Plan provides for (1) the grant of common share purchase options, (2) the grant of stock awards pursuant to which recipients may purchase our common shares, or (3) the grant of stock bonuses as compensation.   We are unable to grant common share purchase options under the plan that qualify as incentive stock options insofar as we did not receive shareholder approval of the plan within twelve months of its adoption.

A total of 10,000,000 common shares were initially made available for issuance under the 2003 Stock Plan upon its adoption, and a total of 2,417,570 of those shares remain available for issuance as of January 24, 2005.  If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan.  No awards may be issued after April 21, 2013, the termination date for the plan.

Stand-Alone Grants

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.

MARKET FOR EQUITY SECURITIES

Description Of Market

Our common shares are currently quoted on the OTCBB under the symbol “UGHO.”  The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.  The prices have been adjusted to reflect a 1 for 20 reverse stock split that was effective on December 3, 2003. Prior to the reverse stock split and the change in our name from Hollywood Partners.Com, Inc. to Universal Guardian Holdings, Inc., our common shares were quoted on the OTCBB under the symbol “HLYP”.

		Bid Price
Period	Volume	High	Low
2004:
Fourth Quarter	153,620,595	$ 3.65	$ 0.52
Third Quarter	117,451,496	3.65	0.43
Second Quarter	34,815,480	2.27	0.72
First Quarter	88,182,598	4.00	0.20
2003:
Fourth Quarter	10,497,012	$ 0.37	$ 0.09
Third Quarter	2,794,900	0.85	0.12
Second Quarter	1,013,900	3.00	0.60
First Quarter	47,400	4.00	0.20

The closing price for our common shares on February 9, 2005 as reported on the OTCBB was $1.89 per share. There were 73 registered holders or persons otherwise entitled to hold our common shares as of that date pursuant to a shareholders’ list provided by our transfer agent as of that date and our records relating to issuable shares.  The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

SELLING SHAREHOLDERS

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of January 24, 2005, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, the only selling shareholder who is a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405 is Camden Securities, Inc.

	Common Shares Owned or Acquirable Before Sales (1)						Common Shares Held After Sales (2)
Selling Shareholder	Held Outright	Underlying Common Share Purchase Warrants or Options	Underlying UGC Series ‘A’ Preferred Shares	Total	%	Common Shares Offered For Sale	Number	%
Absolute Return Europe Fund (3)	2,500,000	—	—	2,500,000	6.4%	2,500,000	0	0%
Appleby, Dominique	902,527	—	—	902,527	2.3%	902,527	0	0%
Baker-Louderbeck Living Trust (4)	8,528	—	—	8,528	*	8,528	0	0%
Barak, Fred	6,398	—	—	6,398	*	6,398	0	0%
Burton, Robert	10,607	—	—	10,607	*	10,607	0	0%
Camden Securities, Inc. (5)	—	26,987	—	26,987	*	26,987	0	0%
Chute, Arthur and Dolores	42,932	—	—	42,932	*	42,932	0	0%
Drescher, Michael	—	—	18,714	18,714	*	18,714	0	0%
Giorgetti, Guiseppe	10,000	12,500	—	22,500	*	12,500	10,000	*
Goldstein, Maurice & Bernice	12,817	—	—	12,817	*	12,817	0	0%
Hasinta Investments, Ltd. (7)	—	7,625	—	7,625	*	7,625	0	0%
Homeland Security Stocks.com (6)	—	50,000	—	50,000	*	50,000	0	0%
Hunter World Markets, Inc. (8)	—	1,250,000	—	1,250,000	3.1%	1,250,000	0	0%
IKZA Holding Corp. (9)	—	75,000	—	75,000	*	75,000	0	0%
Loman International S.A. (9)	—	50,000	—	50,000	*	50,000	0	0%
Maine, Jerry & Ruth	3,745	—	—	3,745	*	3,745	0	0%
MediaCom.net (10)	1,650	—	—	1,650	*	1,650	0	0%
Meyer, Edward Jr.	—	100,000	—	100,000	*	100,000	0	0%
Richardson & Patel, LLP (11)	202,546	—	—	202,546	*	106,121	96,425	0%
Stern, Shai Z.	—	50,000	—	50,000	*	50,000	0	0%
The Hunter Fund Ltd. (12)	—	125,000	—	125,000	1.2%	125,000	0	0%
Tudor Management, Ltd. (13)	6,250	4,600	—	10,850	*	4,600	6,250	*
Weiss, Michael H.	100,000	50,000	—	150,000	—	150,000	0	0%
Whelan, Edward. T.	—	100,000	—	100,000	*	100,000	0	0%
Zavos, Constantinos	5,000	3,650	—	8,650	*	3,650	5,000	0%
Total	3,813,300	1,905,362	18,714	5,737,076	14.0%	5,619,401	117,675	*

*

Less than one percent

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of UGC series ‘A’ preferred shares. There were 38,970,839 common shares outstanding as of the applicable date.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Mr. Florian Homm is the controlling person of Absolute Return Europe Fund.

(4)

Mr. Johnnie Louderback and Mrs. June Louderback are the controlling person of the Baker-Louderbeck Living Trust.

(5)

Mr. Patrick A. Anthony is the controlling person of Camden Securities Inc.

(6)

Mr. Jay Paul is the controlling person of Homeland Security Stocks.com.

(7)

Messrs. Nikolas Konstant and Efsthathios Basios are the controlling person of Hasinta Investments, Ltd.

(8)

Mr. Todd Ficeto is the controlling person of Hunter World Markets, Inc.

(9)

Mr. Adam Kravitz is the controlling person of IKZA Holding Corp. and Loman International S.A.

(10)

The controlling person of Media.Net is Mediacom.net, LLC, whose controlling person is Mr. Peter. E. Berger.

(11)

Messrs. Erick Richardson and Nimish Patel are the controlling persons of Richardson & Patel LLP.

(12)

Mr. Todd Ficeto is the controlling person of The Hunter Fund Ltd.

(13)

Mr. Peter G. Economides is the controlling person of Tudor Management Ltd.

REGISTRATION RIGHTS

Included in this prospectus are 902,527 previously-registered common shares held by Mrs. Dominique Appleby. Mrs. Appleby acquired these shares on February 6, 2004 as part of the purchase pursuant to a private placement of 3,610,108 restricted common shares together with her husband, Mr. Michael Appleby.  As part of that transaction, we agreed to file a registration statement in order to register the common shares purchased by Mr. and Mrs. Appleby, together with common shares issuable upon exercise of variable-priced common share purchase warrants, which warrants have since lapsed unexercised.  We were required to use our best efforts to file the registration statement with the SEC by March 22, 2004, and were further required to cause or use our best efforts to cause the registration statement to be declared effective by June 4, 2004, or else we would be subject to the imposition of a monthly cash penalty until such obligation was performed or February 6, 2005, whichever occurred first.  We filed that registration statement and it was declared effective on May 24, 2004, thereby avoiding the imposition of the cash penalty.  However, due to a subsequent fundamental change to our business arising from the acquisition of SSSI by our Secure Risks subsidiary, we were required to amend the prospectus contained in the previously filed registration statement, which we are now doing as part of the registration statement that includes this prospectus.  Pending the review of this new registration statement by the SEC, Mrs. Applyby will not be able to sell the 902,527 common shares under the prior registration statement until this registration statement is declared effective, although she will retain the ability to sell the shares under SEC Rule 144.  Given that the February 6, 2005 termination date for the imposition of penalties described above has passed, no penalty will incur by reason of the filing of the aforesaid amendment.

Included in this prospectus are 2,500,000 previously-unregistered common shares we sold on May 25, 2004 to Absolute Return Europe Fund pursuant to a private placement, and 1,250,000 common shares underlying 1,250,000 common share purchase warrants we issued to Hunter World Markets, Inc. (“Hunter”) as compensation for acting as placement agent in the transaction.  As part of that transaction, we were required to use our best efforts to file a registration statement to register the aforesaid common shares with the SEC by July 9, 2004, and further required to cause or use our best efforts to cause that registration statement to be declared effective by September 24, 2004.  If the registration statement was not declared effective by the SEC by the target effective date (September 24, 2004), or if it did not remain effective and available for use, we would be required to pay Absolute Return Europe Fund a cash payment of $15,000, such amount being equal to 1% of the purchase price.  If our failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement continued for more than 30 days, we would be required to pay Absolute Return Europe Fund $15,000 each month thereafter until the delinquency no longer continues, or May 25, 2005, whichever occurred first.  Due to delays in completing the audit of SSSI's financial statements, we were unable to file the registration statement containing this prospectus, which was intended to comply with the aforesaid obligation, until this date.  Accordingly, the $15,000 per month penalty has accrued since September 24, 2004, and will continue to accrue through May 25, 2005, unless the registration statement containing this prospectus is declared effective prior to that date.

Also included in this prospectus are 250,0000 common shares underlying 250,000 common share purchase warrants we issued to The Hunter Fund Ltd., IKZA Holding Corp. and Loman International SA in connection with our sale of $500,000 in debenture to those parties on January 14, 2004, as well as 250,000 common shares underlying 250,000 common share purchase warrants we issued to Hunter as placement agent.  As part of the transaction, we agreed to file a registration statement with the SEC on or before February 11, 2005 to register the common shares issuable upon exercise of those warrants, as well as registering common shares and warrants previously issued to Hunter and Absolute Fund Europe in May 2004.

Included in this prospectus are 100,000 previously-unregistered common shares which we sold on January 4, 2005 to Mr. Michael H. Weiss pursuant to a private placement, and 50,000 common shares underlying 50,000 common share purchase warrants we issued to Mr. Weiss as additional consideration.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 4, 2005 to register the common shares sold.  We further granted piggyback registration rights with respect to any registration statement filed after March 25, 2005, subject to underwriter consent rights.

Also included in this prospectus are common shares issuable under common share purchase warrants granted to Camden Securities, Inc., Mr. Guiseppe Giorgetti, Hasinta Investments, Ltd., Mr. H. Seth Kaplan, MediaCom.net, Mr. Edward Meyer, Jr., Tudor Management, Ltd., Mr. Edward T. Whelan, Mr. Constantinos Zavos, and Mr. Shai Z. Stern. pursuant to piggyback registration rights contained in those warrants or associated agreements.  These shares were previously registered as part of the prior registration declared effective on May 24, 2004 as discussed above.

PLAN OF DISTRIBUTION

The common shares offered by this prospectus may be sold by the selling shareholders in one or more transactions at market prices prevailing at the time of the sale, at negotiated prices, at fixed prices which may be changed, or at prices related to prevailing market prices, or at varying prices determined at the time of sale.  These sales may be effected by the selling shareholders at various times in (1) transactions effected on any national securities exchange or United States inter-dealer system of a registered national securities association on which the common shares may be listed or quoted at the time of sale; (2) transactions effected on the over-the-counter market; or (3) in private transactions and transactions effected otherwise than on these exchanges or systems or in the over-the-counter market.  We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling shareholders.  We will receive no proceeds from any resales of the shares offered under this prospectus.

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common shares directly to a purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchaser.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.  These brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with these sales.

Brokers or dealers engaged by the selling shareholders may arrange for sales through (1) arrangements where the broker or dealer purchases the shares as principal and resells the shares for its account using this prospectus; (2) ordinary brokerage transactions in which the broker does not solicit purchasers and transactions in which the broker does solicit purchasers; or (3) transactions directly with market makers.

Our selling shareholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares.  Our selling shareholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans.  These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares.

A selling shareholder may also pledge the shares offered under this prospectus pursuant to the margin provisions of customer agreements or otherwise.  Upon delivery of the shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

If necessary, the specific common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Our selling shareholders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part.  Additionally, any profits which our selling shareholders may receive might be deemed to be underwriting compensation under the Securities Act.

The rules and regulations in Regulation M under the Securities Exchange Act of 1934 provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our common shares, that person generally may not purchase common shares.  The selling shareholders are subject to applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common shares by the selling shareholders.  The foregoing may affect the marketability of our common shares.

We have entered into registration rights agreements for the benefit of the selling shareholders to register the common shares under applicable federal and state securities laws.  The registration rights agreements generally provide for cross-indemnification of those selling shareholders and us and each party’s respective directors, officers and controlling persons against liability in connection with the offer and sale of our common shares, including liabilities under the Securities Act of 1933, and to contribute to payments the parties may be required to make in respect thereof.  We have agreed to indemnify those selling shareholders and hold them harmless from certain liabilities under the Securities Act of 1933

Any common shares offered under this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

TRANSFER AGENT

The transfer agent for our common shares is Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, California 94025.  We act as our own transfer agent with regard to our series ’A’ preferred shares and our outstanding common share purchase options and warrants, as well as the securities of our subsidiaries.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and the underlying series ’A’ preferred shares, common share purchase options and warrants, and UGC series ‘A’ preferred shares was passed upon for our company by John M. Woodbury, Jr.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2002 and 2003, in this prospectus have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes.  Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants.. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

64

CONSOLIDATED FINANCIAL STATEMENTS
Of
UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES
For The
YEARS ENDED DECEMBER 31, 2003 AND 2002

Universal Guardian Holdings

Universal Guardian Holdings, Inc. and Subsidiaries
Consolidated Financial Statements
Years Ended December 31, 2003 and 2002

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements:
Consolidated Balance Sheet as of December 31, 2003	F-2
Consolidated Statements of Operations for the years ended December 31, 2003 and 2002	F-3
Consolidated Statement of Stockholders' Deficit for the years ended
December 31, 2003 and 2002	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002	F-5 - F-6
Notes to Consolidated Financial Statements	F-7 - F-22

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Universal Guardian Holdings, Inc.
Costa Mesa, California

We have audited the accompanying consolidated balance sheet of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations and consolidated cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has incurred significant net losses since its inception, has no current source of material revenue and has a working capital deficit.  As discussed in Note 6, the Company is also a party to various legal proceedings.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Stonefield Josephson, Inc.

Certified Public Accountants

Santa Monica, California
March 13, 2004

F-1

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet - December 31, 2003

December 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$25,648
Inventory, less reserve of $91,893	-

TOTAL CURRENT ASSETS	25,648

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $659	1,496

TOTAL ASSETS	$27,144

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$728,502
Accrued expenses	627,075
Accrued expenses - related parties	152,730
Accrued obligation under abandoned lease	942,456
Accrued liability under series 'A' preferred stock of subsidiary	205,000
Capital lease obligation, current portion	5,074
Notes payable, related parties	30,633
Amounts due under exercised put option of series 'A' preferred stock of subsidiary	512,500

TOTAL CURRENT LIABILITIES	3,203,970

CAPITAL LEASE OBLIGATION, less current portion	5,243

TOTAL LIABILITIES	3,209,213

SERIES 'A' PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN
CORPORATION, net of prepaid consulting fees of $160,000	1,217,447

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Series 'A' convertible preferred stock, cumulative 7%
$0.001 par value, 5,000,000 shares authorized:
600 shares issued and outstanding ($85,750 of
dividends in arrears)	1
Common stock; $0.001 par value; 50,000,000 shares
authorized; 22,391,572 shares issued and outstanding	22,392
Additional paid-in capital	2,328,515
Accumulated deficit	(6,750,424)

TOTAL STOCKHOLDERS' DEFICIT	(4,399,516)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$27,144

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended

	December 31, 2003	December 31, 2002

NET REVENUE	$3,746,282	$2,779,449

COST OF REVENUE	3,186,886	2,429,650

GROSS PROFIT	559,396	349,799

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	5,759,215	1,094,819

LOSS FROM OPERATIONS	(5,199,819)	(745,020)

OTHER INCOME (EXPENSE)
Interest expense	(81,973)	(26,321)
Financing costs	(205,000)	(559,770)
Interest income	177,602	-

TOTAL OTHER INCOME (EXPENSE)	(109,371)	(586,091)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,309,190)	(1,331,111)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(5,309,190)	(1,331,111)

PREFERRED STOCK DIVIDENDS	(117,181)	(5,469)

NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$(5,426,371)	$(1,336,580)

NET LOSS PER SHARE:	$(0.31)	$(0.17)

BASIC AND DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	17,697,954	7,978,096

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Deficit
For The Years Ended December 31, 2003 and 2002

	Series A, Convertible Preferred Stock		Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

	Shares	Amount	Shares

Balance, December 31, 2001	-	$-	4,475,000	$ 4,475	$-	$(99,423)	$(94,948)

Common stock issued for compensation			5,125,000	5,125	28,935		34,060
Common stock issued for the acquistion							-
of The Harbour Group, Inc.			1,700,000	1,700	15,300		17,000
Stock options issued to consultants, at fair value					14,883		14,883
Warrants issued to consultants, at fair value					38,886		38,886
Shares recorded in connection with share
exchange transaction between the
Company and Universal Guardian
Corporation on December 31, 2002	600	1	4,848,014	4,848	(98,004)	(10,700)	(103,855)
Net loss						(1,331,111)	(1,331,111)

Balance, December 31, 2002	600	1	16,148,014	16,148	-	(1,441,234)	(1,425,085)

Common stock issued for services			4,218,280	4,218	1,191,788		1,196,006
Services rendered to pay for exercise price of options			110,000	110	22,390		22,500
Common stock issued for cash, net of			211,111	211	64,789		65,000
offerring costs of $10,000
Exercise of warrants for cash			300,000	300	99,700		100,000
Warrants issued to consultants, at fair value					99,785		99,785
Common stock issued for conversion of
related party note payable and accrued interest			1,404,167	1,405	167,095		168,500
Warrants issued in connection with a
consulting agreement, at fair value					682,968		682,968
Net loss						(5,309,190)	(5,309,190)

Balance, December 31, 2003	600	$1	22,391,572	$22,392	$2,328,515	$(6,750,424)	$(4,399,516)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended

	December 31, 2003	December 31, 2002

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,309,190)	$(1,331,111)
Adjustment to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization expense	92,053	1,460
Inventory reserve	91,893	-
Impairment of property and equipment	20,832	-
Common stock issued for compensation and services	1,196,006	34,060
Services rendered to pay for exercise price of options	22,500	-
Fair value of options and warrants issued to consultants	782,753	53,769
Impairment of software development costs	242,970	-
Impairment of goodwill	29,912	-
Issuance of series 'A' preferred stock of subsidiary for financing costs	-	437,500
Financing costs relating to preferred stock of subsidiary	205,000	-
Debt issuance costs	-	122,270
Note issued for services - related party	-	180,663
(Increase) decrease in:
Accounts receivable	809,924	(774,333)
Inventory	24,594	(116,487)
Deposits and other current assets	56,871	(55,121)
Increase (decrease) in:
Accounts payable	(358,046)	1,596,117
Accrued expenses - related parties	101,413	20,000
Accrued expenses	45,485	396,314
Accrued obligation under abandoned lease	942,456	-

Net cash provided by (used in) operating activities	(1,002,574)	565,101

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,304)	(7,364)
Cash acquired with acquisition of The Harbour Group, Inc.	-	5,936
Payments for software development costs	(144,757)	(98,213)

Net cash provided by (used in) investing activities	(152,061)	(99,641)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from the issuance of bridge loans	-	700,000
Payment of debt issue costs	-	(122,270)
Proceeds from exercise of warrants	100,000	-
Proceeds from issuance of common stock, net of offering cost of $10,000	65,000	-
Proceeds from sales of series 'A' preferred stock of
Universal Guardian Corporation, net	494,947	-
Payment on capital lease obligation	(4,476)	(348)
Payment on notes payable	(518,000)	-

Net cash provided by financing activities	137,471	577,382

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(1,017,164)	1,042,842

CASH AND CASH EQUIVALENTS, Beginning of year	1,042,812	-

CASH AND CASH EQUIVALENTS, End of year	$25,648	$1,042,842

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$1,507	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2003, the Company (1) issued 4,218,280 shares of common stock to consultants for services valued at $1,196,006; (2) issued 110,000 shares of common stock from the exercise of stock options (the exercise price of $22,500 were paid via services provided to the Company); (3) issued 1,075,000 warrants to consultants for services valued at $773,821; (4) converted accounts payable of $518,000 into a note payable; (5) converted two bridge loans and accrued interest in the amount of $700,000 and $17,500, respectively into 574,000 shares of Universal Guardian Corporation series 'A' preferred stock; (6) converted $150,000 of a note payable and $18,500 of accrued interest to a related party into 1,404,167 shares of common stock; and (7) recognized financing costs of $205,000 resulting from a holder of Universal Guardian Corporation series 'A' preferred stock of exercising a put option requiring Universal Guardian Corporation to repurchase 409,999 shares of series 'A' preferred stock (See Note 7).

During the year ended December 31, 2002, the Company (1) issued 5,125,000 shares of Universal Guardian Corporation common stock for compensation valued at $34,060; (2) issued 1,700,000 shares of Universal Guardian Corporation common stock for the acquisition of The Harbour Group, Inc., valued at $17,000 (see Note 2); and (3) entered into capital lease obligations of $15,141; and (3) issued 350,000 shares of Universal Guardian Corporation series 'A' preferred stock in connection with two bridge loans valued at $437,500 to that company.

In connection with the share exchange transaction between the Company and the shareholders of Universal Guardian Corporation effective December 31, 2002, the Company recorded on these financial statements the 600 shares of series 'A' preferred stock and 4,848,014 shares of common stock previously issued by Hollywood Partners.com prior to the share exchange, and assumed liabilities of Hollywood Partners.com of $103,855. (See Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Note 1 - Organization and Significant Accounting Policies

Organization and Line of Business

Universal Guardian Holdings, Inc. (the "Company" or "Universal Holdings") was incorporated under the laws of Delaware during 1989 under the name Guideline Capital Corporation. Effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, the Company acquired all of the issued and outstanding shares of Hollywood Partners, Inc. and changed its name to Hollywood Partners.com, Inc.

On December 6, 2002, the Company changed its name from Hollywood Partners.com to Universal Guardian Holdings, Inc. Effective December 31, 2002, pursuant to a Share Exchange and Reorganization Agreement between the Company and Universal Guardian Corporation ("Guardian Corporation"), the former shareholders of Guardian Corporation acquired 11,300,000 newly issued shares of the Company's common stock. At the date of consummation of this transaction, these shareholders effectively controlled 70% of the Company's outstanding common shares and 69.1% of the Company's total capital stock after taking into consideration outstanding shares of series 'A' preferred stock. Since the shareholders of Guardian Corporation obtained control of the Company, according to FASB Statement No. 141, "Business Combinations," this acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

  Guardian Corporation is deemed for accounting purposes to be the purchaser and surviving company. Accordingly, Guardian Corporation's net assets are included in the balance sheet at their historical book values and the results of operations of Guardian Corporation have been presented in these financial statements for the comparative prior period;

  Control of the net assets and business of the Company was acquired by the shareholders of Guardian Corporation effective December 31, 2002. This transaction has been treated for accounting purposes as a purchase of the assets and liabilities of the Company by Guardian Corporation. The historical cost of the Company's net liabilities assumed by Guardian Corporation was $103,855.

Guardian Corporation was incorporated under the laws of the state of Nevada on March 28, 2001. Guardian Corporation was in the business of protecting human life and military, government and commercial assets, by providing services, systems and technology to detect, assess and defend against security and terrorists threats worldwide. Guardian Corporation's corporate office at the time of the share exchange was located in Costa Mesa, California.

Prior to the share exchange transaction, the Company had 4,848,014 and 600 shares of common and series 'A' preferred stock outstanding, respectively, and 1,779,875 options/warrants to purchase shares of common stock outstanding. Guardian Corporation had 11,300,000 and 350,000 shares of common and series 'A' preferred stock outstanding, respectively, and 2,175,000 option/warrants to purchase shares of common stock outstanding. Pursuant to the transaction, the 11,300,000 Guardian Corporation common shares were converted into 11,300,000 shares of the Company's common stock, Additionally, the Company agreed that the 350,000 shares of Guardian Corporation series 'A' preferred stock outstanding could be converted into the Company's common stock on a one for one basis, and that the 2,175,000 Guardian Corporation option/warrants outstanding could be exercised for a like number of shares of the Company's common stock on the same terms.

F- 7

Universal Guardian Holdings, Inc. and Subsidiaries

     Notes to Consolidated Financial Statements For the Years Ended December 31, 2003 and 2002

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant net losses since its inception with an accumulated deficit of $6,750,424, has no current source of material revenue, and has a working capital deficit of $3,178,322 as of December 31, 2003. The Company is also a party to various legal proceedings (see Note 6). These matters raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

  Management plans to raise additional capital through private equity financing by selling shares of the Company's common stock, and to reduce its corporate overhead (see Note 12);

  Managment plans to seek new profitable contracts to install its security systems;

  Management plans to acquire other profitable companies (see Note 12); and Management plans to implement their business plan relating to their No-lethal weapons concept.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Guardian Corporation, and Guardian Corporation's wholly owned subsidiary, The Harbour Group, Inc. (from its date of acquisition (see Note 2). All material inter-company accounts and transactions have been eliminated.

Stock Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the

F- 8

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2003 and 2002:

	2003	2002

Net loss
As reported	$(5,309,190)	$(1,331,111)
Compensation recognized under APB 25	-	-
Compensation recognized under SFAS 123	(254,361)	(23,464)

Pro forma	$(5,563,551)	$(1,354,575)

Basic and diluted loss per common share
As reported	$(0.31)	$(0.17)
Pro forma	$(0.32)	$(0.17)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rate of 3.5% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 187% and 233%; and a weighted average expected life of the option of 5 and 5 years, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable, inventory and its intangible assets, accrued expenses and the fair value of equity instruments issued for services. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, none of which are held for trading purposes, including cash, accounts receivable and inventory, notes payable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

The amounts shown for notes payable and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Reclassification

Certain reclassifications have been made to the balances as of December 31, 2002 to conform to the December 31, 2003 presentation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

F- 9

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company's operations consisted of fulfilling seven government contracts. The government awards contracts to a prime contractor who in turn entered into a contract with the Company to be a sub-contractor. The Company invoiced and received payments from the prime contractor. As of December 31, 2003, the government contracts have either been completed or cancelled. The Company potentially has an additional receivable from the prime contractor, but has not recorded the receivable due to the fact the contracts have been cancelled and the Company did not provide timely invoices for payment for services and materials incurred to date of cancellation. The Company policy is to extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. The Company as of December 31, 2003 has no recorded accounts receivable and no customers with open purchase orders or contracts.

Inventory

Inventory consisting principally of products purchased for resale is stated at the lower of cost (determined by the first-in, first-out method) or market. An obsolescence reserve is estimated for inventory whose values have been determined to be impaired or whose future utility appears limited. As of December 31, 2003, the Company reserved its entire inventory totaling $91,893, since management believes that the future utility appears unlikely after being notified that its only customer cancelled its contract in September 2003.

Impairment of Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provision of APB Opinion No. 30,"Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business.

This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. This statement is effective for fiscal years beginning after December 15, 2001. The Company's adoption did not have a material impact to the Company's financial position or results of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives from 3 to 7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are

F-10

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

included in the results of operations. Due to the Company's decision to abandon Guardian Corporation's corporate office in Carlsbad, California, the utilization or recovery of property and equipment appears highly unlikely. As such, the Company recognized an impairment expense relating to certain fixed assets during the year ended December 31, 2003 (see Note 11).

Software Development Costs

Software development costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs were comprised primarily of external development costs associated with the development of the Company's software products. As of December 31, 2002, the Company had not begun selling any software products.

Amortization of capitalized software development costs was to be provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). As of December 31, 2002, amortization had not begun since the Company had not begun to sell any software products. Management periodically compared estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time. Due to the Company's decision to abandon Guardian Corporation's corporate office in Carlsbad, California, after receiving notice of cancellation of open orders from the only customer, and management's decision to terminate the software development project, the utilization or recovery of previously capitalized appears highly unlikely.

The Company recognized an impairment expense relating to software development costs during the year ended December 31, 2003 (see Note 11).

Goodwill

Goodwill represents the excess of the consideration over the estimated fair value of the net tangible assets acquired. The Company continually monitors its goodwill assets to determine whether any impairment has occurred. In making such determination with respect to these assets, the Company evaluates the performance on an undiscounted cash flow basis, of the assets or group of assets, which gave rise to the goodwill's carrying amount. Should impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of the asset or group of assets that gave rise to the goodwill using the discounted cash flow method. During the year ended December 31, 2003, the Company evaluated its goodwill in accordance with the guidelines of SFAS 142 and determined that the remaining $29,912 of goodwill associated with The Harbour Group, Inc. was impaired (see Notes 2 and 11).

Revenue Recognition

The Company recognizes revenue for the sale of purchased parts under its firm fixed price contracts after the customer inspects the purchased parts and agrees to take title to the parts, no material performance is necessary and payments are reasonably assured. Revenue for services performed under its firm fixed price contracts is generally recognized as services are performed with no material obligations outstanding and if payments are reasonably assured.

F-11

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2003 and 2002 was $7,183 and $12,624, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings Per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the only potential dilutive securities were 2,825,000 and 1,775,000 common stock options and 1,730,223 and 2,179,875 common stock warrants/other options, respectively. In addition at December 31, 2003 and 2002, the Company had outstanding 1,559,894 and 350,000, respectively, shares of Guardian Corporation's series 'A' preferred stock that can be converted into 1,559,894 and 350,000 shares of the Company's common stock, respectively. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended December 31, 2003 and 2002, the Company has no items that represent other comprehensive income and, accordingly, has not included a Statement of Comprehensive Income in the financial statements.

Recently Issued Accounting Pronouncements

During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

F-12

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public companies at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

 In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 2 - ACQUISITIONS

On August 31, 2002, Guardian Corporation acquired all the issued and outstanding shares of common stock of The Harbour Group, Inc. ("Harbour Group") for 1,700,000 shares of the Guardian Corporation's common stock. The fair market value of the shares of the common stock issued in this transaction was $0.01 per share, or $17,000, as determined by Guardian Corporation's board of directors. This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired was attributed to goodwill. Harbour Group was incorporated under the laws of the state of Virginia on December 5, 2001, but had just commenced operations prior to its acquisition by the Company.

F-13

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

The fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash	$5,936
Accounts receivable	35,591
Other current assets	1,750
Equipment	6,032
Goodwill	29,912
Accounts payable	(55,518)
Accrued expenses	(6,703)

Purchase price	$17,000

During the year ended December 31, 2003, the Company deemed the goodwill to be impaired and recognized an expense totaling $29,912 (see Note11).

NOTE 3 - PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2003 consisted of the following:

Computer equipment	$2,155
Less accumulated depreciation	(659)

$1,496

Depreciation expense for the years ended December 31, 2003 and 2002 was $12,053 and $1,460, respectively. In addition during the year ended December 31, 2003, the Company recognized an impairment expense totaling $20,832 relating to property and equipment that are no longer being used (see Note 11).

NOTE 4 - NOTES PAYABLE

On January 14, 2003, the holders of the bridge loans to Guardian Corporation converted the entire balance of $700,000 and $17,500 of accrued interest into 574,000 shares of Guardian Corporation series 'A' preferred stock.

On March 7, 2003, the Company converted an outstanding accounts payable balance with a significant vendor into a promissory note for $518,000. The Company made a required payment on the note in the amount of $225,000 due on the date of the note. The remaining note balance requires payment in full over four monthly installments commencing April 17, 2003. The note accrues an interest rate of 6% per annum. In October 2002, the Company made the final payment on this note and at December 31, 2003, and the note is no longer outstanding.

NOTE 5 - RELATED PARTY TRANSACTIONS

Accrued Expenses - Related Party

Accrued expenses - related party consist of amounts due to the Company's CEO for past due payroll and related benefits, unreimbursed travel expenses and accrued interest on a note payable.

Notes payable - Related Parties

Notes payable at December 31, 2003 consist of a demand note to an officer that accrues interest at 9% per annum. The note is unsecured and is payable on demand. $150,000 of this note and $18,500 of accrued interest were converted into 1,404,167 shares of common stock in December 2003. The balance of this note and related accrued interest at December 31, 2003 was $30,633 and $8,814, respectively.

F-14

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leased a facility for its Guardian Corporation corporate office under a non-cancelable operating lease. During 2003, Guardian Corporation abandoned this lease. The former landlord filed a complaint for breach of the lease and is stating that the Company owes approximately $925,000 relating to the lease. As of December 31, 2003, the Company has offered $200,000 to settle this dispute and is presently negotiating with the former landlord. The Company has accrued $942,456 related to this lease obligation.

The Company currently has a month-to-month lease for its corporate office space located in Costa Mesa, California. Monthly rent is approximately $1,000. Total rent expense for the years ended December 31, 2003 and 2002 was $118,252 and $18,998, respectively. The Company also leases certain equipment under capital lease obligations. Future minimum lease payments under non-cancelable capital and with initial or remaining terms of one year or more are as follows:

Capital Leases
Year ending December 31,
2004	$6,087
2005	5,072

Net Minimum Lease Payments	11,159
Less: Amounts Representing Interest	(842)

Present Value of Net Minimum Lease Payments	10,317
Less: Current Portion	(5,074)

Long-Term Portion	$5,243

Litigation

On March 5, 2003, the former employee filed an action against the Company and several of its officers in the U.S. District Court for the Central District of California entitled, Zilles v. Michael Skellern, et al., designated Case No. SACV-03-231 GLT (ANx). The complaint alleges a number of claims including, but not limited to, civil RICO violations, securities and common law fraud, breach of contract and rescission, and wrongful termination. Plaintiff seeks monetary and punitive damages as well as injunctive relief. The Company contests the validity of the claims alleged, has engaged independent counsel and intends to vigorously defend against the Plaintiff's claims. On September 11, 2003, the federal court granted the Company's motion to dismiss and entered an order dismissing with prejudice all of Plaintiff's RICO claims. The Company has answered the Complaint and filed a counterclaim against the Plaintiff for fraud among other claims. Plaintiff has answered the Company's counterclaims and the pleadings are now at issue. The parties are currently engaged in the discovery process and trial has been set for December 20, 2004.

On January 2, 2002, judgment was entered in that certain action pending before the Los Angeles County Superior Court entitled, Giants Entertainment, Inc. v. Hollywood Partners.com, Inc., et al., Case No.: BC251352. Giants Entertainment, a Delaware corporation ("Giants DE") initially filed the action against the Company formerly known as Hollywood Partners.com, Inc., on May 29, 2001, alleging various common counts, interference with business advantage and seeking a temporary and permanent injunction. The parties settled the dispute on or about June 4, 2001. As part of the settlement Hollywood Partners agreed to make payments over time and executed a stipulation for entry of judgment if it failed to make the

F-15

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

payments to Giants DE as required by the settlement agreement. On January 2, 2002, Giants DE filed the stipulation for entry of judgment. The court entered judgment in the amount of $39,191 against Hollywood Partners on the same day. On February 27, 2004, Plaintiff and the Company entered into a settlement agreement and general release whereby the Company agreed to pay Plaintiff $50,000 in full satisfaction of the judgment. The $50,000 is recorded in accrued expenses in the accompanying consolidated balance sheet.

On October 22, 2003, the Company's former landlord filed a complaint for breach of lease for the Company's former office space in an action entitled, AC Pacific View Corporate Center, Inc. v. Universal Guardian Corporation, et al. On or about September 23, 2003, the Company entered into a lease termination agreement whereby the Company surrendered possession of the premises. The former landlord is stating that the Company owes approximately $925,000 relating to the lease. As of December 31, 2003, the Company has offered $200,000 to settle this dispute and is presently negotiating with the former landlord. The Company has accrued $942,456 related to this lease obligation (see above, Leases).

Four of the Company's former employees have filed claims against the Company seeking to recover $224,940 of past due salaries, car allowances, vacation pay and unreimbursed expenses. Although the Company believes these claims are without merit, has affirmative defenses to the claims alleged and intends to assert its own claims for damages against these employees, the Company has accrued the claimed amounts in the accompanying consolidated financial statements.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations.

NOTE 7 - STOCKHOLDERS' EQUITY

Common Stock

For the year ended December 31, 2003:

The Company issued a total of 211,111 shares of common stock for cash in the amount of $75,000, with related offering costs totaling $10,000.

A warrant holder exercised 300,000 warrants to purchase 300,000 shares of the Company's common stock for $100,000 in cash.

The Company issued a total of 4,218,280 shares of common stock to consultants for services valued at $1,196,006. The shares of common stock were valued based on the most readily determinable price of the fair value of the Company's common stock at the date of issuance based on the closing trading price as quoted on the OTCBB or the value of the services provided if this amount was determinable.

The Company issued 110,000 shares of its common stock to consultants from the exercise of stock options. The exercise price of $22,500 was paid via services provided to the Company.

The Company issued a total of 1,075,000 warrants to purchase 1,075,000 shares of the Company's common stock, to consultants for services valued at $773,821. Of the warrants issued for services 500,000 warrants valued at $682,968 were for services to be performed over a period of 24 months; therefore the value of these warrants will be amortized over the 24 months period of the agreement. The 500,000 warrants were subsequently canceled in consideration for shortening the contract period, therefore in accordance with EITF 00-23, the unamortized portion of the warrant value was expensed. These warrants were valued using the Black-Scholes option pricing model using the following assumptions: term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 44% (see Note 8).

F-16

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

As discussed in Note 5, Notes payable - related parties totaling $150,000 and accrued interest of $18,500 were converted into 1,404,167 shares of common stock in December 2003. The shares of common stock were valued based on the fair value of the Company's common stock at the date of issuance based on the closing trading price as quoted on the OTCBB.

For the year ended December 31, 2002:

The Company issued 5,125,000 shares of the Company's common stock for compensation valued at $34,060, respectively. The fair market value of these shares issued as compensation was determined by the Company's board of directors.

On August 31, 2002, the Company issued 1,700,000 shares of common stock for the acquisition of Harbour Group valued at $17,000. The fair market value of these shares issued in connection with the acquisition was determined by the Company's board of directors.

Series 'A' Preferred Stock of Subsidiary - Universal Guardian Corporation

At December 31, 2003, Guardian Corporation had 1,559,894 shares of series 'A' preferred stock outstanding. This has been presented on the accompanying financial statements in a manner similar to minority interest and as a current liability (See below and Note 10).

During the year ended December 31, 2003, Guardian Corporation issued the following series 'A' preferred stock at $1.25 per share: (1) 574,000 shares in exchange for two bridge loans aggregating $700,000 and accrued interest of $17,500 (see Note 4); (2) 192,000 shares for a 24 month consulting agreement valued at $240,000 (See Note 8); and (3) 443,894 shares for cash of $494,947, net of offering costs of $59,921.

As part of the agreement to convert the bridge loans and accrued interest into Guardian Corporation series 'A' preferred stock, Guardian Corporation (See Note 4) issued to the investors a put option that, if exercised, would require Guardian Corporation to purchase from the investors their series 'A' preferred stock for $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and for $1.75 per share if exercised between May 16, 2003 and June 30, 2003. The put option expired on June 30, 2003. The two investors exercised their put option for an aggregate of 409,999 shares of Guardian Corporation series 'A' preferred stock prior to the expiration date at $1.75 per share price. The Company has recognized as a financing expense the excess of the $1.75 put price and the original offering price of the series 'A' preferred stock of $1.25 amounting to $205,000, which is included in current liabilities in the accompanying consolidated financial statements. In addition, the Company has shown Guardian Corporation's liability arising from the exercise of the 409,999 put shares at the offering price of $1.25 per share as a current liability of $512,500 in the accompanying consolidated balance sheet with a corresponding reduction of the carrying value of the subsidiary's series 'A' Preferred Stock. However, under corporate law Guardian Corporation is prohibited from repurchasing its securities since its total assets are less than its total liabilities. Since the Company is currently unable to honor the put, the 409,999 shares are still shown as issued and oustanding. When Guardian Corporation is in a financial position to repurchase these shares, it will be required to pay the investors the carrying amount of the shares of $1.25 per share plus the $205,000 recorded in accrued liabilities.

Stock Options

On September 19, 2002, the board of directors and shareholders of the Company adopted the Hollywood Partners.com 2002 Stock Compensation Program (the "2002 Stock Program"). The 2002 Program is composed of seven separate plans: (1) the Incentive Plan under which common stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code, known as an "incentive stock

F-17

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

options", are granted; (2) the Nonqualified Plan under which common stock options which do not qualify as incentive stock options are granted; (3) the Restricted Plan under which common stock subject to earning or forfeiture conditions are granted, (4) the Employee Stock Purchase Plan under which employees may purchase common stock; (5) the Non-Employee Director Stock Option Plan under which common stock options are granted to non-employee directors; (6) the Stock Appreciation Rights Plan under which stock appreciation rights may be granted, and (7) the Stock Rights Plan under which (i) units representing the equivalent of common stock ("performance shares") are granted; (ii) payments of compensation in the form of common stock ("stock payments") are granted; or (iii) rights to receive cash or common stock based on the value of dividends paid with respect to common stock ("dividend equivalent rights") are granted. A total of 1,125,000 shares of common stock were reserved for issuance under the 2002 Stock Program. The maximum number of shares of common stock issuable to any single participant under the plan in any given fiscal year is 50,000 shares. If any awards granted under the program are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares of common stock subject to those expired, terminated or forfeited awards will again be available for purposes of the program. No awards may be issued after September 19, 2012, the termination date for the program. As of December 31, 2002, no awards had been issued under the 2002 Stock Program.

On April 21, 2003, the board of the Company adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the "2003 Stock Plan"). The 2003 Stock Plan provides for (1) the grant of common stock options, (2) the grant of stock awards pursuant to which recipients may purchase common stock, or (3) the grant of common stock bonuses as compensation. Common stock options granted under the plan may be either incentive stock options which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or non-qualifying stock options. The Company must procure shareholder approval for the 2003 Plan by no later than April 20, 2004 in order for any past or future options granted under the plan to qualify as an incentive stock option. A total of 10,000,000 shares of common stock were reserved for issuance under the 2003 Stock Plan. If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares of common stock subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after April 21, 2013, the termination date for the plan. As of December 31, 2003, 5,858,171 shares of common stock were issued or reserved for issuance under the 2003 Stock Program.

The Company also grants free-standing stock options in addition to grants under its formal stock plans.

The following table summarizes the options outstanding:

	Stock Option Plan	Weighted- Average Exercise Price

Balance, December 31, 2001	-	$-
Granted	1,775,000	$0.08

Balance, December 31, 2002	1,775,000	$0.08
Exercised	(110,000)	$0.20
Canceled	(1,165,000)	$0.09
Granted	2,325,000	$0.13

Balance, December 31, 2003	2,825,000	$0.11

Exercisable, December 31, 2003	2,825,000	$0.11

F-18

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

The weighted average remaining contractual life of options outstanding issued under the Stock Option Plan is 4.69 years at December 31, 2003. The exercise price for the options outstanding under the Stock Option Plan at December 31, 2003 were as follows:

Number of Options	Exercise Price

350,000	$0.01
150,000	$0.10
2,000,000	$0.12
300,000	$0.19
25,000	$0.20

2,825,000

No compensation expense was recognized as a result of the issuance of stock options issued to employees of the Company.

For options granted during the year ended December 31, 2003 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.12 and the weighted-average exercise price of such options was $0.13. No options were granted during the year ended December 31, 2003, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

Warrants/Other Options

The following is table summarizes the warrants/other options outstanding:

	Warrants/ Other Options	Weighted- Average Exercise Price

Balance, December 31, 2001	-	$-

Carryforward from Universal Holdings share exchange transaction	1,779,875	$3.23
Granted	400,000	$1.25

Balance, December 31, 2002	2,179,875	$2.87
Exercised	(300,000)	$0.33
Canceled	(1,362,750)	$4.07
Granted	1,213,098	$2.08

Balance, December 31, 2003	1,730,223	$1.81

Exercisable, December 31, 2003	1,730,223	$1.81

The weighted average remaining contractual life of the warrants/other options outstanding is 6.65 years at December 31, 2003. The exercise price for the warrants/other options outstanding at December 31, 2003 were as follows:

F-19

Universal Guardian Holdings, Inc. and Subsidiaries

     Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Number of Warrants/Other Options	Exercise Price

28,375	$0.20
825,598	$0.87 - $1.25
650,000	$1.50 - $1.75
200,000	$3.50 - $5.00
26,250	$10.00 -$21.40

1,730,223

In 2003, the Company issued a total of 1,075,000 warrants to a consultant for services valued at $773,821. The fair value of options issued to consultants during 2002 was $39,144. This expense is being recognized over the vesting period of the respective options as follows: $14,883, $8,933, $8,933 and $6,395 during the years ended December 31, 2002, 2003, 2004 and 2005, respectively.

NOTE 8 - CONSULTING AGREEMENT

In April 2003, the Company entered into a two-year consulting agreement with Sunrise Financial Group, Inc. Payment for the services to be provided consisted of the issuance of 500,000 warrants to purchase shares of the Company's common stock at $2.70 per share and a $10,000 per month fee for 24 months payable in advance. The fair value of the 500,000 warrants using the Black-Scholes pricing model was $682,968. Concurrently, the President of Sunrise Financial purchased 240,000 shares of Guardian Corporation's series 'A' preferred stock for $300,000, which was placed in Guardian Corporation's escrow account. Upon the closing of escrow, the agent was instructed to pay from escrow, $240,000 to Sunrise Financial, which represents the 24 monthly payments due on the agreement. Therefore, the total payment of $922,968 for Sunrise Financial's services were, in essence, paid with equity instruments consisting of warrants totaling $682,968 and with 192,000 shares of Guardian Corporation series 'A' preferred valued at $1.25 per share. Due to the decline in the value of the Company's stock, this agreement was modified to cancel the 500,000 warrants in consideration for reducing the terms of the agreement by two months. In accordance with EITF 00-23, the unamortized portion of the value of the 500,000 warrants was expensed in 2003 upon the modification of the agreement. The unamortized portion of the consulting fees related to the issuance of Guardian Corporation series 'A' preferred stock has been shown as an offset to series 'A' preferred stock of subsidiary in the amount of $160,000.

NOTE 9- INCOME TAXES

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2003 and 2002 is as follows:

	2003	2002

Federal income tax rate	34.0%	34.0%
State tax, net of federal benefit	6.0%	6.0%
Effect of net operating loss	(40.0)%	(40.0)%

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

F-20

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:

Loss carry forwards	$1,994,000
Less valuation allowance	(1,994,000)

$-

At December 31, 2003, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the year ended December 31, 2003 was an increase of approximately $1,474,000. Net operating loss carry forwards of approximately $4,800,000 expire starting in 2016.

NOTE 10 - SERIES 'A' PREFERRED STOCK - UNIVERSAL GUARDIAN CORPORATION

Series 'A' preferred stock of Universal Guardian Holdings represents the carrying amount Guardian Corporation's series 'A' preferred stock issued and outstanding as of December 31, 2003.

Guardian Corporation is authorized to issue up to 10,000,000 shares of preferred stock, and has authorized the issuance of up to 3,000,000 shares of series 'A' preferred stock. At December 31, 2003 and 2002, there were 1,559,894 and 350,000, respectively, shares issued and outstanding. The series 'A' preferred stock is senior to Guardian Corporation's common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of Guardian Corporation. Holders of Guardian Corporation series 'A' preferred stock will be paid cumulative dividends, payable at the option of Guardian Corporation, in series 'A' preferred stock ("PIK") or cash out of funds legally available at an annual rate of 6%. The holders of Guardian Corporation series 'A' preferred stock will be entitled to receive in the event of any liquidation, dissolution or winding up of Guardian Corporation, whether voluntary or involuntary, payment of $1.25 for each share of series 'A' preferred stock, plus an amount for each share of series 'A' preferred stock equal to all dividends accumulated, accrued and unpaid thereon to the date of final distribution to such holders. In conjunction with the share exchange between the Company and Guardian Corporation, the Company agreed to convert each share of Guardian Corporation series 'A' preferred stock into one share of the Company's common stock. (See Note 7)

NOTE 11 - IMPAIRMENT EXPENSE

During the year ended December 31, 2003, the Company recognized the following impairment expense (these amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations):

Goodwill (see Note 2)	$29,912
Property and equipment (see Note 3)	20,832
Software development costs (see Note 1)	242,970

Total impairment expense	$293,714

NOTE 12 - SUBSEQUENT EVENTS

On February 6, 2004, the Company completed a private sale of 3,610,108 shares of common stock to accredited investors at a price of $0.277 per share with gross proceeds to the Company of $1,000,000. In conjunction with the sale, the Company issued warrants to the investors entitling them to purchase, through May 6, 2004, a number of shares of common stock with a value of up to $500,000 at an exercise price equal to 50% of the Company's "daily weighted average closing price" for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share. Based upon the foregoing formula, the maximum number of shares of common stock purchasable under the warrants is 1,666,666 shares.

F-21

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

According to the terms of the stock purchase agreement, the Company is obligated to file a registration statement in order to register both the common stock purchased by the investors as well as common stock issuable upon exercise of variable-priced warrants issued to the investors. The Company is required to use its best efforts to file the registration statement with the SEC by March 22, 2004, and is required to cause or use its best efforts to cause this registration statement to be declared effective by June 4, 2004. If the registration statement is not declared effective by the SEC by the target effective date (June 4, 2004), or it does not remain effective and available for use, the Company must pay the investors a cash payment of $10,000, such amount being equal to 1% of their purchase price. If the Company's failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement shall continue for more than 30 days, the Company must pay the investors a cash payment equal to another 1% of their purchase price each month thereafter until the delinquency no longer continues, or February 6, 2005, whichever is first.

On January 13, 2004, the Company formed a new wholly-owned subsidiary named Shield Defense Technologies, Inc.

On January 22, 2004, the Company formed a new wholly-owned subsidiary named Shield Defense Corporation.

On February 13, 2004, the Company acquired Emerging Concepts, Inc. pursuant to a share exchange. Emerging Concepts is a private California company formed in 1989 which historically was engaged in the business of providing surveillance and reconnaissance systems, sensors and engineering services. The Company paid 51,908 shares of common stock, with a value of $20,000 based upon the average closing price of our common shares over the 30 day period prior to the closing, to the shareholders of Emerging Concepts to purchase their stock in that company.

On April 9, 2004, Guardian Corporation issued 116,274 shares of Guardian Corporation series 'A' preferred stock to its series 'A' preferred stockholder in satisfaction of $126,263 in dividends on that stock accruable through April 30, 2004.

F-2

Universal Guardian Holdings

Universal Guardian Holdings, Inc. and Subsidiaries
Consolidated Financial Statements
Years Ended December 31, 2003 and 2002

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements:
Consolidated Balance Sheet as of December 31, 2003	F-2
Consolidated Statements of Operations for the years ended December 31, 2003 and 2002	F-3
Consolidated Statement of Stockholders' Deficit for the years ended
December 31, 2003 and 2002	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002	F-5 - F-6
Notes to Consolidated Financial Statements	F-7 - F-22

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Universal Guardian Holdings, Inc.
Costa Mesa, California

We have audited the accompanying consolidated balance sheet of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations and consolidated cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has incurred significant net losses since its inception, has no current source of material revenue and has a working capital deficit.  As discussed in Note 6, the Company is also a party to various legal proceedings.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Stonefield Josephson, Inc.

Certified Public Accountants

Santa Monica, California
March 13, 2004

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet - December 31, 2003

December 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$25,648
Inventory, less reserve of $91,893	-

TOTAL CURRENT ASSETS	25,648

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $659	1,496

TOTAL ASSETS	$27,144

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$728,502
Accrued expenses	627,075
Accrued expenses - related parties	152,730
Accrued obligation under abandoned lease	942,456
Accrued liability under series 'A' preferred stock of subsidiary	205,000
Capital lease obligation, current portion	5,074
Notes payable, related parties	30,633
Amounts due under exercised put option of series 'A' preferred stock of subsidiary	512,500

TOTAL CURRENT LIABILITIES	3,203,970

CAPITAL LEASE OBLIGATION, less current portion	5,243

TOTAL LIABILITIES	3,209,213

SERIES 'A' PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN
CORPORATION, net of prepaid consulting fees of $160,000	1,217,447

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Series 'A' convertible preferred stock, cumulative 7%
$0.001 par value, 5,000,000 shares authorized:
600 shares issued and outstanding ($85,750 of
dividends in arrears)	1
Common stock; $0.001 par value; 50,000,000 shares
authorized; 22,391,572 shares issued and outstanding	22,392
Additional paid-in capital	2,328,515
Accumulated deficit	(6,750,424)

TOTAL STOCKHOLDERS' DEFICIT	(4,399,516)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$27,144

The accompanying notes are an integral part of these consolidated financial statements.

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended

	December 31, 2003	December 31, 2002

NET REVENUE	$3,746,282	$2,779,449

COST OF REVENUE	3,186,886	2,429,650

GROSS PROFIT	559,396	349,799

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	5,759,215	1,094,819

LOSS FROM OPERATIONS	(5,199,819)	(745,020)

OTHER INCOME (EXPENSE)
Interest expense	(81,973)	(26,321)
Financing costs	(205,000)	(559,770)
Interest income	177,602	-

TOTAL OTHER INCOME (EXPENSE)	(109,371)	(586,091)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,309,190)	(1,331,111)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(5,309,190)	(1,331,111)

PREFERRED STOCK DIVIDENDS	(117,181)	(5,469)

NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$(5,426,371)	$(1,336,580)

NET LOSS PER SHARE:	$(0.31)	$(0.17)

BASIC AND DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	17,697,954	7,978,096

The accompanying notes are an integral part of these consolidated financial statements.

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Deficit
For The Years Ended December 31, 2003 and 2002

	Series A, Convertible Preferred Stock		Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

	Shares	Amount	Shares

Balance, December 31, 2001	-	$-	4,475,000	$ 4,475	$-	$(99,423)	$(94,948)

Common stock issued for compensation			5,125,000	5,125	28,935		34,060
Common stock issued for the acquistion							-
of The Harbour Group, Inc.			1,700,000	1,700	15,300		17,000
Stock options issued to consultants, at fair value					14,883		14,883
Warrants issued to consultants, at fair value					38,886		38,886
Shares recorded in connection with share
exchange transaction between the
Company and Universal Guardian
Corporation on December 31, 2002	600	1	4,848,014	4,848	(98,004)	(10,700)	(103,855)
Net loss						(1,331,111)	(1,331,111)

Balance, December 31, 2002	600	1	16,148,014	16,148	-	(1,441,234)	(1,425,085)

Common stock issued for services			4,218,280	4,218	1,191,788		1,196,006
Services rendered to pay for exercise price of options			110,000	110	22,390		22,500
Common stock issued for cash, net of			211,111	211	64,789		65,000
offerring costs of $10,000
Exercise of warrants for cash			300,000	300	99,700		100,000
Warrants issued to consultants, at fair value					99,785		99,785
Common stock issued for conversion of
related party note payable and accrued interest			1,404,167	1,405	167,095		168,500
Warrants issued in connection with a
consulting agreement, at fair value					682,968		682,968
Net loss						(5,309,190)	(5,309,190)

Balance, December 31, 2003	600	$1	22,391,572	$22,392	$2,328,515	$(6,750,424)	$(4,399,516)

The accompanying notes are an integral part of these consolidated financial statements.

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended

	December 31, 2003	December 31, 2002

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,309,190)	$(1,331,111)
Adjustment to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization expense	92,053	1,460
Inventory reserve	91,893	-
Impairment of property and equipment	20,832	-
Common stock issued for compensation and services	1,196,006	34,060
Services rendered to pay for exercise price of options	22,500	-
Fair value of options and warrants issued to consultants	782,753	53,769
Impairment of software development costs	242,970	-
Impairment of goodwill	29,912	-
Issuance of series 'A' preferred stock of subsidiary for financing costs	-	437,500
Financing costs relating to preferred stock of subsidiary	205,000	-
Debt issuance costs	-	122,270
Note issued for services - related party	-	180,663
(Increase) decrease in:
Accounts receivable	809,924	(774,333)
Inventory	24,594	(116,487)
Deposits and other current assets	56,871	(55,121)
Increase (decrease) in:
Accounts payable	(358,046)	1,596,117
Accrued expenses - related parties	101,413	20,000
Accrued expenses	45,485	396,314
Accrued obligation under abandoned lease	942,456	-

Net cash provided by (used in) operating activities	(1,002,574)	565,101

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,304)	(7,364)
Cash acquired with acquisition of The Harbour Group, Inc.	-	5,936
Payments for software development costs	(144,757)	(98,213)

Net cash provided by (used in) investing activities	(152,061)	(99,641)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from the issuance of bridge loans	-	700,000
Payment of debt issue costs	-	(122,270)
Proceeds from exercise of warrants	100,000	-
Proceeds from issuance of common stock, net of offering cost of $10,000	65,000	-
Proceeds from sales of series 'A' preferred stock of
Universal Guardian Corporation, net	494,947	-
Payment on capital lease obligation	(4,476)	(348)
Payment on notes payable	(518,000)	-

Net cash provided by financing activities	137,471	577,382

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(1,017,164)	1,042,842

CASH AND CASH EQUIVALENTS, Beginning of year	1,042,812	-

CASH AND CASH EQUIVALENTS, End of year	$25,648	$1,042,842

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$1,507	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Universal Guardian Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2003, the Company (1) issued 4,218,280 shares of common stock to consultants for services valued at $1,196,006; (2) issued 110,000 shares of common stock from the exercise of stock options (the exercise price of $22,500 were paid via services provided to the Company); (3) issued 1,075,000 warrants to consultants for services valued at $773,821; (4) converted accounts payable of $518,000 into a note payable; (5) converted two bridge loans and accrued interest in the amount of $700,000 and $17,500, respectively into 574,000 shares of Universal Guardian Corporation series 'A' preferred stock; (6) converted $150,000 of a note payable and $18,500 of accrued interest to a related party into 1,404,167 shares of common stock; and (7) recognized financing costs of $205,000 resulting from a holder of Universal Guardian Corporation series 'A' preferred stock of exercising a put option requiring Universal Guardian Corporation to repurchase 409,999 shares of series 'A' preferred stock (See Note 7).

During the year ended December 31, 2002, the Company (1) issued 5,125,000 shares of Universal Guardian Corporation common stock for compensation valued at $34,060; (2) issued 1,700,000 shares of Universal Guardian Corporation common stock for the acquisition of The Harbour Group, Inc., valued at $17,000 (see Note 2); and (3) entered into capital lease obligations of $15,141; and (3) issued 350,000 shares of Universal Guardian Corporation series 'A' preferred stock in connection with two bridge loans valued at $437,500 to that company.

In connection with the share exchange transaction between the Company and the shareholders of Universal Guardian Corporation effective December 31, 2002, the Company recorded on these financial statements the 600 shares of series 'A' preferred stock and 4,848,014 shares of common stock previously issued by Hollywood Partners.com prior to the share exchange, and assumed liabilities of Hollywood Partners.com of $103,855. (See Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Note 1 - Organization and Significant Accounting Policies

Organization and Line of Business

Universal Guardian Holdings, Inc. (the "Company" or "Universal Holdings") was incorporated under the laws of Delaware during 1989 under the name Guideline Capital Corporation. Effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, the Company acquired all of the issued and outstanding shares of Hollywood Partners, Inc. and changed its name to Hollywood Partners.com, Inc.

On December 6, 2002, the Company changed its name from Hollywood Partners.com to Universal Guardian Holdings, Inc. Effective December 31, 2002, pursuant to a Share Exchange and Reorganization Agreement between the Company and Universal Guardian Corporation ("Guardian Corporation"), the former shareholders of Guardian Corporation acquired 11,300,000 newly issued shares of the Company's common stock. At the date of consummation of this transaction, these shareholders effectively controlled 70% of the Company's outstanding common shares and 69.1% of the Company's total capital stock after taking into consideration outstanding shares of series 'A' preferred stock. Since the shareholders of Guardian Corporation obtained control of the Company, according to FASB Statement No. 141, "Business Combinations," this acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

  Guardian Corporation is deemed for accounting purposes to be the purchaser and surviving company. Accordingly, Guardian Corporation's net assets are included in the balance sheet at their historical book values and the results of operations of Guardian Corporation have been presented in these financial statements for the comparative prior period;

  Control of the net assets and business of the Company was acquired by the shareholders of Guardian Corporation effective December 31, 2002. This transaction has been treated for accounting purposes as a purchase of the assets and liabilities of the Company by Guardian Corporation. The historical cost of the Company's net liabilities assumed by Guardian Corporation was $103,855.

Guardian Corporation was incorporated under the laws of the state of Nevada on March 28, 2001. Guardian Corporation was in the business of protecting human life and military, government and commercial assets, by providing services, systems and technology to detect, assess and defend against security and terrorists threats worldwide. Guardian Corporation's corporate office at the time of the share exchange was located in Costa Mesa, California.

Prior to the share exchange transaction, the Company had 4,848,014 and 600 shares of common and series 'A' preferred stock outstanding, respectively, and 1,779,875 options/warrants to purchase shares of common stock outstanding. Guardian Corporation had 11,300,000 and 350,000 shares of common and series 'A' preferred stock outstanding, respectively, and 2,175,000 option/warrants to purchase shares of common stock outstanding. Pursuant to the transaction, the 11,300,000 Guardian Corporation common shares were converted into 11,300,000 shares of the Company's common stock, Additionally, the Company agreed that the 350,000 shares of Guardian Corporation series 'A' preferred stock outstanding could be converted into the Company's common stock on a one for one basis, and that the 2,175,000 Guardian Corporation option/warrants outstanding could be exercised for a like number of shares of the Company's common stock on the same terms.

Universal Guardian Holdings, Inc. and Subsidiaries

     Notes to Consolidated Financial Statements For the Years Ended December 31, 2003 and 2002

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant net losses since its inception with an accumulated deficit of $6,750,424, has no current source of material revenue, and has a working capital deficit of $3,178,322 as of December 31, 2003. The Company is also a party to various legal proceedings (see Note 6). These matters raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

  Management plans to raise additional capital through private equity financing by selling shares of the Company's common stock, and to reduce its corporate overhead (see Note 12);

  Managment plans to seek new profitable contracts to install its security systems;

  Management plans to acquire other profitable companies (see Note 12); and Management plans to implement their business plan relating to their No-lethal weapons concept.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Guardian Corporation, and Guardian Corporation's wholly owned subsidiary, The Harbour Group, Inc. (from its date of acquisition (see Note 2). All material inter-company accounts and transactions have been eliminated.

Stock Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2003 and 2002:

	2003	2002

Net loss
As reported	$(5,309,190)	$(1,331,111)
Compensation recognized under APB 25	-	-
Compensation recognized under SFAS 123	(254,361)	(23,464)

Pro forma	$(5,563,551)	$(1,354,575)

Basic and diluted loss per common share
As reported	$(0.31)	$(0.17)
Pro forma	$(0.32)	$(0.17)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002: risk-free interest rate of 3.5% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 187% and 233%; and a weighted average expected life of the option of 5 and 5 years, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 31, 2003, the Company used estimates in determining the realization of its accounts receivable, inventory and its intangible assets, accrued expenses and the fair value of equity instruments issued for services. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, none of which are held for trading purposes, including cash, accounts receivable and inventory, notes payable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

The amounts shown for notes payable and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Reclassification

Certain reclassifications have been made to the balances as of December 31, 2002 to conform to the December 31, 2003 presentation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company's operations consisted of fulfilling seven government contracts. The government awards contracts to a prime contractor who in turn entered into a contract with the Company to be a sub-contractor. The Company invoiced and received payments from the prime contractor. As of December 31, 2003, the government contracts have either been completed or cancelled. The Company potentially has an additional receivable from the prime contractor, but has not recorded the receivable due to the fact the contracts have been cancelled and the Company did not provide timely invoices for payment for services and materials incurred to date of cancellation. The Company policy is to extend credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. The Company as of December 31, 2003 has no recorded accounts receivable and no customers with open purchase orders or contracts.

Inventory

Inventory consisting principally of products purchased for resale is stated at the lower of cost (determined by the first-in, first-out method) or market. An obsolescence reserve is estimated for inventory whose values have been determined to be impaired or whose future utility appears limited. As of December 31, 2003, the Company reserved its entire inventory totaling $91,893, since management believes that the future utility appears unlikely after being notified that its only customer cancelled its contract in September 2003.

Impairment of Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provision of APB Opinion No. 30,"Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business.

This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. This statement is effective for fiscal years beginning after December 15, 2001. The Company's adoption did not have a material impact to the Company's financial position or results of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives from 3 to 7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

included in the results of operations. Due to the Company's decision to abandon Guardian Corporation's corporate office in Carlsbad, California, the utilization or recovery of property and equipment appears highly unlikely. As such, the Company recognized an impairment expense relating to certain fixed assets during the year ended December 31, 2003 (see Note 11).

Software Development Costs

Software development costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs were comprised primarily of external development costs associated with the development of the Company's software products. As of December 31, 2002, the Company had not begun selling any software products.

Amortization of capitalized software development costs was to be provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). As of December 31, 2002, amortization had not begun since the Company had not begun to sell any software products. Management periodically compared estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time. Due to the Company's decision to abandon Guardian Corporation's corporate office in Carlsbad, California, after receiving notice of cancellation of open orders from the only customer, and management's decision to terminate the software development project, the utilization or recovery of previously capitalized appears highly unlikely.

The Company recognized an impairment expense relating to software development costs during the year ended December 31, 2003 (see Note 11).

Goodwill

Goodwill represents the excess of the consideration over the estimated fair value of the net tangible assets acquired. The Company continually monitors its goodwill assets to determine whether any impairment has occurred. In making such determination with respect to these assets, the Company evaluates the performance on an undiscounted cash flow basis, of the assets or group of assets, which gave rise to the goodwill's carrying amount. Should impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of the asset or group of assets that gave rise to the goodwill using the discounted cash flow method. During the year ended December 31, 2003, the Company evaluated its goodwill in accordance with the guidelines of SFAS 142 and determined that the remaining $29,912 of goodwill associated with The Harbour Group, Inc. was impaired (see Notes 2 and 11).

Revenue Recognition

The Company recognizes revenue for the sale of purchased parts under its firm fixed price contracts after the customer inspects the purchased parts and agrees to take title to the parts, no material performance is necessary and payments are reasonably assured. Revenue for services performed under its firm fixed price contracts is generally recognized as services are performed with no material obligations outstanding and if payments are reasonably assured.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2003 and 2002 was $7,183 and $12,624, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings Per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the only potential dilutive securities were 2,825,000 and 1,775,000 common stock options and 1,730,223 and 2,179,875 common stock warrants/other options, respectively. In addition at December 31, 2003 and 2002, the Company had outstanding 1,559,894 and 350,000, respectively, shares of Guardian Corporation's series 'A' preferred stock that can be converted into 1,559,894 and 350,000 shares of the Company's common stock, respectively. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended December 31, 2003 and 2002, the Company has no items that represent other comprehensive income and, accordingly, has not included a Statement of Comprehensive Income in the financial statements.

Recently Issued Accounting Pronouncements

During April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

During May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public companies at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

 In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

NOTE 2 - ACQUISITIONS

On August 31, 2002, Guardian Corporation acquired all the issued and outstanding shares of common stock of The Harbour Group, Inc. ("Harbour Group") for 1,700,000 shares of the Guardian Corporation's common stock. The fair market value of the shares of the common stock issued in this transaction was $0.01 per share, or $17,000, as determined by Guardian Corporation's board of directors. This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired was attributed to goodwill. Harbour Group was incorporated under the laws of the state of Virginia on December 5, 2001, but had just commenced operations prior to its acquisition by the Company.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

The fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash	$5,936
Accounts receivable	35,591
Other current assets	1,750
Equipment	6,032
Goodwill	29,912
Accounts payable	(55,518)
Accrued expenses	(6,703)

Purchase price	$17,000

During the year ended December 31, 2003, the Company deemed the goodwill to be impaired and recognized an expense totaling $29,912 (see Note11).

NOTE 3 - PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2003 consisted of the following:

Computer equipment	$2,155
Less accumulated depreciation	(659)

$1,496

Depreciation expense for the years ended December 31, 2003 and 2002 was $12,053 and $1,460, respectively. In addition during the year ended December 31, 2003, the Company recognized an impairment expense totaling $20,832 relating to property and equipment that are no longer being used (see Note 11).

NOTE 4 - NOTES PAYABLE

On January 14, 2003, the holders of the bridge loans to Guardian Corporation converted the entire balance of $700,000 and $17,500 of accrued interest into 574,000 shares of Guardian Corporation series 'A' preferred stock.

On March 7, 2003, the Company converted an outstanding accounts payable balance with a significant vendor into a promissory note for $518,000. The Company made a required payment on the note in the amount of $225,000 due on the date of the note. The remaining note balance requires payment in full over four monthly installments commencing April 17, 2003. The note accrues an interest rate of 6% per annum. In October 2002, the Company made the final payment on this note and at December 31, 2003, and the note is no longer outstanding.

NOTE 5 - RELATED PARTY TRANSACTIONS

Accrued Expenses - Related Party

Accrued expenses - related party consist of amounts due to the Company's CEO for past due payroll and related benefits, unreimbursed travel expenses and accrued interest on a note payable.

Notes payable - Related Parties

Notes payable at December 31, 2003 consist of a demand note to an officer that accrues interest at 9% per annum. The note is unsecured and is payable on demand. $150,000 of this note and $18,500 of accrued interest were converted into 1,404,167 shares of common stock in December 2003. The balance of this note and related accrued interest at December 31, 2003 was $30,633 and $8,814, respectively.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leased a facility for its Guardian Corporation corporate office under a non-cancelable operating lease. During 2003, Guardian Corporation abandoned this lease. The former landlord filed a complaint for breach of the lease and is stating that the Company owes approximately $925,000 relating to the lease. As of December 31, 2003, the Company has offered $200,000 to settle this dispute and is presently negotiating with the former landlord. The Company has accrued $942,456 related to this lease obligation.

The Company currently has a month-to-month lease for its corporate office space located in Costa Mesa, California. Monthly rent is approximately $1,000. Total rent expense for the years ended December 31, 2003 and 2002 was $118,252 and $18,998, respectively. The Company also leases certain equipment under capital lease obligations. Future minimum lease payments under non-cancelable capital and with initial or remaining terms of one year or more are as follows:

Capital Leases
Year ending December 31,
2004	$6,087
2005	5,072

Net Minimum Lease Payments	11,159
Less: Amounts Representing Interest	(842)

Present Value of Net Minimum Lease Payments	10,317
Less: Current Portion	(5,074)

Long-Term Portion	$5,243

Litigation

On March 5, 2003, the former employee filed an action against the Company and several of its officers in the U.S. District Court for the Central District of California entitled, Zilles v. Michael Skellern, et al., designated Case No. SACV-03-231 GLT (ANx). The complaint alleges a number of claims including, but not limited to, civil RICO violations, securities and common law fraud, breach of contract and rescission, and wrongful termination. Plaintiff seeks monetary and punitive damages as well as injunctive relief. The Company contests the validity of the claims alleged, has engaged independent counsel and intends to vigorously defend against the Plaintiff's claims. On September 11, 2003, the federal court granted the Company's motion to dismiss and entered an order dismissing with prejudice all of Plaintiff's RICO claims. The Company has answered the Complaint and filed a counterclaim against the Plaintiff for fraud among other claims. Plaintiff has answered the Company's counterclaims and the pleadings are now at issue. The parties are currently engaged in the discovery process and trial has been set for December 20, 2004.

On January 2, 2002, judgment was entered in that certain action pending before the Los Angeles County Superior Court entitled, Giants Entertainment, Inc. v. Hollywood Partners.com, Inc., et al., Case No.: BC251352. Giants Entertainment, a Delaware corporation ("Giants DE") initially filed the action against the Company formerly known as Hollywood Partners.com, Inc., on May 29, 2001, alleging various common counts, interference with business advantage and seeking a temporary and permanent injunction. The parties settled the dispute on or about June 4, 2001. As part of the settlement Hollywood Partners agreed to make payments over time and executed a stipulation for entry of judgment if it failed to make the

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

payments to Giants DE as required by the settlement agreement. On January 2, 2002, Giants DE filed the stipulation for entry of judgment. The court entered judgment in the amount of $39,191 against Hollywood Partners on the same day. On February 27, 2004, Plaintiff and the Company entered into a settlement agreement and general release whereby the Company agreed to pay Plaintiff $50,000 in full satisfaction of the judgment. The $50,000 is recorded in accrued expenses in the accompanying consolidated balance sheet.

On October 22, 2003, the Company's former landlord filed a complaint for breach of lease for the Company's former office space in an action entitled, AC Pacific View Corporate Center, Inc. v. Universal Guardian Corporation, et al. On or about September 23, 2003, the Company entered into a lease termination agreement whereby the Company surrendered possession of the premises. The former landlord is stating that the Company owes approximately $925,000 relating to the lease. As of December 31, 2003, the Company has offered $200,000 to settle this dispute and is presently negotiating with the former landlord. The Company has accrued $942,456 related to this lease obligation (see above, Leases).

Four of the Company's former employees have filed claims against the Company seeking to recover $224,940 of past due salaries, car allowances, vacation pay and unreimbursed expenses. Although the Company believes these claims are without merit, has affirmative defenses to the claims alleged and intends to assert its own claims for damages against these employees, the Company has accrued the claimed amounts in the accompanying consolidated financial statements.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations.

NOTE 7 - STOCKHOLDERS' EQUITY

Common Stock

For the year ended December 31, 2003:

The Company issued a total of 211,111 shares of common stock for cash in the amount of $75,000, with related offering costs totaling $10,000.

A warrant holder exercised 300,000 warrants to purchase 300,000 shares of the Company's common stock for $100,000 in cash.

The Company issued a total of 4,218,280 shares of common stock to consultants for services valued at $1,196,006. The shares of common stock were valued based on the most readily determinable price of the fair value of the Company's common stock at the date of issuance based on the closing trading price as quoted on the OTCBB or the value of the services provided if this amount was determinable.

The Company issued 110,000 shares of its common stock to consultants from the exercise of stock options. The exercise price of $22,500 was paid via services provided to the Company.

The Company issued a total of 1,075,000 warrants to purchase 1,075,000 shares of the Company's common stock, to consultants for services valued at $773,821. Of the warrants issued for services 500,000 warrants valued at $682,968 were for services to be performed over a period of 24 months; therefore the value of these warrants will be amortized over the 24 months period of the agreement. The 500,000 warrants were subsequently canceled in consideration for shortening the contract period, therefore in accordance with EITF 00-23, the unamortized portion of the warrant value was expensed. These warrants were valued using the Black-Scholes option pricing model using the following assumptions: term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 44% (see Note 8).

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

As discussed in Note 5, Notes payable - related parties totaling $150,000 and accrued interest of $18,500 were converted into 1,404,167 shares of common stock in December 2003. The shares of common stock were valued based on the fair value of the Company's common stock at the date of issuance based on the closing trading price as quoted on the OTCBB.

For the year ended December 31, 2002:

The Company issued 5,125,000 shares of the Company's common stock for compensation valued at $34,060, respectively. The fair market value of these shares issued as compensation was determined by the Company's board of directors.

On August 31, 2002, the Company issued 1,700,000 shares of common stock for the acquisition of Harbour Group valued at $17,000. The fair market value of these shares issued in connection with the acquisition was determined by the Company's board of directors.

Series 'A' Preferred Stock of Subsidiary - Universal Guardian Corporation

At December 31, 2003, Guardian Corporation had 1,559,894 shares of series 'A' preferred stock outstanding. This has been presented on the accompanying financial statements in a manner similar to minority interest and as a current liability (See below and Note 10).

During the year ended December 31, 2003, Guardian Corporation issued the following series 'A' preferred stock at $1.25 per share: (1) 574,000 shares in exchange for two bridge loans aggregating $700,000 and accrued interest of $17,500 (see Note 4); (2) 192,000 shares for a 24 month consulting agreement valued at $240,000 (See Note 8); and (3) 443,894 shares for cash of $494,947, net of offering costs of $59,921.

As part of the agreement to convert the bridge loans and accrued interest into Guardian Corporation series 'A' preferred stock, Guardian Corporation (See Note 4) issued to the investors a put option that, if exercised, would require Guardian Corporation to purchase from the investors their series 'A' preferred stock for $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and for $1.75 per share if exercised between May 16, 2003 and June 30, 2003. The put option expired on June 30, 2003. The two investors exercised their put option for an aggregate of 409,999 shares of Guardian Corporation series 'A' preferred stock prior to the expiration date at $1.75 per share price. The Company has recognized as a financing expense the excess of the $1.75 put price and the original offering price of the series 'A' preferred stock of $1.25 amounting to $205,000, which is included in current liabilities in the accompanying consolidated financial statements. In addition, the Company has shown Guardian Corporation's liability arising from the exercise of the 409,999 put shares at the offering price of $1.25 per share as a current liability of $512,500 in the accompanying consolidated balance sheet with a corresponding reduction of the carrying value of the subsidiary's series 'A' Preferred Stock. However, under corporate law Guardian Corporation is prohibited from repurchasing its securities since its total assets are less than its total liabilities. Since the Company is currently unable to honor the put, the 409,999 shares are still shown as issued and oustanding. When Guardian Corporation is in a financial position to repurchase these shares, it will be required to pay the investors the carrying amount of the shares of $1.25 per share plus the $205,000 recorded in accrued liabilities.

Stock Options

On September 19, 2002, the board of directors and shareholders of the Company adopted the Hollywood Partners.com 2002 Stock Compensation Program (the "2002 Stock Program"). The 2002 Program is composed of seven separate plans: (1) the Incentive Plan under which common stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code, known as an "incentive stock

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

options", are granted; (2) the Nonqualified Plan under which common stock options which do not qualify as incentive stock options are granted; (3) the Restricted Plan under which common stock subject to earning or forfeiture conditions are granted, (4) the Employee Stock Purchase Plan under which employees may purchase common stock; (5) the Non-Employee Director Stock Option Plan under which common stock options are granted to non-employee directors; (6) the Stock Appreciation Rights Plan under which stock appreciation rights may be granted, and (7) the Stock Rights Plan under which (i) units representing the equivalent of common stock ("performance shares") are granted; (ii) payments of compensation in the form of common stock ("stock payments") are granted; or (iii) rights to receive cash or common stock based on the value of dividends paid with respect to common stock ("dividend equivalent rights") are granted. A total of 1,125,000 shares of common stock were reserved for issuance under the 2002 Stock Program. The maximum number of shares of common stock issuable to any single participant under the plan in any given fiscal year is 50,000 shares. If any awards granted under the program are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares of common stock subject to those expired, terminated or forfeited awards will again be available for purposes of the program. No awards may be issued after September 19, 2012, the termination date for the program. As of December 31, 2002, no awards had been issued under the 2002 Stock Program.

On April 21, 2003, the board of the Company adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the "2003 Stock Plan"). The 2003 Stock Plan provides for (1) the grant of common stock options, (2) the grant of stock awards pursuant to which recipients may purchase common stock, or (3) the grant of common stock bonuses as compensation. Common stock options granted under the plan may be either incentive stock options which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or non-qualifying stock options. The Company must procure shareholder approval for the 2003 Plan by no later than April 20, 2004 in order for any past or future options granted under the plan to qualify as an incentive stock option. A total of 10,000,000 shares of common stock were reserved for issuance under the 2003 Stock Plan. If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares of common stock subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after April 21, 2013, the termination date for the plan. As of December 31, 2003, 5,858,171 shares of common stock were issued or reserved for issuance under the 2003 Stock Program.

The Company also grants free-standing stock options in addition to grants under its formal stock plans.

The following table summarizes the options outstanding:

	Stock Option Plan	Weighted- Average Exercise Price

Balance, December 31, 2001	-	$-
Granted	1,775,000	$0.08

Balance, December 31, 2002	1,775,000	$0.08
Exercised	(110,000)	$0.20
Canceled	(1,165,000)	$0.09
Granted	2,325,000	$0.13

Balance, December 31, 2003	2,825,000	$0.11

Exercisable, December 31, 2003	2,825,000	$0.11

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

The weighted average remaining contractual life of options outstanding issued under the Stock Option Plan is 4.69 years at December 31, 2003. The exercise price for the options outstanding under the Stock Option Plan at December 31, 2003 were as follows:

Number of Options	Exercise Price

350,000	$0.01
150,000	$0.10
2,000,000	$0.12
300,000	$0.19
25,000	$0.20

2,825,000

No compensation expense was recognized as a result of the issuance of stock options issued to employees of the Company.

For options granted during the year ended December 31, 2003 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.12 and the weighted-average exercise price of such options was $0.13. No options were granted during the year ended December 31, 2003, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

Warrants/Other Options

The following is table summarizes the warrants/other options outstanding:

	Warrants/ Other Options	Weighted- Average Exercise Price

Balance, December 31, 2001	-	$-

Carryforward from Universal Holdings share exchange transaction	1,779,875	$3.23
Granted	400,000	$1.25

Balance, December 31, 2002	2,179,875	$2.87
Exercised	(300,000)	$0.33
Canceled	(1,362,750)	$4.07
Granted	1,213,098	$2.08

Balance, December 31, 2003	1,730,223	$1.81

Exercisable, December 31, 2003	1,730,223	$1.81

The weighted average remaining contractual life of the warrants/other options outstanding is 6.65 years at December 31, 2003. The exercise price for the warrants/other options outstanding at December 31, 2003 were as follows:

Universal Guardian Holdings, Inc. and Subsidiaries

     Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Number of Warrants/Other Options	Exercise Price

28,375	$0.20
825,598	$0.87 - $1.25
650,000	$1.50 - $1.75
200,000	$3.50 - $5.00
26,250	$10.00 -$21.40

1,730,223

In 2003, the Company issued a total of 1,075,000 warrants to a consultant for services valued at $773,821. The fair value of options issued to consultants during 2002 was $39,144. This expense is being recognized over the vesting period of the respective options as follows: $14,883, $8,933, $8,933 and $6,395 during the years ended December 31, 2002, 2003, 2004 and 2005, respectively.

NOTE 8 - CONSULTING AGREEMENT

In April 2003, the Company entered into a two-year consulting agreement with Sunrise Financial Group, Inc. Payment for the services to be provided consisted of the issuance of 500,000 warrants to purchase shares of the Company's common stock at $2.70 per share and a $10,000 per month fee for 24 months payable in advance. The fair value of the 500,000 warrants using the Black-Scholes pricing model was $682,968. Concurrently, the President of Sunrise Financial purchased 240,000 shares of Guardian Corporation's series 'A' preferred stock for $300,000, which was placed in Guardian Corporation's escrow account. Upon the closing of escrow, the agent was instructed to pay from escrow, $240,000 to Sunrise Financial, which represents the 24 monthly payments due on the agreement. Therefore, the total payment of $922,968 for Sunrise Financial's services were, in essence, paid with equity instruments consisting of warrants totaling $682,968 and with 192,000 shares of Guardian Corporation series 'A' preferred valued at $1.25 per share. Due to the decline in the value of the Company's stock, this agreement was modified to cancel the 500,000 warrants in consideration for reducing the terms of the agreement by two months. In accordance with EITF 00-23, the unamortized portion of the value of the 500,000 warrants was expensed in 2003 upon the modification of the agreement. The unamortized portion of the consulting fees related to the issuance of Guardian Corporation series 'A' preferred stock has been shown as an offset to series 'A' preferred stock of subsidiary in the amount of $160,000.

NOTE 9- INCOME TAXES

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2003 and 2002 is as follows:

	2003	2002

Federal income tax rate	34.0%	34.0%
State tax, net of federal benefit	6.0%	6.0%
Effect of net operating loss	(40.0)%	(40.0)%

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

Significant components of the Company's deferred tax assets and liabilities at December 31, 2003 are as follows:

Loss carry forwards	$1,994,000
Less valuation allowance	(1,994,000)

$-

At December 31, 2003, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the year ended December 31, 2003 was an increase of approximately $1,474,000. Net operating loss carry forwards of approximately $4,800,000 expire starting in 2016.

NOTE 10 - SERIES 'A' PREFERRED STOCK - UNIVERSAL GUARDIAN CORPORATION

Series 'A' preferred stock of Universal Guardian Holdings represents the carrying amount Guardian Corporation's series 'A' preferred stock issued and outstanding as of December 31, 2003.

Guardian Corporation is authorized to issue up to 10,000,000 shares of preferred stock, and has authorized the issuance of up to 3,000,000 shares of series 'A' preferred stock. At December 31, 2003 and 2002, there were 1,559,894 and 350,000, respectively, shares issued and outstanding. The series 'A' preferred stock is senior to Guardian Corporation's common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of Guardian Corporation. Holders of Guardian Corporation series 'A' preferred stock will be paid cumulative dividends, payable at the option of Guardian Corporation, in series 'A' preferred stock ("PIK") or cash out of funds legally available at an annual rate of 6%. The holders of Guardian Corporation series 'A' preferred stock will be entitled to receive in the event of any liquidation, dissolution or winding up of Guardian Corporation, whether voluntary or involuntary, payment of $1.25 for each share of series 'A' preferred stock, plus an amount for each share of series 'A' preferred stock equal to all dividends accumulated, accrued and unpaid thereon to the date of final distribution to such holders. In conjunction with the share exchange between the Company and Guardian Corporation, the Company agreed to convert each share of Guardian Corporation series 'A' preferred stock into one share of the Company's common stock. (See Note 7)

NOTE 11 - IMPAIRMENT EXPENSE

During the year ended December 31, 2003, the Company recognized the following impairment expense (these amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations):

Goodwill (see Note 2)	$29,912
Property and equipment (see Note 3)	20,832
Software development costs (see Note 1)	242,970

Total impairment expense	$293,714

NOTE 12 - SUBSEQUENT EVENTS

On February 6, 2004, the Company completed a private sale of 3,610,108 shares of common stock to accredited investors at a price of $0.277 per share with gross proceeds to the Company of $1,000,000. In conjunction with the sale, the Company issued warrants to the investors entitling them to purchase, through May 6, 2004, a number of shares of common stock with a value of up to $500,000 at an exercise price equal to 50% of the Company's "daily weighted average closing price" for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share. Based upon the foregoing formula, the maximum number of shares of common stock purchasable under the warrants is 1,666,666 shares.

Universal Guardian Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

According to the terms of the stock purchase agreement, the Company is obligated to file a registration statement in order to register both the common stock purchased by the investors as well as common stock issuable upon exercise of variable-priced warrants issued to the investors. The Company is required to use its best efforts to file the registration statement with the SEC by March 22, 2004, and is required to cause or use its best efforts to cause this registration statement to be declared effective by June 4, 2004. If the registration statement is not declared effective by the SEC by the target effective date (June 4, 2004), or it does not remain effective and available for use, the Company must pay the investors a cash payment of $10,000, such amount being equal to 1% of their purchase price. If the Company's failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement shall continue for more than 30 days, the Company must pay the investors a cash payment equal to another 1% of their purchase price each month thereafter until the delinquency no longer continues, or February 6, 2005, whichever is first.

On January 13, 2004, the Company formed a new wholly-owned subsidiary named Shield Defense Technologies, Inc.

On January 22, 2004, the Company formed a new wholly-owned subsidiary named Shield Defense Corporation.

On February 13, 2004, the Company acquired Emerging Concepts, Inc. pursuant to a share exchange. Emerging Concepts is a private California company formed in 1989 which historically was engaged in the business of providing surveillance and reconnaissance systems, sensors and engineering services. The Company paid 51,908 shares of common stock, with a value of $20,000 based upon the average closing price of our common shares over the 30 day period prior to the closing, to the shareholders of Emerging Concepts to purchase their stock in that company.

On April 9, 2004, Guardian Corporation issued 116,274 shares of Guardian Corporation series 'A' preferred stock to its series 'A' preferred stockholder in satisfaction of $126,263 in dividends on that stock accruable through April 30, 2004.

F-2

65

CONSOLIDATED FINANCIAL STATEMENTS
OF
UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES
FOR THE
THREE-MONTH AND NINE-MONTH INTERIM PERIODS
ENDED SEPTEMBER 30, 2004 AND 2003

UNIVERSAL GUARDIAN HOLDINGS

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

September 30, 2004
(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 865,866
Accounts receivable, net of allowance for doubtful accounts of $0	902,942
Deposits and other current assets	22,103
TOTAL CURRENT ASSETS	1,790,911
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $49,641	449,438
CUSTOMER LISTS, net of accumulated amortization of $291,135	3,233,958
OTHER ASSETS	20,447
TOTAL ASSETS	$ 5,494,754
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,077,132
Accrued expenses	1,391,847
Accrued expenses - related parties	10,876
Deferred taxes	20,326
Accrued registration obligation	135,000
Accrued warrant liability	973,208
Deferred revenue	328,901
Accrued obligation under abandoned lease	200,000
Capital lease obligation, current portion	5,235
Notes payable, related parties	30,633
TOTAL CURRENT LIABILITIES	4,173,158
CAPITAL LEASE OBLIGATION, less current portion	3,873
TOTAL LIABILITIES	4,177,031
SERIES 'A' CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN CORPORATION	41,367
COMMITMENTS AND CONTINGENCIES	-
STOCKHOLDERS' EQUITY
Series 'A' convertible preferred stock, cumulative 7% $0.001 par value, 5,000,000 shares authorized; 600 shares issued and outstanding ($101,500 of dividends in arrears)	1
Common stock; $0.001 par value; 50,000,000 shares authorized; 35,899,773 shares issued and outstanding	35,900
Additional paid-in capital	10,986,177
Prepaid consulting fee	(70,000)
Foreign currency translation adjustment	335
Accumulated deficit	(9,676,057)
TOTAL STOCKHOLDERS' EQUITY	1,276,356
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,494,754

The accompanying notes are an integral part of these consolidated financial statements.

F-2

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

NET REVENUE	$ 1,988,266	$ 416,094	$ 1,988,266	$ 3,795,884
COST OF REVENUE	1,447,239	300,170	1,447,239	3,255,721
GROSS PROFIT	541,027	115,924	541,027	540,163
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,638,068	2,061,422	3,552,037	4,533,821
LOSS FROM OPERATIONS	(1,097,041)	(1,945,498)	(3,011,010)	(3,993,658)
OTHER INCOME (EXPENSE)
Interest expense	(695)	(22,913)	(2,062)	(53,895)
Financing costs	-	-	(156,968)	(205,000)
Interest income	1,121	177,602	1,570	177,602
Gain on settlement with former landlord	-	-	742,456	-
Change in value of warrant liability	(523,502)	-	(436,935)	-
Other	-	-	43,750	-
TOTAL OTHER INCOME (EXPENSE)	(523,076)	154,689	191,811	(81,293)
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,620,117)	(1,790,809)	(2,819,199)	(4,074,951)
PROVISION FOR INCOME TAXES	106,434	-	106,434	-
NET LOSS	(1,726,551)	(1,790,809)	(2,925,633)	(4,074,951)
PREFERRED STOCK DIVIDENDS	(5,250)	(34,684)	(41,698)	(89,059)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (1,731,801)	$ (1,825,493)	$ (2,967,331)	$ (4,164,010)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.05)	$ (0.10)	$ (0.10)	$ (0.25)
WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	35,509,001	17,848,506	29,888,117	16,818,451

The accompanying notes are an integral part of these consolidated financial statements.

F-3

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,925,633)	$ (4,074,951)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	430,117	201,274
Common stock issued for compensation and services	1,309,462	953,525
Fair value of options and warrants issued to consultants	159,716	90,852
Write off of software development costs	-	242,970
Financing costs	156,968	205,000
Change in value of warrant liability	436,935	-
Foreign currency translation adjustment	335	-
(Increase) decrease in:
Accounts receivable	(657,676)	(2,206,648)
Inventory	-	(2,443)
Deposits and other current assets	(22,103)	36,970
Increase (decrease) in:
Accounts payable	(12,512)	2,083,276
Accrued expenses - related parties	(141,854)	-
Accrued expenses	365,310	226,063
Deferred taxes	20,326	-
Deferred revenue	278,901	-
Accrued obligation under abandoned lease	(742,456)	942,456
Net cash used in operating activities	(1,344,164)	(1,301,656)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired with acquisition of subsidiary	91,131	-
Purchase of property and equipment	(319,077)	(7,304)
Payments for software development costs	-	(144,757)
Net cash used in investing activities	$ (227,946)	$ (152,061)

 (continued on next page)

F-4

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

 (continued)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft, net	$ -	$ 54,073
Proceeds from sales of Series A preferred stock of Universal Guardian Corporation, net	-	494,947
Proceeds from issuance of common stock	2,500,000	165,000
Proceeds from exercise of warrants	175,000	-
Payment of offering costs	(261,463)	-
Payment on capital lease obligation	(1,209)	(3,304)
Payment on notes payable	-	(299,811)
Net cash provided by financing activities	2,412,328	410,905

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	840,218	(1,042,812)

CASH AND CASH EQUIVALENTS, Beginning of period	25,648	1,042,812
CASH AND CASH EQUIVALENTS, End of period	$ 865,866	$ -
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ 2,062	$ 51,895
Income taxes paid	$ 800	$ 800

Supplemental Schedule Of Non-Cash Investing And Financing Transactions:

During the nine months ended September 30, 2004 the company (1) issued 2,280,788 common shares to consultants and professionals for services valued at $1,309,462; (2) issued 400,000 common share purchase warrants to advisory board members for services valued at $123,500; (3) converted 1,644,635 UGC series 'A' preferred shares valued at $2,005,547 into 1,644,635 common shares; (4) issued 51,908 common shares valued at $20,000 for the acquisition of Emerging Concepts, Inc.; (5) issued 4,101,494 common shares valued at $3,240,180 for the acquisition of Strategic Security Solutions International Ltd.; (6) issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants; (7) cancelled 1,100,000 common shares as a result of the settlement of a legal matter; and (8) converted a $205,000 liability related to a put option into equity.

During the nine months ended September 30, 2003 the company (1) issued 1,649,676 common shares to consultants for services valued at $931,025; (2) issued 110,000 common shares from the exercise of common share purchase options (the exercise price of $22,500 were paid via services provided to the company); (3) issued 1,075,000 common share purchase warrants to consultants for services valued at $773,821; (4) converted accounts payable of $518,000 into a note payable; (5) converted two bridge loans and accrued interest in the amount of $700,000 and $17,500, respectively into 574,000 UGC series 'A' preferred shares; and (6) recognized financing costs of $205,000 resulting from two holders of UGC series 'A' preferred shares exercising a put option to have the company repurchase 409,999 UGC series 'A' preferred shares.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited consolidated financial statements have been prepared by the company pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended December 31, 2003 included in the company's Annual Report on Form 10-KSB.  The results for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year ending December 31, 2004.

Going concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern.  However, the company has incurred significant net losses since its inception and has an accumulated deficit of $9,676,057 and a working capital deficit of $2,382,247 as of September 30, 2004, and was in default with respect to dividends accrued on its series 'A' preferred stock in the amount of $101,500.  The company is also a party to various legal proceedings. These matters raise substantial doubt about the company's ability to continue as a going concern.  These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the company with the ability to continue in existence:

  Management plans to raise additional capital through private equity financing by selling common shares, and to execute additional contracts and acquire other profitable companies;

  Management plans to seek new profitable government and commercial contracts for its Secure Risks subsidiary;

  Management acquired Strategic Security Solutions International on July 1, 2004 (see note 6), which just recently was awarded a $3.7 million contract; and

  Management plans to implement their Shield Defense nonlethal business plan and begin production of its Cobra StunlightTM in the 4th quarter 2004.

The $2,382,247 negative working capital is principally attributable to the accrual as a liability of (1) a maximum cash penalty of $135,000 should the company fail to register with the SEC on or before May 25, 2005 a total of 2,500,000 common shares sold in a private placement on May 25, 2004, (2) the value of $973,208 ascribed to 1,250,000 common share purchase warrants granted as compensation to a placement

F-6

agent in the private placement that are also required to be registered with the SEC by May 25, 2005, and (3) deferred revenue of $328,901.  Although the company has accrued the value of the warrants as a liability in accordance with financial accounting principles, no cash or other penalty is payable to the holder of the warrants in the event that the warrants are not timely registered.

Stock options

The company has adopted only the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the company's net loss attributable to common shareholders and loss per share would be reduced to the pro forma amounts indicated below for the three and nine months ended September 30, 2004 and 2003:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Net loss attributable to common shareholders:
As reported	$(1,731,801)	$(1,825,493)	$ (2,967,331)	$ (4,164,010)
Compensation recognized under APB 25	-	-	-	-
Compensation recognized under SFAS 123	(257,558)	(8,547)	(440,269)	(18,462)
Pro forma	$ (1,989,359)	$(1,834,040)	$ (3,407,600)	$ (4,182,472)
Basic and diluted loss per common share:
As reported	$ (0.05)	$ (0.10)	$ (0.10)	$ (0.25)
Pro forma	$ (0.06)	$ (0.10)	$ (0.11)	$ (0.25)

This option valuation model requires input of highly subjective assumptions.  Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model. The fair value is computed as of the date of grant using the following assumptions for grants in 2004:  (i) dividend yield of 0%, (ii) expected volatility of 178%, (iii) weighed-average risk-free interest rate of approximately 3.5%, and (iv) expected life of 3 years.

F-7

2.

ACQUISITION

Emerging Concepts, Inc.

On February 13, 2004, the company acquired all the issued and outstanding shares of common stock of Emerging Concepts, Inc. (subsequently renamed ISR Systems Corporation) in exchange for 51,908 common shares.  The fair market value of the common shares issued in this transaction was $0.385 per share, or $20,000, as determined by the market value of the common shares traded on the OTCBB.  This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition.

The fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash	$ 1,597
Intangible assets	20,447
Current liabilities	(2,044)
Purchase price	$ 20,000

Pro forma financial information is not presented since the amounts are immaterial.

Strategic Security Solutions International Ltd.

On July 1, 2004, the company acquired all the issued and outstanding shares of common stock of Strategic Security Solutions International, Ltd. ("SSSI") in exchange for 4,101,494 common shares.  The fair market value of the common shares issued in this transaction was $0.79 per share, or $3,240,180, as determined by the market value of the common shares traded on the OTCBB.  The company also paid $37,500 in legal fees associated with this transaction that has been included as part of the purchase price.  This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, "Business Combinations," and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition..

The fair value of the assets acquired and liabilities assumed and allocation of the purchase price is summarized as follows:

Cash	$ 127,034
Accounts receivable	220,767
Other current assets	24,499
Property and equipment	177,847
Customer lists	3,525,091
Accounts payable	(361,140)
Deferred revenue	(50,000)
Other current liabilities	(386,418)
Purchase price	$ 3,277,680

The Company purchased SSSI because of its ability to provide comprehensive business risk solutions and strategic and tactical security services to protect government and commercial assets worldwide.  The Company also believes that it can offer other products and services to SSSI's customer base.  The purchase price in excess of the net tangible assets has been allocated to SSSI's customer base.  This intangible asset will be amortized over a period of 36 months.  On an annual basis amortization expense will be approximately $1,175,000.

F-8

The operating results of SSSI are included in the Company's consolidated results of operations from July 1, 2004. The following unaudited proforma summary presents the consolidated results of operations as if the acquisition of SSSI had occurred on January 1, 2003.  These proforma results have been presented for comparative purposes only and are not indicative of what would have occurred had the acquisition been made as of January 1, 2003, appropriately, or of any potential results which may occur in the future.

	Nine Months Ended Sept. 30,
	2004	2003
Net revenue	$ 3,878,812	$ 4,817,795
Gross profit	1,131,818	630,957
Operating expenses	4,046,695	2,701,352
Net loss attributable to common stockholders	(2,934,354)	(2,382,848)
Loss per share	$ (0.09)	$ (0.12)

3.

LOSS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2004 and 2003, the only potentially dilutive securities were 5,300,000 and 1,115,000 common share purchase options and 2,744,112 and 2,954,875 common share purchase  warrants/other options, respectively.  In addition, at September 30, 2004 and 2003, the company's Universal Guardian Corporation subsidiary ("Guardian Corporation") had outstanding 31,531 and 1,559,894 UGC series 'A' preferred shares, that can be converted into 31,531 and 1,559,894 common shares, respectively.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

4.

STOCKHOLDERS' EQUITY

Common Shares And Common Share Purchase Warrants

On February 6, 2004, the company issued a total of 3,610,108 shares of common stock for cash in the amount of $1,000,000, net of $106,462 in fees and commissions.

On May 25, 2004, the company issued a total of 2,500,000 shares of common stock for cash in the amount of $1,500,000 net of $155,000 in commissions and fees.  In addition, the company granted to the placement agent warrants to purchase 625,000 shares of common stock at the price of $1.50 per share and a warrant to purchase an additional 625,000 shares of common stock at the price of $2 per share.  According to the terms of the underlying common stock purchase agreement and warrants, the company shall file a registration statement to register the common stock and shares underlying the warrants by July 9, 2004, and to use its best efforts to cause the registration statement to be declared effective by September 24, 2004. If the registration statement is not declared effective by the SEC by the target effective date (September 24, 2004), or it does not remain effective and available for use, the company must pay the investors a cash payment of $15,000, such amount being equal to 1% of the purchase price. If the company's failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement shall continue for more than 30 days, the company must pay the investor $15,000 each month thereafter until the delinquency no longer continues, or 12 months after the closing, whichever is first.  As a

F-9

result of this transaction, the company has accrued the $15,000 monthly non-registration penalty for the nine  months  or $135,000.  In addition, the company has determined the fair value of the 1,250,000 warrants to be $883,298 on the date of issuance computed using the Black-Scholes model under the following assumptions: (1) expected life of 2-3 years; (2) volatility of 178%, (3) risk free interest of 3.5% and (4) dividend rate of 0%.  The net amount allocated to the sale of common stock of $1,365,000 ($1,500,000 less accrued registration penalties of $135,000) was proportionately allocated to the common stock and the warrants in the amount of $828,727 and $536,273, respectively.  As the Company has not yet filed the registration statement, the amount allocated to the warrants of $536,273 has been recorded as a current liability in accordance with EITF 00-19 and will be adjusted to fair value at each balance sheet date until the earlier of 12 months from the closing date or the SEC declaring the registration statement effective.  During the nine months ended September 30, 2004, the increase of the relative fair value of the warrants was $436,935 which is included in other expense in the accompanying consolidated statements of operations.  The fair value of the warrant liability amounted to $973,208 as of September 30, 2004.

During the nine months ended September 30, 2004, the company issued a total of 2,280,788 common shares to consultants and professionals for services valued at $1,309,462.  The common shares were valued based on their fair value at the date of issuance based on the closing trading price for the company's common stock as quoted on the OTCBB, or if this amount was not determinable, the value of the services provided.  In addition, the company also issued a total of 400,000 common share purchase options to members of the advisory board for services valued at $123,500.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 187%.

UGC Series 'A' Convertible Preferred Shares

At September 30, 2004, Guardian Corporation had 31,531 UGC series 'A' preferred shares outstanding.  This has been presented on the accompanying financial statements in a manner similar to minority interest.

On April 8, 2004, Guardian Corporation declared a dividend in kind on the series 'A' preferred shares by issuing to the holders of these securities a total of 116,272 UGC series 'A' preferred shares valued at $156,968.  Since the UGC series 'A' preferred shares are convertible into Universal Holdings common shares on a one-for-one basis, the value of the 116,272 UGC series 'A' preferred shares issued as a dividend was determined to be $1.35, based upon the market value of the common shares on April 8, 2004.  The company has recorded the payment of these UGC series 'A' preferred shares issued as a financing cost in the amount of $156,968 in the accompanying consolidated statement of operations, similar to an inducement.

During the nine months ended September 30, 2004, holders of the UGC series 'A' preferred shares converted 1,644,635 of those shares into 1,644,635 common shares, including 409,999 UGC series 'A' preferred shares converted pursuant to a put option as discussed below.

As part of an agreement with two investors to convert bridge loans extended to Guardian Corporation and accrued interest thereon into UGC series 'A' preferred shares, Guardian Corporation issued to the investors a put option that, if exercised, would require Guardian Corporation to repurchase from the investors the series 'A' preferred shares issued at $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and at $1.75 per share if exercised between May 16, 2003 and June 30, 2003.  The put option expired on June 30, 2003.  The put option was exercised prior to the expiration date with respect to 409,999 UGC series 'A' preferred shares at $1.75 per share price.  During in 2003, the company recognized as a financing expense the excess of the $1.75 put price and the original offering price of the series 'A' preferred shares of $1.25 amounting to $205,000, which was included in current liabilities.

During the quarter ended June 30, 2004, the two investors holding the put option converted all of their UGC series 'A' preferred shares, including the 409,999 shares with respect to which they exercised their put

F-10

rights, into common shares.  As a consequence of this conversion, Guardian Corporation no longer has any obligation to pay cash under the put option, and the company has removed the $205,000 liability and increased additional paid in capital.

5.

LEGAL PROCEEDINGS

On March 5, 2003, Mr. Michael Zilles, a former employee of the company's Harbour Group subsidiary, filed an action against Guardian Corporation and several of our officers in the U.S. District Court for the Central District of California entitled Zilles v. Michael Skellern, et al., designated Case No. SACV-03-231 GLT (ANx). The complaint alleged a number of claims including, but not limited to, civil RICO violations, securities and common law fraud, breach of contract and rescission, and wrongful termination.   Mr. Zilles sought monetary and punitive damages as well as injunctive relief.  On September 11, 2003, the federal court granted the company's motion to dismiss and entered an order dismissing with prejudice all of Mr. Zilles' RICO claims.  We then answered the complaint and filed a counterclaim against Mr. Zilles for fraud and rescission among other claims.  On June 14, 2004, a notice of settlement was filed with the court whereby all claims asserted by and against Mr. Zilles were resolved. The settlement provides for, inter alia, (1) the payment to Mr. Zilles $255,000 in cash, including the payment of past due commissions in the amount of $192,474, (2) the release to Mr. Zilles of 600,000 restricted common shares currently held by the company which were originally issued in connection with Guardian Corporation's acquisition of The Harbour Group on August 31, 2002, (3) Mr. Zilles' agreement to subject any sales of the released shares to a dribble-out schedule; and (4) the company's agreement to immediately render an opinion allowing Mr. Zilles to freely sell the released shares on the public markets in installments pursuant to the dribble-out schedule pursuant to Rule 144 upon his provision of customary seller's and broker's representation letters specifying compliance with the Rule.  Mr. Zilles, in turn, would surrender any claims with respect to an additional 1,100,000 common shares held by the company, which would be cancelled.  Upon issuance and delivery of the common shares to Mr. Zilles, the action would be dismissed with prejudice.  Since the settlement, Mr. Zilles has attempted to invalidate the settlement on the basis of fraud by alleging that the company could have registered the shares to allow them to be freely tradable under a registration statement that had been recently filed with the SEC, notwithstanding that Rule 144 was fully available to facilitate the public sale of the shares pursuant to the dribble out schedule.  The Court has set a December 6, 2004 hearing date to hear Mr. Zilles' claim.

The company is involved in certain legal proceedings and claims that arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the company's financial position or results of operations.

6.           SUBSEQUENT EVENTS

On January 4, 2005, as part of a single transaction, the Company sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000. As part of that transaction, the Company issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share. Until July 2, 2004, the Company shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that the Company has registered those underlying shares, and the closing price of the Company's common stock exceeds the applicable call price for the five consecutive days prior to the exercise of that right.

On January 14, 2005, as part of a single transaction, the Company sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. ("Hunter Fund"), $150,000 to IKZA Holding Corp. ("IKZA")) and $100,000 to Loman International SA ("Loman"). The Company is obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005. This amount was paid in full on February 8, 2005.

For so long as the debenture is unpaid, the debenture holders are entitled to convert the outstanding indebtedness (principal plus accrued interest) on the debentures into common shares at a $1.25 per share conversion rate. As additional consideration for the purchase of the debenture, the Company also granted to Hunter Fund, IKZA and Loman warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share. These warrants lapse if unexercised by January 14, 2010. As the result of such grant, the Company will record a non-cash deferred financing charge in the amount of $500,000 reflecting the fair value attributable to these warrants, thereby resulting in an effective annual rate of interest on the debenture of 224%.

F-11

The private placement was effected through Hunter World Markets, Inc. ("Hunter") as placement agent. Under the terms of the placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share. These warrants lapse if unexercised on January 14, 2010. In addition, the Company agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share. In the event the volume average weighted price for the Company's common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.

On February 7, 2005, as part of a single private placement, the Company sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. ("Monarch") for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP ("Mercator Fund") for the sum of $1,485,000. As part of that transaction, the Company paid to Mercator Advisory Group, LLC ("MAG"), as placement agent, the sum of $250,000 in cash and common share purchase warrants entitling it to purchase 281,250 restricted common shares. One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.48 per share, while the balance are exercisable at $2.98 per share. These warrants lapse if unexercised on February 7, 2008.

On June 3, 2004, Guardian Corporation entered into a settlement with its former landlord, AC Pacific View, whereby Guardian Corporation agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of Guardian Corporation's obligations arising under a terminated lease. In the event payment was not made by that date, AC Pacific View would be entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amounts paid. Guardian Corporation has not paid this amount to date, and is insolvent but for the potential recovery of damages in connection with the termination of Guardian Corporation's subcontract with Northern NEF. Management does not believe that the judgment, if filed by AC Pacific View, will be enforceable against Universal Holdings.

On September 17, 2003, Mr. Joseph Celano, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $71,887.47 and related penalties with the California Labor Commissioner. The Company believed that Mr. Celano's claims were without merit, and the Company also claimed affirmative defenses for various causes of action including misappropriation of trade secrets and breach of fiduciary duties. On January 18, 2005, the California Labor Commissioner issued an award in favor of Mr. Celano in the amount of $104,000. On February 3, 2005, the Company filed an appeal of the order with the San Diego County Superior Court. The action is pending before the court and the Company expects the date will be set for trial within the next six months.

On October 15, 2003, Mr. Richard E. Fields, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $40,841.90 and related penalties with the California Labor Commissioner. The Company believed that Mr. Field's claims were without merit, and the Company also claimed affirmative defenses for various causes of action including, but not limited to, breach of fiduciary duty, misappropriation of trade secrets, tortious interference with contract and prospective economic advantage and conversion. On January 18, 2005, the California Labor Commissioner issued a judgment in favor of Mr. Fields in the amount of $61,000. On February 3, 2005, the Company filed an appeal of the order with the San Diego County Superior Court. The action is pending before the court and the Company expects the date will be set for trial within the next six months.

F-12

On January 11, 2005, the Company received a cease and desist letter from Pepperball Technologies, Inc. claiming that  the Company's prospective manufacture of frangible projectiles for its Python Projectile Launcher infringes on Pepperball's patents, and further claiming that Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing Universal Holdings with alleged trade secrets. The frangible projectiles that will be manufactured by the Company are subject to a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441). The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002. In January of 2004 Guardian Corporation renewed its exclusive license to the U.S. Navy's patent for 14 years. The Company has received non-infringement opinions from patent counsel with respect to Pepperball's claims and will vigorously defend these claims if necessary.

The Company has received a letter from Sunrise Financial Group, Inc. demanding that the Company issue 294,661 common shares in connection with the terms of an investment banking services agreement dated June 12, 2004. The shares arise from Sunrise's claimed cashless exercise of a warrant for 500,000 common shares at a strike price of $1.00 per share. The Company had the investment banking agreement reviewed by legal counsel who advised the Company that that such warrants may be unenforceable by reason of the agreement's failure to contain any terms relating to the methodology of the cashless exercise as well as the lack of any expiration date for the warrants. The Company is presently continuing to evaluate the validity and enforceability of the investment banking agreement and warrants issuable thereunder given the circumstances.

The litigation with Mr. Zilles was dismissed with prejudice on January 10, 2005.

F-10

66

COMBINED FINANCIAL STATEMENTS
FOR
STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED, STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED
FOR THE
YEARS ENDED MARCH 31, 2004 AND 2003
AND THE
THREE MONTHS ENDED JUNE 30, 2004 AND 2003

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

Combined Financial Statements

Years Ended March 31, 2004 and 2003 and

the Three Months Ended June 30, 2004 and 2003 (unaudited)

Contents

Page

Report of Independent Registered Public Accounting Firm:

Report on Audited Combined Financial Statements

F-1

Combined Financial Statements:

Combined Balance Sheets as of March 31, 2004 and June 30, 2004 (unaudited)

F-2

Combined Statements of Operations for the years ended March 31, 2004 and

     2003 and the Three Months Ended June 30, 2004 and 2003 (unaudited)

F-3

Combined Statements of Comprehensive Income (Loss) for the years ended March 31, 2004 and 2003 and the Three Months Ended June 30, 2004 and 2003 (unaudited)

F-4

Combined Statement of Stockholders' Deficit for the years ended March 31, 2003 and

     2004 and the three Months ended June 30, 2004 (unaudited)

F-5

Combined Statements of Cash Flows for the years ended March 31, 2004 and

    2003 and the Three Months Ended June 30, 2004 and 2003 (unaudited)

F-6

Notes to Combined Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Strategic Security Solutions International Limited,

Strategic Security Solutions International (B.V.I.) Limited and TAG 24 Limited

We have audited the accompanying combined balance sheet of Strategic Security Solutions International Limited, Strategic Security Solutions International (B.V.I.) Limited and TAG 24 Limited (collectively, the "Company") as of March 31, 2004 and the related combined statements of operations, comprehensive income (loss), stockholders' deficit and cash flows for the years ended March 31, 2004 and 2003.  These combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Strategic Security Solutions International Limited, Strategic Security Solutions International (B.V.I.) Limited and TAG 24 Limited as of March 31, 2004 and the results of their combined operations and their combined cash flows for the years ended March 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern. As discussed in Note 1, the Company has incurred net losses since its inception, has a stockholders' deficit and has a working capital deficit as of March 31, 2004 and the parent company of Strategic Security Solutions Inc. is also a party to various legal proceedings, has had significant losses from operations, has a working capital deficit and stockholders' deficit.  Additionally, the Company's primary source of revenue is generated from providing security related services to Company's in unstable economies and countries with hostile environments.  Certain assets are physically located in these countries which are subject to risks of appropriation, physical destruction, theft and the Company's inability to utilize those assets.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Stonefield Josephson, Inc.

Certified Public Accountants

Santa Monica, California

December 2, 2004

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

 Combined Balance Sheets

	March	June
	31, 2004	30, 2004
		(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$84,628	$151,168
Accounts receivable, net of allowance of $0	400,635	449,450
Other current assets	11,947	24,499

TOTAL CURRENT ASSETS	497,210	625,117

PROPERTY AND EQUIPMENT, NET	212,225	224,006

TOTAL ASSETS	$709,435	849,123

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	376,850	328,998
Accrued expenses	495,043	473,183
Deferred revenue	207,000	50,001
Income taxes payable	17,691	60,524

TOTAL CURRENT LIABILITIES	1,096,584	912,706

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT:
Common stock	645	529
Other comprehensive loss - foreign currency translation	(18,667)	(476)
Accumulated deficit	(369,127)	(63,636)

TOTAL STOCKHOLDERS' DEFICIT	(387,149)	(63,583)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$709,435	$849,123

F-2

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

Combined Statements of Operations

	Year Ended		Three Months Ended
	March	March	June	June
	31, 2004	31, 2003	2004	2003
			(unaudited)	(unaudited)

REVENUE	$2,504,109	$667,479	$1,375,562	$688,901

COST OF REVENUE	2,227,776	492,438	706,135	580,865

GROSS PROFIT	276,333	175,041	669,427	108,036

EXPENSES:
Selling, general and administrative	500,693	266,780	394,827	136,924

TOTAL EXPENSES	500,693	266,780	394,827	136,924

INCOME (LOSS) FROM OPERATIONS	(224,360)	(91,739)	274,600	(28,888)

OTHER INCOME (EXPENSE):
Interest income	84	-	-	11
Interest expense	(11,451)	(2,815)	(51)	(2,839)
TOTAL OTHER INCOME (EXPENSE)	(11,367)	(2,815)	(51)	(2,828)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(235,727)	(94,554)	274,549	(31,716)

PROVISION FOR INCOME TAXES	16,449	13,402	54,137	-

NET INCOME (LOSS)	$(252,176)	$(107,956)	$220,412	$(31,716)

F-3

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

Combined Statements of Comprehensive Income (Loss)

	Year Ended		Three Months Ended
	March	March	June	June
	31, 2004	31, 2003	30, 2004	30, 2003
			(unaudited)	(unaudited)

NET INCOME (LOSS)	$(252,176)	$(107,956)	$220,412	$(31,716)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(16,117)	(2,550)	(17)	(8,222)

COMPREHENSIVE INCOME (LOSS)	$(268,293)	$(110,506)	$220,395	$(39,938)

F-4

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

Combined Statement of Stockholders' Deficit

	Year Ended		Three Months Ended
	March	March	June	June
	31, 2004	31, 2003	30, 2004	30, 2003
			(unaudited)	(unaudited)

NET INCOME (LOSS)	$(252,176)	$(107,956)	$220,412	$(31,716)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(16,117)	(2,550)	(17)	(8,222)

COMPREHENSIVE INCOME (LOSS)	$(268,293)	$(110,506)	$220,395	$(39,938

F-5

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

 Combined Statements of Cash Flows

	Common	Comprehensive	Retained
	Stock	Loss	Earnings	Total

Balance, March 31, 2002	$2	$-	$(8,995)	$(8,993)

Shares issued for cash	320			320
Foreign currency transaction adjustment		(2,550)		(2,550)
Net loss			(107,956)	(107,956)

Balance, March 31, 2003	322	(2,550)	(116,951)	(119,179)

Shares issued for cash	323			323
Foreign currency transaction adjustment		(16,117)		(16,117)
Net loss			(252,176)	(252,176)

Balance, March 31, 2004	645	(18,667)	(369,127)	(387,149)

Shares issued for cash (unaudited)	55			55
Foreign currency transaction adjustment (unaudited)		(17)		(17)
Distribution of TAG 24 net assets
as a result of SSSI transaction (unaudited)	(171)	18,208	85,079	103,116
Net income (unaudited)			220,412	220,412

Balance, June 30, 2004 (unaudited)	$529	$(476)	$(63,636)	$(63,583

F- 6

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED,

STRATEGIC SECURITY SOLUTIONS INTERNATIONAL (B.V.I.) LIMITED AND TAG 24 LIMITED

Notes to Combined Financial Statements

For the Years Ended March 31, 2004 and 2003 and

The Three Months Ended June 30, 2004 and 2003 (unaudited)

Note 1 - Organization and Significant Accounting Policies

Organization and Line of Business

Strategic Security Solutions International Limited ("SSSI") is a company incorporated in the United Kingdom on September 23, 1998.  Strategic Security Solutions International (B.V.I.) Limited ("BVI") is a company incorporated in the British Virgin Islands on March 7, 2002. TAG 24 Limited ("TAG 24") is a company incorporated in the United Kingdom on January 7, 2002.  Collectively, SSSI, BVI and TAG 24 are hereafter referred to as the "Company."  The Company provides strategic and tactical security services to established and emerging governments, military services, multi-national corporations and high profile business and individual clients around the globe.

Combined Financial Statements

On July 1, 2004, Universal Guardian Holdings, Inc., ("UGHO") a publicly traded company (OTCBB: UGHO) acquired the business of the Company and all of the outstanding shares of SSSI pursuant to a share exchange and assumed certain liabilities of BVI, a company affiliated through common ownership (structured as such primarily for United Kingdom tax purposes).  In addition in May 2004, TAG 24's owner became a stockholder of SSSI merging its operations into SSSI.  The assets and liabilities of TAG 24 as of May 1, 2004 were distributed to its owner.  The operations of TAG 24 have been combined for all periods presented as a significant acquiree of the combined business.  In accordance with Statement of Financial Accounting Standards No. 94, the accompanying financial statements include the accounts of SSSI, BVI and TAG 24 and are presented on a combined basis to present the historical operations for the combined business which was purchased by UGHO on July 1, 2004.  All intercompany transactions have been eliminated.

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company's functional currency is the British Pound; however the accompanying combined financial statements have been translated and presented in United States Dollars ($). Accordingly, assets and liabilities are translated at period-end exchange rates and operating statement items are translated at average exchange rates prevailing during the period.  The resulting translation adjustments are recorded as other comprehensive income. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss).

Going Concern

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern.  However, the Company has incurred significant net losses since its inception and has a stockholders' deficit of $387,149 and a working capital deficit of $599,374 as of March 31, 2004 and the company which became the parent as of July 1, 2004, UGHO, is also a party to various legal proceedings, has had significant losses from operations, has a working capital deficit and stockholders' deficit.

F- 7

  Additionally, the Company's primary source of revenue is generated from providing security related services to customers in unstable economies and countries at war.  Certain assets are physically located in these countries which are subject to risks of appropriation, physical destruction, theft and the inability to utilize those assets.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  These combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

The Company was recently awarded a $3.7 million contract and the Company was recently sold to UGHO.  Management believes these actions will be sufficient to provide the Company with the ability to continue in existence.

Interim Combined Financial Statements

The unaudited combined financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's combined financial position, the results of their combined operations, and cash flows for the periods presented. The results of operations for the three months ended June 30, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004, which will be the new fiscal year ended for the Company to correspond with its parent company's year end.  The accompanying unaudited combined financial statements are presented in accordance with the requirements for Regulation S-B. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of March 31, 2004, the Company used estimates in determining the realization of its accounts receivable, other current assets, depreciation of property and equipment, accrued expenses and deferred revenue. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued expenses, due to related party and income taxes payable, the carrying amounts approximate fair value due to their short maturities.

F- 8

Cash and Cash Equivalents

For purposes of the combined statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.   For the years ended March 31, 2004 and 2003, 65% and 64% of the Company's revenue was generated from 15 and 7 customers, respectively.  For the three months ended June 30, 2004, 67% (unaudited) of the Company's revenue was generated from 3 customers.

Revenue Recognition

The Company generates revenue by providing business risk solutions and strategic and tactical security services to protect governmental and commercial assets worldwide.  Generally, the Company enters into contracts with its customers to provide certain services.  When an initial set up fee is charged, this fee is recognized as revenue over the terms of the contracts.  The Company recognizes revenue for the service fee on a monthly basis as services are performed.  Revenue, billed monthly, is only recognized if the Company deems that collection is probable and other criteria of SFAS No. 48, ETIF 00-21 and SAB No. 104 are met.

Deferred Revenue

Certain contracts include need assessment analysis fees which are charged to the customer.  For revenue recognition purposes, the Company defers these fees and amortizes these fees into income on a straight-line basis over the life of the contract in accordance with EITF 00-21.

F- 9

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives as follows:

Machinery and equipment

4 years

Armored vehicles

4 years

Office equipment

4 years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals, if any, will be included in the results of operations.  A significant portion of the Company's property and equipment are in war-torn countries.  On a quarterly basis, management identifies any asset that may be impaired due to the location of the asset and recognizes an appropriate impairment loss.

Impairment of Long-Lived Assets

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.   SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company periodically evaluates its long term assets and records impairment of losses where indicated.  To date, the Company has had no impairment issues to disclose.

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended March 31, 2004 and 2003, and the three months ended June 30, 2004 and 2003 (unaudited) the foreign currency translation adjustment has been included in the combined statement of stockholders' equity (deficit) showing the change in comprehensive income (loss).

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F- 10

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements).  Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply.  The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest).  Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both.  A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities.  FIN-46R replaces FIN-46, that was issued in January 2003.  FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003.  In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R.  In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004.  The Company does not expect the adoption to have a material impact on the Company's combined financial position or results of operations.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively.  The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003.  The adoption of this statement had no impact on the Company's combined financial statements.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003.  This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The adoption of this statement had no impact on the Company's combined financial statements.

F- 11

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88,  "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106,  "Employers' Accounting for Postretirement Benefits Other Than Pensions."  Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the combined financial statements.

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the combined financial statements.

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

F- 12

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4 (" SFAS No. 151". The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004.  The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged.  The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions."  The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)").  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

- 13

Note 2 - Property and Equipment

The cost of property and equipment at March 31, 2004 and June 30, 2004 consisted of the following:

      March 31,

    June 30,

           2004

        2004

    (unaudited)

Machinery and equipment

$

121,096

$

103,598

Armored vehicles

76,577

90,406

Office equipment

42,499

54,074

240,172

248,078

Less accumulated depreciation and amortization

(27,947)

(24,072)

$

212,225

$

224,006

Depreciation expense for the years ended March 31, 2004 and 2003 was $33,430 and $3,703, respectively, and for the three months ended June 30, 2004 and 2003 was $12,495 (unaudited) and $1,658 (unaudited), respectively.

Certain assets with a net book value of $186,061 at March 31, 2004 are located in countries with unstable political climates and are subject to risks of appropriation, physical destruction, theft and the Company's inability to utilize those assets.

Note 3 - Income Taxes

The reconciliation of the statutory expected United Kingdom income tax of 32% to the effective tax for the years ended March 31, 2004 and 2003 and the three months ended June 30, 2004 and 2003 (unaudited) is as follows:

                  March 31,

                   June 30,

      2004

      2003

      2004

       2003

  (unaudited)

  (unaudited)

Expected tax

$

(75,433)

$

(30,527)

$

87,885

$

(10,149)

Effect of losses (income) from which

  no benefit (expense) is recognized

75,433

30,527

(87,885)

10,149

Statutory

15,340

14,856

53,567

-

Non-deductible items

1,054

844

570

-

Surtax exemption

-

(2,282)

-

-

Other

55

(16)

-

-

Effective tax

$

16,449

$

13,402

$

54,137

$

-

F- 14

Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.  Significant components of the Company's deferred tax assets and liabilities at March 31, 2004 are as follows:

Deferred tax assets:

Net operating loss carryforwards

$

43,255

Deferred tax liabilities:

Excess depreciation

(7,953)

35,302

Valuation allowance

(35,302)

Net deferred tax asset

$

-

At March 31, 2004, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not.  The net change in the valuation allowance for the years ended March 31, 2004 and 2003 was an increase of $145 and $35,158, respectively.  The Company has net operating loss carry forwards of approximately $144,000 which do not expire under United Kingdom tax laws.

Note 4 - Stockholders' Equity (Deficit)

During the years ended March 31, 2004 and 2003, SSSI issued 90 and 119 shares of its common stock for $154 and $170, respectively.   In addition, during the three months ended June 30, 2004, SSSI issued 30 shares of its common stock for $55 to existing members of the control group (unaudited).

During the year ended March 31, 2003, BVI issued 150 shares of its common stock for $150 to existing members of the control group.

During the year ended March 31, 2004, TAG 24 issued 99 shares of its common stock for $169 to existing members of the control group.

Note 5 - Commitments and Contingencies

Litigation

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. Management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

F- 15

Leases

On May 1, 2004, the Company entered into an operating lease agreement for office space in London, England that expires in May 2006. The lease provides for current monthly lease payments of $2,383 increasing over the term of the lease.

Future minimum lease payments applicable to non-cancelable operating leases as of March 31, 2004 are as follows:

 Operating

Leases

Year ending March 31,

2005

$

 26,211

2006

 28,594

2007

2,383

Net Minimum Lease Payments

$

 57,188

The Company incurred rent expense of $45,634 and $14,890 for the years ended March 31, 2004 and 2003, respectively and $4,766 (unaudited) and $11,409 (unaudited) for the three months ended June 30, 2004 and 2003, respectively.

Factor and Overdraft Agreements

Tag 24 had a factoring agreement with Arbuthnot Commercial Finance Limited providing an invoice finance facility.  Tag 24 also had a bank overdraft facility with Arbuthnot Latham & Co Limited of $18,400 secured by the Company's assets.  As March 31, 2004, the amount due under these agreements was $7,406 and is included in accrued expenses in the accompanying combined balance sheet.  These facilities were terminated in May 2004.

Note 6 - Subsequent Events

On July 1, 2004, Universal Guardian Holdings, Inc. ("UGHO") acquired all of the outstanding shares of SSSI pursuant to a share exchange.  Prior to the acquisition by UGHO, certain assets and liabilities of BVI and TAG 24 were distributed to its existing owners.  Pursuant to the terms of an Agreement And Plan Of Share Exchange, UGHO issued 4,101,494 unregistered UGHO common shares to SSSI's shareholders, all of whom have continued as either employees or consultants.  The agreement also provided for the issuance of additional UGHO common shares to SSSI's shareholders based upon additional contracts entered into by July 26, 2004.  Since the criteria for issuing additional shares had not been met, no additional contingent shares were issued.

F- 16

Included in the 4,101,494 common shares issued are 2,052,000 common shares (the "escrow shares") which will be retained in escrow by UGHO until June 28, 2005.  UGHO reserves the right to rescind some or all of the escrow shares to the extent (1) SSSI's annualized sales revenue of US $4,000,000 is less than that reflected in unaudited financial statements provided by SSSI, in which case a portion of the escrow shares shall be rescinded equal to the percentage difference in the sales revenue multiplied by the total number of escrow shares then held; and (2) UGHO institutes certain claims against SSSI's prior shareholders relating to the breach of their covenants or indemnities under the Agreement And Plan Of Share Exchange, or with respect to certain tax liabilities of SSSI.  A reconciliation of the historical net assets as of June 30, 2004 to the net assets acquired by UGHO are as follows:

		Net Assets		Purchase	Net
	June	Distributed Prior to		Price	Assets
	30, 2004	UGHO Transaction		Adjustment	Purchased
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$151,168	$(24,134)	$		$127,034
Accounts receivable	449,450	(228,683)			220,767
Other current assets	24,499	-			24,499
TOTAL CURRENT ASSETS	625,117	(252,817)		-	372,300

PROPERTY AND EQUIPMENT, NET	224,006	(46,159)			177,847
CUSTOMER LISTS		-		3,525,092	3,525,092
	849,123	(298,976)		3,525,092	4,075,239

CURRENT LIABILITIES:
Accounts payable	328,998	32,142			361,140
Accrued expenses	473,183	(147,289)			325,894
Deferred revenue	50,001	-			50,001
Income taxes payable	60,524	-			60,524
TOTAL CURRENT LIABILITIES	912,706	(115,147)		-	797,559

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	529	(150)		3,277,301	3,277,680
Other comprehensive loss	(476)	-		476	-
Accumulated deficit	(63,636)	(183,679)		247,315	-
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(63,583)	(183,829)		3,525,092	3,277,680
	$849,123	$(298,976)		$3,525,092	$4,075,239

F- 17

67

PRO FORMA COMBINED FINANCIAL STATEMENTS
FOR
UNIVERSAL GUARDIAN HOLDINGS, INC. AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED
FOR THE
YEAR ENDED DECEMBER 31, 2003
AND THE
SIX MONTHS ENDED JUNE 30, 2004

UNIVERSAL GUARDIAN HOLDINGS

UNIVERSAL GUARDIAN HOLDINGS, INC.

AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

 Pro Forma Combined Financial Statements

(unaudited)

Contents

                            Page

Pro Forma Financial Statements:

 Combined Balance Sheet as of June 30, 2004 (unaudited)

                            F-2

 Combined Statements of Operations for the six months ended June 30, 2004 (unaudited)

                            F-3

 Combined Statements of Operations for the year ended December 31, 2003 (unaudited)

                            F-4

 Notes to Combined Financial Statements (unaudited)

               F-5

UNIVERSAL GUARDIAN HOLDINGS, INC.

AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

Pro Forma Combined Balance Sheet

June 30, 2004

(Unaudited)

	UGHO	SSSI		Adjustments	Pro forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,331,858	$127,034	$		$1,458,892
Accounts receivable, net	-	220,767			220,767
Deposits and other current assets	77,603	24,499			102,102

TOTAL CURRENT ASSETS	1,409,461	372,300		-	1,781,761

PROPERTY AND EQUIPMENT, net	16,989	177,847			194,836
CUSTOMER LISTS	-		a	3,525,092	3,525,092
OTHER ASSETS	20,447				20,447

TOTAL ASSETS	$1,446,897	$550,147		$3,525,092	$5,522,136

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$691,161	$361,140	$		$1,052,301
Accrued expenses	445,115	325,894			771,009
Accrued expenses - related parties	20,181				20,181
Accrued registration obligation	135,000				135,000
Accrued warrant liability	449,706				449,706
Deferred revenue		50,001			50,001
Income tax payable		60,524			60,524
Accrued obligation under abandoned lease	200,000				200,000
Capital lease obligation, current portion	5,235				5,235
Notes payable, related parties	30,633				30,633

TOTAL CURRENT LIABILITIES	1,977,031	797,559		-	2,774,590

CAPITAL LEASE OBLIGATION, less current portion	3,873				3,873

TOTAL LIABILITIES	1,980,904	797,559		-	2,778,463

SERIES 'A' PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN
CORPORATION	41,368				41,368

COMMITMENTS AND CONTINGENCIES	-	-		-	-

STOCKHOLDERS' DEFICIT
Series 'A' convertible preferred stock, cumulative 7%
$0.001 par value, 5,000,000 shares authorized:
600 shares issued and outstanding ($96,250 of
dividends in arrears)	1				1
Common stock; $0.001 par value; 50,000,000 shares authrized;
31,279,879 and 35,381,373 (pro forma) shares issued and outstanding	31,280	379	a	3,722	35,381
Additional paid-in capital	7,442,850		a	3,273,579	10,716,429
Prepaid consulting fee	(100,000)				(100,000)
Other comprehensive loss		(476)	a	476	-
Accumulated deficit	(7,949,506)	(247,315)	a	247,315	(7,949,506)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(575,375)	(247,412)		3,525,092	2,702,305

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,446,897	$550,147		$3,525,092	$5,522,136

	-	-		-	-

See notes to pro forma combined financial statements

F-2

UNIVERSAL GUARDIAN HOLDINGS, INC.

AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2004

 (unaudited)

	UGHO	SSSI		Adjustments	Pro forma

NET REVENUE	$-	$2,001,589		$-	$2,001,589

COST OF REVENUE	-	1,263,079		-	1,263,079

GROSS PROFIT	-	738,510		-	738,510

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	1,913,969	520,000	b	587,515	3,021,484

LOSS FROM OPERATIONS	(1,913,969)	218,510		(587,515)	(2,282,974)

OTHER INCOME (EXPENSE)
Interest expense	(1,367)	(2,914)			(4,281)
Financing costs	(156,968)				(156,968)
Interest income	449	21			470
Gain on settlement with former landlord	742,456				742,456
Other	130,317				130,317

TOTAL OTHER INCOME (EXPENSE)	714,887	(2,893)		-	711,994

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,199,082)	215,617		(587,515)	(1,570,980)

PROVISION FOR INCOME TAXES	-	58,249		-	58,249

NET LOSS	(1,199,082)	157,368		(587,515)	(1,629,229)

PREFERRED STOCK DIVIDENDS	(36,448)	-		-	(36,448)

NET LOSS ATTRIBUTABLE
TO COMMON STOCKHOLDERS	$(1,235,530)	157,368		(587,515)	(1,665,677)

NET LOSS PER SHARE:
BASIC AND DILUTED	(0.05)				(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	27,046,791				31,148,285

See notes to pro forma combined financial statements

F-3

UNIVERSAL GUARDIAN HOLDINGS, INC.

AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2003

 (unaudited)

	UGHO	SSSI		Adjustments	Pro forma

NET REVENUE	$3,746,282	$2,504,109		$-	$6,250,391

COST OF REVENUE	3,186,886	2,227,776		-	5,414,662

GROSS PROFIT	559,396	276,333		-	835,729

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	5,759,215	500,693	b	1,175,031	7,434,939

LOSS FROM OPERATIONS	(5,199,819)	(224,360)		(1,175,031)	(6,599,210)

OTHER INCOME (EXPENSE)
Interest expense	(81,973)	(11,451)			(93,424)
Financing costs	(205,000)				(205,000)
Interest income	177,602	84			177,686

TOTAL OTHER INCOME (EXPENSE)	(109,371)	(11,367)		-	(120,738)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,309,190)	(235,727)		(1,175,031)	(6,719,948)

PROVISION FOR INCOME TAXES	-	16,449		-	16,449

NET LOSS	(5,309,190)	(252,176)		(1,175,031)	(6,736,397)

PREFERRED STOCK DIVIDENDS	(117,181)	-		-	(117,181)

NET LOSS ATTRIBUTABLE
TO COMMON STOCKHOLDERS	$(5,426,371)	(252,176)		(1,175,031)	(6,853,578)

NET LOSS PER SHARE:
BASIC AND DILUTED	(0.31)				(0.31)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	17,697,954				21,799,448

See notes to pro forma combined financial statements

F-4

UNIVERSAL GUARDIAN HOLDINGS, INC.

AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

Notes To Pro Form Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On July 1, 2004, Universal Guardian Holdings, Inc. ("UGHO") acquired, through its wholly-owned Secure Risks Ltd. subsidiary ("Secure Risks"), all of the outstanding shares of Strategic Security Solutions International Limited ("SSSI") and the operations of BVI and Tag 24 pursuant to a share exchange.  Pursuant to the terms of an Agreement And Plan Of Share Exchange, Secure Risks acquired all of the capital stock of SSSI from its shareholders, while in payment therefore UGHO issued 4,101,494 unregistered UGHO common shares to SSSI's shareholders, all of whom have continued as either employees or consultants.  The accompanying pro forma combined balance sheet presents the accounts of UGHO and SSSI as if the acquisition of SSSI by UGHO through Secure Risks occurred on June 30, 2004.  The accompanying pro forma combined statements of operations present the accounts of UGHO and SSSI for the year ended December 31, 2003 and the six months ended June 30, 2004 as if the acquisition occurred on January 1, 2003.

The following adjustments would be required if the acquisition occurred as indicated above:

a.          To allocate the purchase price of $3,277,680 to the fair value of the net assets acquired.  The excess purchase price was allocated to customer lists which are being amortized over their estimated life of 36 months.

b.         To record amortization of customer lists over their estimated useful life of 36 months.

F-5

PART II

Item 24.

Indemnification of Directors and Officers

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 2,518.25
Financial printer fees to EDGARize and print registration statement	—
Transfer Agent Fees, including Printing and Engraving Stock Certificates	—
Legal fees and expenses	40,000.00 *
Accounting fees and expenses	20,000.00 *
Miscellaneous	1,000.00 *
Total	$ 63,518.25
* estimated

Item 26.

Recent Sales of Unregistered Securities

Rule 506

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 506 insofar as:  (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

•

On July 1, 2002, we granted to each of Messrs. Michael J. Skellern and Dennis M. Cole, in their capacities as directors of Guardian Corporation, fully vested common shares purchase options entitling them to each purchase 150,000 Guardian Corporation shares at the exercise price of $0.01 per share.  These options expire on July 1, 2007.  We valued each grant at $1,487 for financial statement purposes using the Black-Scholes model.  We have since granted the holders the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

•

On July 1, 2002, we granted to Mr. Michael A. Briola in his capacity as a director of Guardian Corporation, fully vested common shares purchase options entitling him to purchase 150,000 Guardian Corporation shares at the exercise price of $0.01 per share.  These options expire on July 1, 2002.  We valued the grant at $1,487 for financial statement purposes using the Black-Scholes model.  We have since granted Mr. Briola the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

•

On August 1, 2002, we granted to Mr. Leon Cooper, as compensation for providing services benefiting Guardian Corporation as trustee of the UG Incentive Stock Trust, fully vested common shares purchase options entitling him to purchase 50,000 Guardian Corporation shares at the exercise price of $0.01 per share.  These options expire August 1, 2007.  We valued the grant at $4,988 for financial statement purposes using the Black-Scholes model.  We have since granted Mr. Cooper the right to purchase

Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

•

On October 1, 2002, we granted to Mr. Thomas J. Pernice, as an inducement to become a director of Guardian Corporation, fully vested common shares purchase options entitling him to purchase 150,000 Guardian Corporation shares at the exercise price of $0.10per share.  These options expire on October 1, 2007.  We valued the grant at $14,872 for financial statement purposes using the Black-Scholes model.  We have since granted Mr. Pernice the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.  Mr. Pernice exercised these options on October 1, 2004.

•

On December 2, 2002, we granted to a consultant, Mr. Seth H. Kaplan, fully vested warrants entitling him to purchase 100,000, 100,000 and 100,000 restricted common shares at the exercise prices of $2, $3 and $4 per share, respectively. These warrants expire on the 45th, 90th and 125th day following the registration of the underlying shares, respectively.  These warrants were granted as compensation for consulting with us regarding management, strategic planning, corporate organization and structure, expansion of services, acquisitions and business opportunities.  We valued the grant at $7,110 for financial statement purposes using the Black-Scholes model.

•

On December 2, 2002, we granted to a consultant, Mr. Shai Z. Stern, a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.20 per share.  These warrants expire on December 1, 2012.  These warrants were granted as compensation for providing us with business development services.  We valued the grant at $9,987 for financial statement purposes using the Black-Scholes model.

•

On December 2, 2002, we granted 50,000 restricted common shares to an officer and director, Ms. Valerie Broadbent, for services provided to the company.  We valued the grant at $108,000 for financial statement purposes using the Black-Scholes model.

•

On December 2, 2002, we granted to an officer and director, Ms. Valerie Broadbent, a fully vested option entitling her to purchase 40,000 restricted common shares at the exercise price of $1.20 per share. These warrants expire on December 1, 2004.  These options were granted as a bonus and valued at $4,000 for financial statement purposes using the Black-Scholes model.

•

On December 2, 2002, we issued to two consultants, Messrs. Mark Beychok and Mel Beychok, 213,716 and 119,870 restricted common shares, respectively (4,274,320 and 2,397,400 pre-reverse shares, respectively) in satisfaction of $42,743.26 and $23,974.09 of the company’s indebtedness to those individuals, respectively, arising from the provision of services to the company.

•

On December 2, 2002, we granted to a consultant, Brandin Trust, a fully vested warrant entitling it to purchase 80,000 restricted common shares at the exercise price of $1.75 per share. These warrants expire on December 1, 2012.  These warrants were granted as compensation for Mark Beychok providing consulting services.  We valued the grant at $8,000 for financial statement purposes using the Black-Scholes model.

•

On December 3, 2002, we granted to Mr. Thomas J. Pernice in his capacity as a director, fully vested common shares purchase options entitling him to purchase 125,000, 125,000 and 125,000 Guardian Corporation shares at the exercise prices of $1.20, $1.50 and $1.75 per share, respectively.  These options expire on December 1, 2012.  We have since granted Mr. Pernice the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price. We valued the grant at $76,160 for financial statement purposes using the Black-Scholes model.

•

On April 1, 2003, we issued 80,658 restricted common shares to Mr. Erick Richardson in settlement of $62,107 in indebtedness arising from the provision of legal services by his firm.

•

On April 3, 2003, we entered into a two-year consulting agreement with Sunrise Financial Group, Inc. for the provision of financial public relations services.  Under the agreement, we agreed that Sunrise Financial Services would be compensated as follows: (1) payment of a $10,000 per month cash fee for 24 months, payable in advance, and (2) the grant of fully vested warrants entitling Sunrise Financial to purchase 500,000 restricted Universal Holdings common shares at the exercise price of $2.70 per share. These warrants expire on April 3, 2008, and provide cashless exercise rights until such time as the underlying common shares are registered.  Prior to this transaction, Mr. Nathan Low, the President of Sunrise Financial, had purchased 240,000 shares of Guardian Corporation series ‘A’ preferred shares for gross proceeds of $300,000 in a private placement with Guardian Corporation.  We agreed to escrow these gross proceeds and to apply $240,000 of such proceeds to satisfy the prepayment obligation under the consulting agreement with Sunrise Financial.  On June 12, 2003, we agreed to cancel the warrants issued to Sunrise Financial Group in consideration of a $1,000 per month increase in our cash payments to Sunrise Financial Group under the consulting agreement.  We valued the share grant at $240,000, and the warrant grant at $682,968 for financial statement purposes using the Black-Scholes model.

•

On May 15, 2003, we issued 50,000 restricted common shares to Richardson & Patel LLP in settlement of $47,000 in indebtedness arising from the provision of legal services by that firm.

•

On June 3, 2003, we issued 106,121 restricted common shares to Richardson & Patel LLP in settlement of $108,243 in indebtedness arising from the provision of legal services by that firm.

•

On July 1, 2003, we granted to a consultant, Stern & Co., a fully vested warrant entitling him to purchase 75,000 restricted common shares at the exercise price of $1.00 per share. These warrants expire on June 30, 2006.  These warrants were granted as compensation for the provision of strategic business planning services to the company.  We valued the grant at $26,107 for financial statement purposes using the Black-Scholes model.

•

On July 2, 2003, we issued restricted 60,222 restricted common shares to Mr. Erick Richardson in settlement of $45,167 in indebtedness arising from the provision of legal services by his firm.

•

On July 30, 2003, we granted to Dr. Mel R. Brashears, as compensation for providing consulting services, fully vested common shares purchase warrants entitling him to purchase 300,000 Guardian Corporation shares at the exercise price of $0.19 per share.  These options expire on July 30, 2008.  We valued the grant at $54,361 for financial statement purposes using the Black-Scholes model.  We have granted Dr. Brashears the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

•

On October 14, 2003, we issued 440,895 restricted common shares to Mr. Erick Richardson in settlement of $85,974 in indebtedness arising from the provision of legal services by his firm.

•

On October 15, 2003, we issued 75,000 restricted common shares to a consultant, Stern & Co., as compensation for the provision of strategic business planning services to the company.  We valued the grant at $63,750 for financial statement purposes using the Black-Scholes model.

•

On December 22, 2003, we granted to Messrs. Dennis M. Cole and Thomas J. Pernice and Dr. Mel R. Brashears, in their capacities as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, fully vested common shares purchase options entitling them to each purchase 500,000 shares at the exercise price of $0.12 per share.  These options, which were granted as compensation for acting as a director during fiscal 2003, expire on December 22, 2008.  We valued each grant at $57,985 for financial statement purposes using the Black-Scholes model.

•

On February 1, 2004, we granted to Mr. Dennis M. Cole, a director and the President of Shield Defense, pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.47 per share. These options vest on February 1, 2005, and expire on February 1, 2014.  We valued the grant at $68,130 for financial statement purposes using the Black-Scholes model.

•

On February 11, 2004, we granted 50,000 restricted common shares to a past officer and director, Ms. Valerie Broadbent, for services provided to the company.  We valued the grant at $40,000.

•

On May 1, 2004, we granted to Mr. Kurt Schaerer, in his capacity as managing director of our Shield Defense International subsidiary, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.75 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary  These options lapse to the extent unexercised on April 30, 2009.  We valued the options at $99,308 for financial statement purposes using the Black-Scholes model.

•

On June 15, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.92 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $81,212 for financial statement purposes using the Black-Scholes model.

•

On August 1, 2004, we granted to Mr. William Glanton, in his capacity as managing director of Secure Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.76 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $67,088 for financial statement purposes using the Black-Scholes model.

•

On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $269,902 for financial statement purposes using the Black-Scholes model.

•

On September 8, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer, a common share purchase option entitling him to purchase 400,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $215,922 for financial statement purposes using the Black-Scholes model.

•

On September 8, 2004, we granted to Mr. Mark V. Asdourian, in his capacity as our general counsel, a common share purchase option entitling him to purchase 500,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Asdourian entering into a mutually acceptable employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 125,000 of these options vest on each of October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $269,902 for financial statement purposes using the Black-Scholes model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On October 14, 2002, Guardian Corporation borrowed $500,000 from Mr. Sotiris Emmanouil and $200,000 from Mr. Michael Drescher pursuant to two bridge loan notes which accrued interest at 10% per annum. The notes were secured by virtually all of Guardian Corporation’s assets and were due on January 14, 2003.  As an inducement for Messrs. Emmanouil and Drescher to extend the loans, Guardian Corporation issued to them a total of 350,000 UGC series ‘A’ preferred shares.  We valued these shares at $437,500.  Each UGC series ‘A’ preferred share was convertible into one UGC common share.  We subsequently made provision to allow the conversion of each UGC series ‘A’ preferred share to be converted, at the option of the holder, into one Universal Holdings common share.  On January 13, 2003, Messrs. Emmanouil and Drescher converted an aggregate amount of $700,000 in indebted plus accrued interest in the aggregate amount of $17,500 into a total of 574,000 UGC series ‘A’ preferred shares.  On April 8, 2004, Guardian Corporation issued a total of 74,841 UGC series ‘A’ preferred shares to Messrs. Emmanouil and Drescher as dividends on their preferred shares.  We valued these shares at $101,035.  During the period February 2004 through June 2004, Messrs. Emmanouil and Drescher converted 980,126 of their UGC series ‘A’ preferred shares into 980,126 Universal Holdings common shares.

•

On June 1, 2003, we closed a private placement to 21 investors pursuant to which we sold 443,894 Guardian Corporation restricted UGC series ‘A’ preferred shares for gross cash proceeds of $554,868, and net cash proceeds of $494,947.  Each UGC series ‘A’ preferred share sold is convertible into one UGC common share or, at the option of the holder, one Universsal Holdings common share.  On April 8, 2004, Guardian Corporation issued 41,433 UGC series ‘A’ preferred shares to the aforesaid shareholders as dividends on their preferred shares.  During the period May 2004 through June 2004, the aforesaid shareholders converted 472,507 of the aforesaid UGC series ‘A’ preferred shares into 472,507 Universal Holdings common shares.  As part of the foregoing private placement, we (1) paid $51,721 in cash commissions to the placement agent for the offering, Camden Securities, Inc., and (2) issued Camden Securities common share purchase warrants entitling it to purchase, through May 31, 2006, a total of 26,987 common shares at $0.875 per share.  We valued the warrants at $25,933 for financial statement purposes using the Black-Scholes model.

•

On February 25, 2003, in consideration for the performance of consulting services, we granted to Messrs. Edward Meyer, Jr. and Edward T. Whelan, fully vested common shares purchase warrants entitling them to each purchase 100,000 restricted common shares in four different tranches of 25,000 shares each at the exercise prices of $3.50, $4, $4.50 and $5, respectively.  These options expire on February 25. 2005.  We valued the total grant at $57,636 for financial statement purposes using the Black-Scholes model.

•

On July 2, 2003, we agreed to issue 111,111 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $50,000.  As part of that transaction, we issued common share purchase warrants to Mr. Weiss entitling him to purchase, through July 3, 2008, 55,556 common shares at $1 per share and 55,555 shares at $1.25 per share.

•

On September 15, 2003, we agreed to issue 50,000 restricted common shares to The Amara Group, Inc. as compensation for its agreement to lend $12,500 to the company for three months.  We valued the grant at $12,500.

•

On February 6, 2004, we agreed to issue 3,610,108 restricted common shares to Mr. and Mrs. Michael Appleby in a private placement for cash for total gross proceeds of $1,000,000.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  Based upon the foregoing formula, the maximum number of common shares Mr. and Mrs. Appleby could collectively purchase under the warrants was 1,666,666 shares.

•

On May 25, 2004, we sold 2,500,000 restricted common shares to Absolute Return Europe Fund in a private placement for cash for total gross proceeds of $1,500,000.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc., as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.  We valued the warrants granted to Hunter World Markets at $883,298 for financial statement purposes using the Black-Scholes model.

•

On January 4, 2005, we sold 100,000 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 1004, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.

•

On January 4, 2005, as part of a single transaction, we sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 1004, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.

•

On January 14, 2004, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”)) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.  For so long as the debenture is unpaid, the debenture holders are entitled to convert the outstanding indebtedness (principal plus accrued interest) on the debentures into common shares at a $1.25 per share conversion rate.  As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

•

The private placement described above was effected through Hunter World Markets, Inc. (“Hunter”) as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  We valued the warrants granted to Hunter at $519,937 for financial statement purposes using the Black-Scholes model.

•

On February 7, 2004, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as placement agent, the sum of $250,000 in cash and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.48 per share, while the balance are exercisable at $2.98 per share.  These warrants lapse if unexercised on February 7, 2008. We valued the warrants granted to MAG at $ 278,947 for financial statement purposes using the Black-Scholes model.

Rule 505

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 505 insofar as:  (1) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (2) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

•

On December 1, 2002, we granted to a consultant, Mr. Neil P. White, a fully vested warrant entitling him to purchase 25,000 restricted common shares (500,000 shares pre-reverse) at the exercise price of $1.20 per share. These warrants expire on December 1, 2012.  These warrants were granted as compensation for providing legal services to the company and to Guardian Corporation in the amount of approximately $25,000.

•

On December 2, 2002, we granted to a consultant, Hasinta Investments, Ltd., fully vested warrants entitling it to purchase 120,000 restricted common shares at the exercise price of $1.20 per share, an additional 120,000 restricted common shares at the exercise price of $1.50 per share, and an additional 120,000 restricted common shares at the exercise price of $1.75 per share. These warrants expire on December 1, 2012.  These warrants were granted as compensation for the owners of Hasinta Investments, Messrs. Nikolas Konstant and Efstathios Basios.  We valued the grants at $36,000 for financial statement purposes using the Black-Scholes model.

•

On December 2, 2002, we granted to an employee, Ms. Linda Dellavechia, a fully vested option entitling her to purchase 10,000 restricted common shares at the exercise price of $1.20 per share.  These options expire on December 1, 2012.  These options were granted as consideration for Ms. Dellavechia forgiving approximately $28,000 of past due wages.

•

On December 3, 2002, we issued 50,000 restricted common shares to a consultant, Mr. Neil P. White, in consideration of the provision of legal services.  We valued the grant at $40,000.

•

On December 6, 2002, we granted to Mr. Kevin Pickard a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.24 per share. These warrants expire on December 5, 2007.  These warrants were granted as compensation for providing accounting services to the company.  We valued the grant at $5,000 for financial statement purposes using the Black-Scholes model.

•

On December 6, 2002, we granted to a consultant, Mr. Kurt Martin, a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.24 per share. These warrants expired on May 6, 2003.  These warrants were granted as compensation for providing European business contacts to the company.  We valued the grant at $5,000 for financial statement purposes using the Black-Scholes model.

•

On December 6, 2002, we granted to Mr. Aaron Grunfield a fully vested warrant entitling him to purchase 25,000 restricted common shares at the exercise price of $1.24 per share. These warrants expired on May 6, 2003.  These warrants were granted as compensation for providing legal services to the company.  We valued the grant at $2,500 for financial statement purposes using the Black-Scholes model.

•

On January 16, 2003, we issued 15,000 restricted common shares to Resch Polster Alpert & Berger LLP in settlement of $15,000 of the company’s indebtedness to that law firm.

•

On January 16, 2003, we issued 25,000 restricted common shares to Mr. Aaron Grunfield in settlement of approximately $25,000 in legal fees.

•

On January 29, 2003, we issued 124,800 restricted common shares to a consultant, Bendheim Enterprises, in settlement of approximately $76,000 of indebtedness to that company arising from the provision of consulting services.

•

On August 27, 2003, we granted to a consultant, Mr. Kevin Pickard, as compensation for providing accounting services to the company, fully vested common shares purchase options entitling him to purchase 25,000 shares at the exercise price of $0.20 per share.  These options expire August 27, 2008.  We valued the grant at $4,341 for financial statement purposes using the Black-Scholes model.

•

On January 22, 2004, we granted to Messrs. Richard Clarke, Roger Cressey, William Glanton and Major General John Admire, Ret., as compensation for providing services as members of our advisory board, fully vested common shares purchase options entitling them to each purchase 100,000 shares at the exercise price of $0.35 per share.  These options expire on January 22, 2009.  We valued each grant at $30,875 for financial statement purposes using the Black-Scholes model.

•

On March 25, 2004, we granted to Mr. William C. Lowe, as compensation for providing consulting services relating to general marketing and management support, fully vested common shares purchase options entitling him to purchase 500,000 shares at the exercise price of $0.75 per share.  These options expire on March 24, 2009.  We valued the grant at $374,781 for financial statement purposes using the Black-Scholes model.

•

On January 12, 2005, we granted to a consultant, Mr. Thomas Raines, as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of our products, fully vested common shares purchase options entitling him to purchase 100,000 shares at the exercise price of $1.60 per share.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by Mr. Raines.  These options expire January 11, 2010.  We valued the grant at $159,942 for financial statement purposes using the Black-Scholes model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On September 12, 2002, we issued to Messrs. Constantinos Zavos, Tudor Management Ltd. and Giuseppe Giorgetti 5,000, 6,250 and 10,000 restricted common shares, respectively (100,000, 125,000 and 200,000 shares pre-reverse, respectively), in consideration for extending the due date of certain promissory notes dated September 1, 2001 in the amount of $429,857.  We valued the grant at $4,250.

•

On December 18, 2002, we issued to Messrs. Guiseppe Giorgette and Constatinos Zavos and to Tudor Management 203,669, 84,820 and 93,828 restricted common shares, respectively, in settlement of $244,403, $101,785 and $112,594 of the company’s indebtedness to those parties, including interest, respectively.

•

On December 23, 2002, we issued 24,547 restricted common shares to a consultant, PJ Co Company, in settlement of $50,000 of the company’s indebtedness to that company.

•

On June 15, 2005, 2004, we granted to a consultant, Homeland Security Stocks.com, a fully vested warrant entitling it to purchase 25,000 restricted common shares  at $1.50 per share, and an additional 25,000 common shares at $2 per share. These warrants expire on June 14, 2009.  These warrants were granted as compensation for assistance with daily online industry news, corporate profiling, product reviews, interviews and news.  We valued the grant at $36,216 for financial statement purposes using the Black-Scholes model.

Acquisition Of Business Through Share Exchange

•

On December 30, 2002, we issued 11,300,000 restricted common shares to the shareholders of Guardian Corporation in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Michael J. Skellern (4,475,000 shares), Dennis M. Cole (960,000 shares), Michael Briola (950,000 shares), Dennis Zilles (1,700,000 shares) and the UG Incentive Trust (3,215,000 shares).  We valued the shares issued at $104,855 based upon the historical cost of our net liabilities assumed on the financial statements of Guardian Corporation.

•

On February 20, 2004, we issued 51,908 restricted common shares to the shareholders of Emerging Concepts, Inc. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Oscar E. Hayes (43,675 shares), Delmar Kintner (5,840 shares) and Carlos Garza (2,393 shares).  We valued the shares at $20,000.

Regulation S

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Regulation S during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Regulation S insofar as (1) none of the creditors were U.S. persons, (2) all of the issuances were effected outside the United States in offshore transactions, (3) there were no directed selling efforts within the United States, and (4) we implemented offering restrictions, including placing restricted stock legends on the shares.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, in his capacity as managing director of Secured Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 1,250,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  One-half of these options vest on grant, and the balance vest on the first anniversary of grant.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $937,908 for financial statement purposes using the Black-Scholes model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Howard Cottrell, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 300,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on May 30, 2009.  We valued the aggregate options at $254,901 for financial statement purposes using the Black-Scholes model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 3, 2004, our Secure Risks subsidiary granted to Mr. Andy Inglis, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $1.02 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on June 2, 2009.  We valued the aggregate options at $50,891 for financial statement purposes using the Black-Scholes model.

•

On June 8, 2004, our Secure Risks subsidiary granted to Mr. Graham Dick, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.99 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 7, 2009.  We valued the aggregate options at $148,443 for financial statement purposes using the Black-Scholes model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On July 1, 2004, we issued 4,101,494 restricted common shares to the shareholders of Strategic Security Solutions International Ltd. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Bruce M. Braes (1,230,448 shares), Ian Schriek (1,230,448 shares), Richard Kuhn (820,299 shares), John Chase (615,224 shares) and Richard Lumpkin (205,075 shares).  We valued the shares at $3,240,180.

•

On July 1, 2004, our Secure Risks subsidiary granted to Messrs. Charles McKinnon Johnston, Graham Cumming, Christian Moore and David Hopps in their capacity as employees of Secure Risks, common share purchase options entitling them to purchase 200,000, 150,000 10,000 and 10,000 Universal Holdings restricted common shares, respectively, at the exercise price of $0.79 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 30, 2009.  We valued the options at $157,940, $118,455, $7,897 and $7,897, respectively, for financial statement purposes using the Black-Scholes model.

•

On July 2, 2004, our Secure Risks subsidiary granted to Messrs. Bruce Braes, Richard Kuhn, John Chase, Ian Schriek and Mark Lumpkin, in their capacity as officers of Secure Risks, common share purchase options entitling each of them to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.  We valued the options granted to each officer at $39,485 for financial statement purposes using the Black-Scholes model.

•

On September 15, 2004, our Secure Risks subsidiary granted to Mr. Nicolas P. Ware, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on September 14, 2009.  We valued the aggregate options at $80,971 for financial statement purposes using the Black-Scholes model.

•

On January 1, 2005, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, as compensation for serving as a director of Universal Holdings, fully vested common share purchase options entitling him to purchase 250,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share, reflecting the terms of the grant previously approved by Universal Holdings with respect to members of the board on September 8, 2004.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options at $347,391 for financial statement purposes using the Black-Scholes model.

Item 27.

Exhibits

2.1

Share Exchange Agreement and Plan of Reorganization dated September 13, 1999 between Guideline Capital Corporation, Vitafort International Corporation and Hollywood Partners, Inc. (1)

2.2

Share Exchange Agreement And Plan Of Reorganization dated December 4, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

2.3

Amendment To Share Exchange Agreement And Plan Of Reorganization dated December 16, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

3.1

Restated And Amended Certificate Of Incorporation Of Guideline Capital Corporation as filed with the Delaware Secretary of State on September 20, 1999 (1)

3.2

Bylaws of Hollywood Partners.Com Inc. (1)

3.3

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 3, 2002 (6)

3.4

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 6, 2002 (6)

2.4

Certificate of Designation of Preferences, Rights and Limitations  of Universal Guardian Corporation Series ‘A’ Preferred Stock as filed with the Delaware Secretary of State on March 14, 2003 (6)

4.

Legal opinion by John M. Woodbury, Jr. (7)

5.1

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan As Adopted April 21, 2003 (4)

5.2

Hollywood Partners.com 2002 Stock Compensation Program (consisting of the Hollywood Partners.com, Inc. 2002 Non-Qualified Stock Option Plan, the Hollywood Partners.com, Inc. 2002 Restricted Share Plan, the Hollywood Partners.com, Inc. 2002 Employee Stock Purchase Plan, the Hollywood Partners Inc. Stock Appreciation Rights Plan, and the Hollywood Partners.com, Inc. 2002 Other Stock Rights Plan (2)

5.3

Form of Hollywood Partners.com, Inc. Common Share Purchase Warrant generally issued to investors or consultants (6)

5.4

Form of Hollywood Partners.com, Inc. Common Share Purchase Option generally issued to employees or consultants (6)

5.5

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Whelan (6)

5.6

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Meyer (6)

5.7

Common Stock Purchase Warrant dated June 1, 2003 issued to Camden Securities, Inc. (6)

5.8

Common Stock Purchase Warrant dated July 1, 2003 issued to Stern & Co. (6)

5.9

Common Stock Purchase Warrant dated July 3, 2003 issued to Michael H. Weiss (6)

5.10

Common Stock Purchase Warrant dated December 2, 2003 issued to Shai Z. Stern. (7)

5.11

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated December 22, 2003 granted to Michael J. Skellern **

5.12

Universal Guardian Holdings, Inc. Director Option Certificate dated December 22, 2003 granted to Dennis M. Cole **

5.13

Universal Guardian Holdings, Inc. Director Option Certificate dated December 22, 2003 granted to Mel R. Brashears **

5.14

Universal Guardian Holdings, Inc. Advisor Option Certificate dated January 22, 2004 granted to William Glanton **

5.15

Universal Guardian Holdings, Inc. Advisor Option Certificate dated January 22, 2004 granted to Richard Clarke **

5.16

Universal Guardian Holdings, Inc. Advisor Option Certificate dated January 22, 2004 granted to Roger Cressey **

5.17

Universal Guardian Holdings, Inc. Advisor Option Certificate dated January 22, 2004 granted to John Admire**

5.18

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated February 1, 2004 granted to Dennis M. Cole **

5.19

Universal Guardian Holdings, Inc. Consultant Option Certificate dated March 25, 2004 granted to William C. Lowe **

5.20

Shield Defense International Option Certificate dated May 1, 2004 granted to Kurt Schaerer **

5.21

Secure Risks Ltd. Executive Officer Option Certificate dated June 1, 2004 granted to Michael J. Stannard **

5.22

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated June 15, 2004 granted to Marian J. Barcikowski **

5.23

Secure Risks Ltd. Executive Officer Option Certificate dated July 2, 2004 granted to Bruce Braes **

5.24

Secure Risks Ltd. Executive Officer Option Certificate dated July 2, 2004 granted to John Chase **

5.25

Secure Risks Ltd. Executive Officer Option Certificate dated August 1, 2004 granted to William Glanton **

5.26

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated September 8, 2004 granted to Michael J. Skellern **

5.27

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated September 8, 2004 granted to Michael J. Skellern **

5.28

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to Dennis M. Cole **

5.29

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to Dennis M. Cole **

5.30

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to Mel R. Brashears **

5.31

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to Mel R. Brashears **

5.32

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to William C. Lowe **

5.33

Universal Guardian Holdings, Inc. Director Option Certificate dated September 8, 2004 granted to William C. Lowe **

5.34

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated September 8, 2004 granted to Marian J. Barcikowski **

5.35

Universal Guardian Holdings, Inc. Executive Officer Option Certificate dated September 8, 2004 granted to Mark V. Asdourian **

5.36

Secure Risks Ltd. Director Option Certificate dated January 1, 2005 granted to Michael J. Stannard **

5.37

Form of Common Stock Purchase Agreement for each of Michael and Dominique Appleby for Private Placement Closing on February 6, 2004 (6)

5.38

Form of Common Stock Purchase Warrant for each of Michael and Dominique Appleby for Private Placement closing on February 6, 2004 (6)

5.39

Common Stock Purchase Agreement dated May 25, 2004 between Universal Guardian Holdings, Inc. and Absolute Return Europe Fund (8)

5.40

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.41

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.42

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. *

5.43

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. *

5.44

Common Stock Purchase Agreement dated January 4, 2005 between Universal Guardian Holdings, Inc. and Michael H. Weiss *

5.45

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 4, 2005 issued to Michael H. Weiss *

5.46

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Hunter World Markets, Inc. *

5.47

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to The Hunter Fund Ltd.  *

5.48

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to The Hunter Fund Ltd.  *

5.49

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to IKZA Holding Corp.  *

5.50

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to IKZA Holding Corp.  *

5.51

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to Loman International SA *

5.52

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Loman International SA *

5.53

Subscription Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC *

5.54

Registration Rights Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC *

5.55

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd.  *

5.56

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd.  *

5.57

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP *

5.58

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP *

5.59

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC *

5.60

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC *

10.1

Letter of Intent dated August 15, 2002 between DYDX Group of Funds, LLC and Universal Guardian Corporation (6)

10.2

Promissory Note dated September 4, 2002 by Universal Guardian Corporation to Pacific International, Inc. in the principal amount of $180,000 (6)

10.3

Exclusive License dated December 19, 2002 between Universal Guardian Corporation and United States of America as represented by the Secretary of the Navy (7).

10.4

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Sotiris Emmanouil, and DYDX Group of Funds, LLC (6)

10.5

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Michael Drescher, and DYDX Group of Funds, LLC (6)

10.6

Waiver letter dated April 14, 2003 from DYDX Group of Funds, LLC to Universal Guardian Holdings, Inc. (6)

10.7

Termination Agreement dated May 1, 2003 between DYDX Group of Funds, LLC, and Universal Guardian Holdings, Inc. (7)

10.8

Consulting Agreement dated October 9, 2003 between Universal Guardian Corporation and Del Kintner (6)

10.9

Agreement For Strategic Alliance dated January 13, 2004 between Shield Defense Technologies, Inc. and Information And Infrastructure Technologies, Inc. (6)

10.10

Employment Agreement dated February 1, 2004 between Shield Defense Corporation and Dennis M Cole (6)

10.11

Agreement And Plan Of Share Exchange dated February 9, 2004 between Universal Guardian Holdings, Inc. and Emerging Concepts, Inc. (6)

10.12

Agreement And Plan Of Share Exchange dated June 28, 2004 between Universal Guardian Holdings, Inc., Secure Risks Ltd., and shareholders of Strategic Security Solutions International Ltd. (9)

10.13

Employment Agreement dated June 1, 2004 between Secure Risks Ltd. and Michael J. Stannard *

10.14

Employment Agreement dated June 15, 2004 between Universal Guardian Holdings. Inc. and Marian Barcikowski *

10.15

Service Agreement dated June 16, 2004 between Secure Risks Ltd. and John Chase *

10.16

Service Agreement dated June 17, 2004 between Secure Risks Ltd. and Bruce M. Braes *

10.17

Employment Agreement dated August 1, 2004 between Secure Risks Ltd. and William M. Glanton *

10.18

Executive Employment Agreement dated October 1, 2002 between Universal Guardian Holdings, Inc. and Michael J. Skellern *

10.19

Agreement for Consultancy Services dated July 27, 2004 between Secure Risks Ltd. and International Relief And Development, Inc. *

10.20

Consulting Agreement dated December 1, 2004 between Universal Guardian Holdings, Inc. and William C. Lowe *

10.21

Placement Agent Agreement dated January 12, 2005 between Universal Guardian Holdings, Inc. and Hunter World Markets, Inc. *

10.22

Office Space Lease effective June 15, 2004 between The Irvine Company, as lessor, and Universal Guardian Holdings, Inc., as lessee *

10.23

Lease dated May 1, 2004 between LexLawn Associates Limited Directors Pension Scheme, as lessor, and its Strategic Security Solutions International Ltd, as lessee *

21

List of subsidiaries *

23

Consent of Independent Auditors (Stonefield Josephson, Inc.) *

24

Powers of Attorney (10)

*

Filed herewith

**

To be filed at a future date

(1)

Previously filed as an exhibit to our report on form 8-K filed with the SEC on September 29, 1999

(2)

Previously filed as an exhibit to our information statement on form 14C filed with the SEC on November 7, 2002

(3)

Previously filed as an exhibit to our report on form 8-K filed with the SEC on January 15, 2003

(4)

Previously filed as an exhibit to our registration statement on form S-8 filed with the SEC on April 25, 2003

(5)

Previously filed as an exhibit to our report on form 8-K filed with the SEC on February 11, 2004

(6)

Previously filed as an exhibit to our report of form 10-KSB for the year ended December 31, 2003 filed with the SEC on April 14, 2004

(7)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on April 26, 2004

(8)

Previously filed as an exhibit to our report on form 8-K filed with the SEC on July 2, 2004

(9)

Previously filed as an exhibit to our report on form 8-K filed with the SEC on July 15, 2004

(10)

Included on signature page of this registration statement.

Item. 28

Undertakings.

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

(iii)

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on February 11, 2005.

UNIVERSAL GUARDIAN HOLDINGS, INC.
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)
By:	/s/ Marian J. Barcikowski
Marian J. Barcikowski Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Michael J. Skellern and Marian J. Barcikowski, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form SB-2 with respect to Universal Guardian Holdings, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ Michael J. Skellern	President, Chief Executive Officer, Chief Financial Officer and Chairman (principal executive officer)	February 11, 2005
Michael J. Skellern
By:	/s/ Dennis M. Cole	Director	February 11, 2005
Dennis M. Cole
By:	/s/ Mel R. Brashears	Director	February 11, 2005
Mel R. Brashears
By:	/s/ William C. Lowe	Director	February 11, 2005
William C. Lowe
By:	/s/ William C. Lowe	Director	February 1, 2005
William C. Lowe